                                            FILED PURSUANT TO RULE NO. 424(b)(4)
                                            REGISTRATION NO. 333-46547


PROSPECTUS
MARCH 20, 1998
                                 $100,000,000

                                    [LOGO]

                                  MAY & SPEH
                 5 1/4% Convertible Subordinated Notes due 2003
   The 5 1/4% Convertible Subordinated Notes due 2003 (the "Notes") will be convertible at the option of the holder into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), at any time prior to maturity, unless previously redeemed or repurchased, at a conversion price
(the "Conversion Price") of $15.91 per share (equivalent to a conversion rate of 62.8535 shares per $1,000 principal amount of Notes), subject to adjustment in certain events. Interest on the Notes is payable semi-annually on April 1 and October 1 of each year, commencing on October 1, 1998. On March 19, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market (where it trades under the symbol "SPEH") was $12 5/8 per share.
  The Notes are redeemable, in whole or in part, at the option of the Company, at any time on or after April 3, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. The
Company will be required to offer to purchase the Notes upon a Change in Control (as defined), at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.
  The Notes are general, unsecured obligations of the Company, subordinated in right of payment to all current and future Senior Indebtedness (as defined) of the Company. In addition, the Notes will be structurally subordinated to all current and future liabilities (including trade payables) of the Company's subsidiaries. At December 31, 1997, as adjusted to give effect to the issuance and sale of the Notes and the application of the estimated net proceeds therefrom, approximately $26.0 million of outstanding indebtedness of the Company would have constituted Senior Indebtedness, and the Company's subsidiary had no outstanding obligations. The Company's existing revolving credit facility (the "Existing Credit Facility") provides for borrowings of up to $2.0 million. No amounts were outstanding under the Existing Credit
Facility as of December 31, 1997. In addition, the Company is negotiating with a group of banks for a new revolving credit facility (the "New Credit Facility") which is expected to provide for borrowings of up to $100.0 million. Indebtedness under the Existing Credit Facility and the New Credit Facility would be Senior Indebtedness. The Indenture (as defined) will not restrict the incurrence of Senior Indebtedness or other indebtedness by the Company and its subsidiaries. See "Description of Notes."
  The Notes offered hereby have been approved for trading on the Nasdaq SmallCap Market under the symbol "SPEHG."
  Concurrently with this offering of Notes (the "Note Offering"), certain selling stockholders (the "Selling Stockholders") of the Company are offering 4,000,000 shares of Common Stock pursuant to a separate Prospectus (the
"Common Stock Offering"). In addition, certain Selling Stockholders will sell up to 275,000 shares of Common Stock and the Company will sell up to 325,000 shares of Common Stock in the Common Stock Offering if and to the extent the underwriters' over-allotment option is exercised. The Company will not receive any of the net proceeds from the sale of the Common Stock by the Selling Stockholders. Consummation of the Note Offering is not a condition to consummation of the Common Stock Offering, and consummation of the Common
Stock Offering is not a condition to consummation of the Note Offering.
  See "Risk Factors" beginning on page 9 for a discussion of certain information that should be considered by prospective investors.
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
     PASSED  UPON  THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

                                            PRICE      UNDERWRITING   PROCEEDS
                                            TO THE    DISCOUNTS AND    TO THE
                                          PUBLIC(1)   COMMISSIONS(2) COMPANY(3)
--------------------------------------------------------------------------------
Per Note................................   100.00%        3.25%        96.75%
Total(4)................................ $100,000,000   $3,250,000   $96,750,000

--------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from the date of issuance.
(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before deducting expenses payable by the Company estimated at $434,000.
(4) The Company has granted to the Underwriters an option exercisable within 30 days after the date of this Prospectus to purchase up to an additional $15,000,000 aggregate principal amount of Notes on the same terms as set forth above, at the Price to the Public, less the Underwriting Discounts and Commissions, solely for the purpose of covering over-allotments, if any. If such option is exercised in full, the total Price to the Public, Underwriting Discounts and Commissions and Proceeds to the Company will be $115,000,000, $3,737,500, and $111,262,500, respectively. See
    "Underwriting."
  The Notes are being offered by the several Underwriters when, as and if delivered to and accepted by them, subject to certain conditions, including their rights to withdraw, cancel or reject orders in whole or in part. It is expected that delivery of the Notes will be made in New York, New York, on or about March 25, 1998, in book-entry form through the facilities of The Depository Trust Company against payment therefor in immediately available funds.
DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION
                     MERRILL LYNCH & CO.
                                  ABN AMRO INCORPORATED
                                                       PAINEWEBBER INCORPORATED

The inside front cover contains a collage of five photographs depicting various facilities and operations of the Company as follows:

Top left--a photograph of a May & Speh systems programmer

Top right--a photograph of a Company employee and telecommunications equipment

Bottom right--a photograph of two personal computers showing screens used in the Company's direct marketing services operations

Bottom left--a photograph of the Company's computer operations command center and employees

Middle left--a photograph of a computer circuit board






  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE NOTES AND THE COMMON STOCK OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE THE NOTES ON THE NASDAQ SMALLCAP MARKET, OR SHARES OF COMMON STOCK ON THE NASDAQ NATIONAL MARKET, OR OTHERWISE. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information, including the Selected Financial, Operating and Other Data and the Company's Consolidated Financial Statements and Notes thereto, included or incorporated by reference in this Prospectus. Except as otherwise specified, all information in this Prospectus has been adjusted to reflect a 12-for-1 split of the Common Stock effected in December 1995, assumes that the Underwriters do not exercise the over-allotment option described under the caption "Underwriting" and, to the extent the Common Stock Offering is described herein, further assumes no exercise of the underwriters' over-allotment option in the Common Stock Offering. Diluted earnings per share have been presented for all periods, unless otherwise specified. The terms "Company" and "May & Speh" refer to May & Speh, Inc. and its subsidiary, unless otherwise indicated or the context requires otherwise.

                                  THE COMPANY

  May & Speh provides computer-based information management services with a focus on direct marketing and information technology ("IT") outsourcing services. The Company's direct marketing services help companies execute more profitable direct marketing and customer management programs. Services include strategic analysis and strategy management; systems consulting; custom data warehouse and datamart design, build, implementation and management; statistical (predictive) modeling and analysis; and list processing. May & Speh's IT outsourcing services support multi-platform processing and network management for clients seeking to outsource their IT operations. The Company's direct marketing and IT outsourcing services are synergistic and allow the Company to leverage its investment in technical personnel and its state-of-the-art data processing facilities, as well as its core competencies in customized software systems development, large database management, high speed data processing and data center management. May & Speh's open architecture and multiple platform data facilities provide its clients with superior processing flexibility and speed.

  Direct marketing enables the delivery of a customized message to a defined audience and the measurement of the response to that message. The use of direct marketing by businesses has increased significantly in recent years, as has spending in support of direct marketing activities. Industry sources estimate that United States expenditures for information and database services in connection with direct marketing activities were approximately $17.0 billion in 1996, and that such expenditures are growing at an annual rate of 15% to 20%. During the past few years, IT outsourcing has become increasingly recognized as a valuable option for many enterprises. Originally seen as a way of controlling costs, IT outsourcing is now viewed by many businesses as an integral component of their growth strategy by allowing companies to focus on their core competencies and strategic initiatives. According to G2 Research, Inc., total expenditures for IT outsourcing services in the United States were approximately $32.7 billion in 1996, and such expenditures are projected to grow at an average annual rate of approximately 25.2% through 2001.

  Direct marketing services accounted for approximately 61.6% of the Company's net revenues for fiscal 1997. Through customized applications and Company-developed software tools, May & Speh transforms and enhances its clients' customer and transactional data from a raw and often disparate form into useful, actionable information. The Company is increasingly focused on developing integrated database management solutions, including marketing strategy development; prospect data and data enhancement services; database design and maintenance; data modeling, profiling and analysis; and ongoing strategic evaluation and planning. The Company's integrated solutions enable clients to access and analyze information collected across multiple client functions through decision support and campaign management tools. May & Speh currently targets companies that utilize direct marketing in the financial services, retail, consumer goods, insurance and high tech industries. The Company currently provides direct marketing services for approximately 180 clients including Green Tree Financial Corporation, Intel Corporation, Philips Electronics North America Corporation, Sears, Roebuck and Co. ("Sears") and Trans Union Corporation.

  IT outsourcing services accounted for approximately 38.4% of the Company's net revenues for fiscal 1997. By outsourcing their IT infrastructure, May & Speh's clients increase their flexibility, tap the expertise of scarce, skilled IT professionals, liberate capital, and turn their fixed IT infrastructure costs into variable costs. May & Speh's IT outsourcing services allow clients to improve the speed of delivery and response while controlling their information processing costs and reducing their exposure to rapid changes in technology. Outsourcing contracts are typically multi-year arrangements, which provide a recurring revenue stream that helps May & Speh achieve stable and consistent growth. May & Speh continues to focus on the mid-sized IT outsourcing market, which includes clients such as American National Can Company ("American National Can"), CCC Information Services, Continental Grain Company, Heller Financial, Inc. and Sanwa Business Credit Corporation.

  Over the past five years, May & Speh has experienced significant growth in revenues and earnings per share and expansion of its operating margins. For the five fiscal years ended September 30, 1997, the Company's net revenues grew from $41.8 million to $92.5 million and earnings per share increased from $0.15 to $0.45. During this period, operating margins expanded from 17.9% to 22.1%. In 1997, the Company further strengthened its management team with the addition of Peter I. Mason as Chairman, President and Chief Executive Officer, and other senior management and Board members, each of whom has significant technology experience.

MAY & SPEH'S COMPETITIVE STRENGTHS

  The Company believes it has competitive strengths which have contributed to its growth and profitability. These include:

  Integrated Database Management Solutions. May & Speh offers integrated database management solutions focused on targeted industries. These integrated solutions include marketing strategy execution; prospect data and data enhancement services; database design and maintenance; on-line access and decision support tools; data modeling, profiling and analysis; and ongoing strategic evaluation and management. The Company believes that this approach is a competitive strength because it offers clients strategic direct marketing tools rather than generic data processing services, resulting in the Company's integrated database management solutions becoming integral to clients executing their marketing strategies.

  Focus on Targeted Industries. May & Speh's direct marketing services focus on clients in targeted industries including financial services, retail, consumer goods, insurance and high tech. The Company believes that as a result of its focus and experience in specific industries, its sales and technical personnel better understand the data processing needs, competitive dynamics and regulatory issues of its clients.

  Investment and Scale of its Client Service and Technical Infrastructure. May & Speh's direct marketing and IT outsourcing services continue to benefit from its investments in technical personnel and technology. The Company has a current staff of over 500 skilled IT and direct marketing services personnel, and maintains state-of-the-art data processing facilities. As a result of these investments, the Company has developed its client service and technical infrastructure to a significant scale, which enables the Company to develop and support mainframe, mid-range and network applications and platforms, accommodate growth and provide efficient and flexible services.

  Long-Term Client Relationships with Recurring Revenues. May & Speh's long-term client relationships provide the Company with recurring revenues. Over 50% of the Company's fiscal 1997 revenues were derived from clients who have used the Company's services for over three years. The Company's direct marketing revenues are typically recurring because its direct marketing services become an integral part of the clients' marketing programs and a portion of these revenues are derived through multi-year contracts. The Company's IT outsourcing revenues are typically recurring and generated through multi-year contracts.

  Significant Operating Flexibility. May & Speh's financial position provides the Company with significant operating flexibility. The Company has generated operating margins in excess of 20% in each of the last four fiscal years. These operating margins have enabled the Company to reinvest the cash generated from operations for strategic expenditures, including technology, skilled technical personnel and capital investments relating to new clients.

GROWTH STRATEGY

  May & Speh's strategy is to continue to grow its business by leveraging its competitive strengths. The principal components of May & Speh's growth strategy are:

  Offer Integrated Database Management Solutions. May & Speh continues to develop integrated database management solutions focused on targeted industries which are expected to continue to attract new clients with significant direct marketing budgets and increase revenues from existing clients. May & Speh's approach offers integrated solutions rather than general, disparate services and systems.

  Increase Penetration of Existing Targeted Industries and Target New Industries. Currently, May & Speh's direct marketing services target the financial services, retail, consumer goods, insurance and high tech industries. The Company believes these industries offer significant opportunity for direct marketing services, and continues to focus on attracting additional clients within these targeted industries. In addition, the Company believes that direct marketing is increasingly prevalent in the utilities, telecommunications, automotive and healthcare industries, and that such industries provide attractive near term opportunities for potential penetration.

  Extend IT Outsourcing Services. May & Speh continues to extend its IT outsourcing service offerings. In order to build upon and complement its traditional mainframe outsourcing services, the Company offers client/server outsourcing and network management services. The Company's strengthened IT outsourcing capabilities have resulted in the addition of new clients and contracts such as May & Speh's $41 million, five-year contract with American National Can. Under this agreement, American National Can is outsourcing its entire IT infrastructure to the Company including client/server, mainframe and network management services. The Company believes its broad range of IT outsourcing services and expertise will continue to attract new clients and expand relationships with current clients.

  Expand Sales Efforts. The Company plans to increase the number of new clients by expanding its sales efforts in both direct marketing and IT outsourcing. The direct marketing sales force is focused on increasing penetration within current targeted industries as well as penetrating new industries. In IT outsourcing services, the Company intends to continue focusing on United States-based companies with mid-level processing requirements. In addition, the Company plans to expand its sales presence in certain geographic areas for both direct marketing and IT outsourcing services.

  Pursue Strategic Acquisitions and Alliances. May & Speh will continue to explore strategic acquisitions and alliances for additional growth opportunities. The Company will seek to acquire or form alliances with companies that have services, technologies, industry specialties or personnel that would complement or extend those of the Company and facilitate the addition of new clients. For example, the Company recently agreed to form Energy Market Connect, LLC, a joint venture with Metzler & Associates, a leading provider of management consulting services to the energy industry. The Company believes this joint venture will provide a new sales channel and enable the Company to incorporate utilities industry expertise in its integrated database management solutions for the utilities industry. In May 1997, the Company also formed a strategic alliance with Trans Union Corporation, the nation's leading credit reporting company. The alliance will combine May & Speh's expertise in creating custom and generic models with Trans Union Corporation's data management capabilities.

  The Company's executive offices are located at 1501 Opus Place, Downers Grove, Illinois 60515, and its telephone number at that address is (630) 964-1501.

                               THE NOTE OFFERING

Securities Offered............ $100,000,000 principal amount of 5 1/4%
                               Convertible Subordinated Notes due 2003.

Maturity...................... April 1, 2003, unless previously redeemed, repurchased or converted.

Interest Payment Dates........ April 1 and October 1, commencing October 1,
                               1998.

Conversion Rights............. The Notes are convertible at the option of the holder into shares of Common Stock at any time prior to maturity, unless previously redeemed or repurchased, at a conversion price of $15.91 per share, subject to adjustment under certain circumstances as described herein. Accordingly, each $1,000 principal amount of Notes is convertible into 62.8535 shares of Common Stock, subject to adjustment, initially for an aggregate of 6,285,350 shares.

Optional Redemption........... The Notes are redeemable, in whole or in part, at the option of the Company at any time on or after April 3, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control............. Upon a Change of Control, the Company will be required to offer to purchase the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

Subordination................. The Notes will be general, unsecured obliga-
                               tions of the Company subordinated in right of payment to all existing and future Senior In-debtedness of the Company and will be structur-ally subordinated to all liabilities (including trade payables) of the Company's subsidiaries. At December 31, 1997, as adjusted to give ef-fect to the issuance and sale of the Notes and the application of the estimated net proceeds therefrom, approximately $26.0 million of out-standing indebtedness of the Company would have constituted Senior Indebtedness, and the Company's subsidiary had no outstanding obliga-tions. The Existing Credit Facility provides for borrowings of up to $2.0 million. No amounts were outstanding under the Existing Credit Facility as of December 31, 1997. In ad-dition, the Company is negotiating with a group of banks for the New Credit Facility which is expected to provide for borrowings of up to $60.0 million. Indebtedness under the Existing Credit Facility and the New Credit Facility would be Senior Indebtedness. The Indenture will not restrict the incurrence of Senior In-debtedness or other indebtedness by the Company and its subsidiaries.

Use of Proceeds............... The Company intends to use approximately $10.0 million of the estimated net proceeds to repay the Company's entire indebtedness under a term loan. The remainder of the estimated net proceeds will be used for capital expenditures, working capital and other general corporate purposes. The Company also intends to use a portion of the estimated net proceeds for acquisitions. See "Use of Proceeds."

Listing....................... The Notes offered hereby have been approved for trading on the Nasdaq SmallCap Market under the symbol "SPEHG."

Common Stock Traded........... The Common Stock is traded on the Nasdaq
                               National Market under the symbol "SPEH."

Concurrent Offering........... Concurrently with the Note Offering, the Sell-
                               ing Stockholders are offering, pursuant to a separate Prospectus, 4,000,000 shares of Common Stock. In addition, certain Selling Stockhold-ers will sell up to 275,000 shares of Common Stock and the Company will sell up to 325,000 shares of Common Stock in the Common Stock Of-fering if and to the extent the underwriters' over-allotment option is exercised. The Company will not receive any of the net proceeds from the sale of the Common Stock by the Selling Stockholders. Consummation of the Note Offering is not a condition to consummation of the Com-mon Stock Offering, and consummation of the Common Stock Offering is not a condition to consummation of the Note Offering.

  For a description of the terms of the Notes, see "Description of Notes." For a description of the Common Stock, see "Description of Capital Stock."

                  SUMMARY FINANCIAL, OPERATING AND OTHER DATA

                                                                        THREE MONTHS ENDED
                             FISCAL YEARS ENDED SEPTEMBER 30,              DECEMBER 31,
                         ---------------------------------------------  ---------------------
                          1993     1994     1995    1996 (1)  1997 (1)  1996 (1)    1997 (1)
                          (IN THOUSANDS, EXCEPT PER SHARE DATA AND OPERATING AND OTHER DATA)
STATEMENT OF OPERATIONS
 DATA:
 Net revenues........... $41,792  $51,667  $61,641  $77,223   $92,457   $  21,229   $  26,351
 Restructuring costs
  (2)...................     --       --       --       --        --          --        4,700
 Operating income.......   7,479   11,024   13,872   17,025    20,463       4,090       1,592
 Interest expense.......   1,974    1,693    1,543    1,843     2,618         577         756
 Net income.............   3,406    5,838    7,861   10,224    11,716       2,367         656
 Diluted earnings per
  share................. $  0.15  $  0.26  $  0.38  $  0.43   $  0.45   $    0.09   $    0.02
 Weighted average shares
  outstanding, including
  common equivalents....  22,917   22,110   20,611   23,653    26,179      26,220      26,470
PRO FORMA DATA (3):
 Interest expense.......                                      $ 7,695   $   1,840   $   2,036
 Income (loss) from
  continuing operations
  (4)...................                                        8,569       1,584        (139)
 Diluted income (loss)
  from continuing
  operations per share
  (4)...................                                      $  0.33   $    0.06   $   (0.01)
OPERATING AND OTHER
 DATA:
 Operating margin (5)...    17.9%    21.3%    22.5%    22.0%     22.1%       19.3%        6.0%
 Number of employees at
  end of period.........     272      306      331      434       574                     579
 Ratio of earnings to
  fixed charges (6).....     2.6x     3.5x     3.8x     3.9x      3.9x        3.5x        1.6x

                                                     DECEMBER 31, 1997
                                           -------------------------------------
                                                                     AS FURTHER
                                            ACTUAL  AS ADJUSTED (7) ADJUSTED (8)
                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
 Cash and marketable securities........... $ 15,920    $101,056       $101,056
 Working capital..........................   46,736     133,120        133,825
 Total assets.............................  148,632     237,900        238,605
 Current maturities of long-term debt.....    5,868       5,068          5,068
 Long-term debt...........................   30,151     120,951        120,951
 Total stockholders' equity...............   92,845      92,112         92,817

--------------------
(1) Includes the results of operations of GIS Information Systems, Inc., effective July 1, 1996.
(2) Represents the present value of payments under existing contracts with prior members of management. Excluding this one-time charge, operating income and net income for the three months ended December 31, 1997 would have increased by $4,700,000 and $2,913,000, respectively.
(3) Pro forma information for the fiscal year ended September 30, 1997 gives effect to the sale of the Notes and the use of the estimated net proceeds therefrom as if these transactions had occurred on October 1, 1996. Pro forma information for the three months ended December 31, 1996 and 1997 gives effect to the sale of the Notes and the use of the estimated net proceeds therefrom as if these transactions had occurred on October 1, 1996 and 1997, respectively. See "Use of Proceeds."
(4) Does not include an assumed extraordinary loss of $0.7 million (after-tax) relating to the early extinguishment of debt.
(5) Operating margin represents operating income expressed as a percentage of net revenues.
(6) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness and one-third of rental expense, which represents an appropriate interest factor of rental expense.

(7) Gives effect to the Note Offering and the use of the estimated net proceeds therefrom as if such transactions had occurred on December 31, 1997.
(8) Gives effect to the Common Stock Offering and the exercise by a Selling Stockholder of options to purchase 176,000 shares of Common Stock at a weighted average exercise price of $2.08 per share, as if such transactions had occurred on December 31, 1997.

                                 RISK FACTORS

  In addition to the other information contained or incorporated by reference in this Prospectus, prospective investors should consider carefully the following factors relating to the business of the Company and the sale of the Notes before acquiring any of the Notes offered hereby.

ABILITY TO CONTINUE GROWTH; MANAGEMENT OF GROWTH

  The Company has experienced significant growth over the last several years. For the five fiscal years ended September 30, 1997, the Company's net revenues grew from $41.8 million to $92.5 million, operating margins increased from 17.9% to 22.1% and net income increased from $3.4 million to $11.7 million. While the Company's strategy contemplates continued growth of its business, there can be no assurances that the Company will be able to sustain its recent growth. In addition, such growth has placed significant demands on the Company's management, other employees, operations and physical resources. There can be no assurances that, if the Company continues to grow, management will be effective in attracting and retaining additional qualified personnel, expanding the Company's physical facilities, integrating acquired businesses and otherwise managing growth. Any failure to effectively manage growth could have a material adverse effect on the Company's business, operating results or financial condition. See "--Acquisitions and Alliances," "--Dependence on Personnel; Scarcity of Trained Technical Personnel," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

INTENSE COMPETITION

  The information management services industry is extremely competitive, and the Company faces intense competition in all of its customer markets. The Company may also encounter new entrants, including well-capitalized information services companies and other companies, as the markets for May & Speh's services develop. Many of the Company's competitors have more extensive financial, technical, marketing and other resources than the Company and may have a greater ability to obtain client contracts where sizable up-front asset purchases or investments are required and to respond more quickly than the Company to new or emerging technologies and other competitive pressures. There can be no assurances that the Company will be able to compete successfully against its present or future competitors or that competitive pressures will not have a material adverse effect on the Company's business, operating results or financial condition. See "--Rapid Technological Change," "Business--Market Overview" and "--Competition."

VARIABILITY OF QUARTERLY OPERATING RESULTS

  The Company's net revenues, cash flows and operating results are subject to significant variation between quarters. A significant portion of the Company's quarterly revenues is derived from new projects for direct marketing services and new contracts for IT outsourcing services, the timing of which is subject to a variety of factors, such as client marketing budgets and modifications in client strategies, outside the Company's control. The variability in revenues, combined with the relatively fixed cost nature of the Company's business, can have a substantial impact on the Company's quarterly results of operations. Additionally, the Company periodically incurs cost increases due to both hiring of new employees and computer capacity upgrades in anticipation of future revenue growth. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Quarterly Comparisons."

RISKS ASSOCIATED WITH LEVERAGE

  At December 31, 1997, on a pro forma basis after giving effect to the Note Offering and the use of the estimated net proceeds therefrom and the Common Stock Offering (assuming the exercise by a Selling Stockholder of options to purchase 176,000 shares of Common Stock with a weighted average exercise price of $2.08 per share), the Company would have had (i) total long-term indebtedness of $121.0 million, of which $100.0 million would be represented by the Notes, (ii) stockholders' equity of $92.8 million and (iii) available borrowing capacity of approximately $2.0 million (subject to customary borrowing conditions) under the

Existing Credit Facility. See "Capitalization." In addition, the Company is negotiating with a group of banks for the New Credit Facility which is expected to provide for borrowings of up to $60.0 million. Furthermore, the Indenture will not restrict the incurrence of additional indebtedness by the Company or its subsidiaries. The degree to which the Company is leveraged could have important consequences to holders of the Notes, including: (i) the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements, acquisitions or other purposes may be limited; (ii) a substantial portion of the Company's cash flows from operations must be dedicated to the payment of the principal of and interest on its indebtedness and will not be available for other purposes; (iii) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to, changes in its business or in economic conditions; and (iv) the Company's level of indebtedness will make it more vulnerable in the event of a downturn in its business.

  The Company's ability to pay interest and principal on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control, as well as the availability of revolving credit borrowings under the Company's credit facilities. The Company anticipates that net cash provided by its operating activities, together with the balance of the estimated net proceeds from the sale of the Notes and funds available under the Existing Credit Facility, will be sufficient to meet its operating expenses, and working capital, capital expenditures and debt service requirements, through at least fiscal 1999. However, if the Company is unable to service its debt, it will be forced to pursue one or more alternative strategies such as selling assets, curtailing any expansion, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on terms satisfactory to the Company, if at all.

ACQUISITIONS AND ALLIANCES

  A key element of the Company's growth strategy is to pursue strategic acquisitions of or alliances with companies that have services, products, technologies, industry specializations or technical personnel that extend or complement those of the Company. There is extensive competition for attractive candidates for acquisitions or alliances and there can be no assurances that the Company will be able to identify or reach mutually agreeable terms with such candidates. In addition, the Company's management has had limited experience in making acquisitions and entering into alliances, and there can be no assurance that any acquired business will be effectively integrated or that any acquired business or alliance will be profitable. A substantial portion of the Company's capital resources, including a portion of the estimated net proceeds of the Note Offering, could be used for acquisitions or alliances. In addition, the Company may require additional debt or equity financing for future acquisitions or alliances, which financing may not be available on terms satisfactory to the Company. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Growth Strategy."

RISK OF DATA CENTER FAILURE

  The Company's operations are dependent upon its ability to protect its data center against damage from fire, power loss, telecommunications failure, natural disaster or a similar event. A substantial portion of the Company's computer equipment and operations are located at its headquarters in Downers Grove, Illinois. While the Company maintains a disaster recovery plan with a vendor to provide alternative data processing sites in the event the Company experiences a natural disaster or other interruption at its data center, the Company could nonetheless be materially adversely affected by damage or failure that causes significant interruptions in the Company's operations. The Company's property and business interruption insurance may not be adequate to compensate the Company for all losses that may occur. See "Business-- Technological Resources and Facilities."

DEPENDENCE ON PERSONNEL; SCARCITY OF TRAINED TECHNICAL PERSONNEL

  The Company is highly dependent on the collective skills and efforts of its senior management team. Among these persons, the Company has employment agreements with Peter I. Mason, Eric M. Loughmiller, Michael J. Loeffler and Robert C. Early which include non-competition agreements with all of these individuals. The

Company does not have "key man" life insurance policies covering any of these individuals. As the Company's business has grown, the Company has found it difficult to hire the new employees needed, particularly trained technical personnel with database management services knowledge. Because of the recent emergence of the industry, only a limited number of such trained technical personnel are available for hire. Competition for qualified technical and other personnel is intense, and the Company periodically is required to pay premium wages to attract and retain personnel. There can be no assurance that the Company will be able to continue to hire and retain sufficient qualified management, technical, sales and other personnel necessary to conduct its operations successfully, particularly if the planned growth occurs. See "-- Ability to Continue Growth; Management of Growth," "Business--Employees" and "Management."

RELIANCE ON SIGNIFICANT CLIENTS; ABSENCE OF LONG-TERM CONTRACTS

  A significant portion of May & Speh's net revenues is derived from relatively few clients. Sears accounted for 17.6% and 18.9% of the Company's net revenues in fiscal 1996 and fiscal 1997, respectively. Collectively, the Company's 20 largest clients accounted for 63.6% and 58.9% of such revenues in such periods.

  The Company's revenues from many of its direct marketing clients are not derived from multi-year or long-term contracts. Continued revenues from such clients require ongoing sales efforts, and there is no assurance that the Company will continue to be successful in generating future sales. While the Company does have multi-year contracts with most of its IT outsourcing services clients and a growing number of direct marketing clients, such contracts usually include provisions for early termination by the client. In most cases, there are clauses that specify certain customer payments to the Company upon early termination. However, there can be no assurance that the Company will successfully collect such payments even when it is contractually entitled to receive them. Further, in a competitive situation, the Company may, as it has in the past, renegotiate prices and terms for an existing contract. Such situations can occur at any time and such re-negotiations generally result in an erosion of the Company's profitability. See "Business-- Clients."

GOVERNMENT REGULATION; PRIVACY ISSUES

  The direct marketing industry has recently been subject to increased legislative attention. In addition, consumers are growing increasingly aware of privacy issues related to direct marketing. In 1996, the Fair Credit Reporting Act ("FCRA") was amended to provide consumers with easier access to their credit reports and to facilitate the correction of errors in such reports. New regulations interpreting the amendments were issued by the Federal Trade Commission ("FTC") in 1997. Among other issues, the amendment and regulations also addressed the issue of "prescreening," a procedure utilized by many bankcard issuers and insurance companies in their direct marketing programs. This legislation regulates the use of credit reports in the preparation and generation of lists used by companies in offering credit. This law also provides for significant fines for misuse of credit reports. Although the Company believes its list processing activities for credit grantors are in compliance with the recent amendments to FCRA, due to its recent adoption, there is uncertainty as to its interpretation and application. Therefore, there can be no assurances that significant fines will not be levied against the Company or that this portion of its list processing services will not be adversely affected. In addition to the federal legislation, numerous bills are pending in various state legislatures. Such bills are intended to give consumers more control over how personal information is utilized in the marketplace. There can be no assurance that this legislation or additional federal or state consumer-oriented legislation will not significantly limit, or increase the costs of, the direct marketing activities of the Company's clients. Direct marketing services accounted for approximately 61.6% of the Company's net revenues in fiscal 1997. See "Business--Consumer Privacy and Legislative Issues."

INTELLECTUAL PROPERTY RIGHTS

  The Company's success depends in part upon its technological expertise and proprietary technologies. The Company relies upon its trade secret program and non-disclosure safeguards to protect its proprietary technologies. There can be no assurance that these steps will be adequate to deter misappropriation or infringement of its proprietary technologies. Further, given the rapid evolution of technology and uncertainties in intellectual property law, there can be no assurance that the Company's current or future products will not be determined to infringe proprietary rights of others. If such infringement occurs, the Company may not be able to obtain the requisite licenses or rights to use such technology upon reasonable terms, if at all. See "Business-- Intellectual Property Rights."

RAPID TECHNOLOGICAL CHANGE

  The market for the Company's services and products is characterized by rapidly changing technology and frequent new and enhanced service and product introductions. The Company believes that its future success will be highly dependent upon its ability to enhance existing products and services and to develop and introduce new products and services to respond to changing client needs. There can be no assurances that the Company can successfully identify, develop and bring new and enhanced services and products to market in a timely manner, that such services or products will be commercially successful or that services, products or technologies developed by others will not render the Company's services and products noncompetitive or obsolete. See "Business-- Services and Products" and "--Competition."

SUBORDINATION

  The Notes will be subordinated in right of payment to all existing and future Senior Indebtedness and will be structurally subordinated to all liabilities (including trade payables) of the Company's subsidiaries. The Indenture does not restrict the incurrence of Senior Indebtedness or other indebtedness by the Company or its subsidiaries. By reason of such subordination of the Notes, in the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of the Company or similar proceeding or upon a default in payment with respect to any indebtedness of the Company or an event of default with respect to such indebtedness resulting in the acceleration thereof, the assets of the Company will be available to pay the amounts due on the Notes only after all Senior Indebtedness has been paid in full. The Notes will rank pari passu with all other unsecured, subordinated obligations of the Company. See "Description of Notes--Subordination."

  At December 31, 1997, as adjusted to give effect to the issuance and sale of the Notes and the application of the estimated net proceeds therefrom, approximately $26.0 million of outstanding indebtedness of the Company would have constituted Senior Indebtedness, and the Company's subsidiary had no outstanding obligations. The Existing Credit Facility provides for borrowing of up to $2.0 million. No amounts were outstanding under the Existing Credit Facility as of December 31, 1997. In addition, the Company is negotiating with a group of banks for the New Credit Facility which is expected to provide for borrowings of up to $60.0 million. Indebtedness under the Existing Credit Facility and the New Credit Facility would be Senior Indebtedness. The Indenture will not restrict the incurrence of Senior Indebtedness or other indebtedness by the Company and its subsidiaries.

ABSENCE OF EXISTING MARKET FOR NOTES

  The Notes will constitute a new issue of securities with no established trading market. The Notes have been approved for listing on the Nasdaq SmallCap Market. No assurance can be given that an active trading market for the Notes will develop or, if such a market develops, as to the liquidity or sustainability of such market. If a trading market does not develop or is not maintained, holders of the Notes may experience difficulty in reselling the Notes or may be unable to sell them at all. If a market for the Notes develops, any such market may be discontinued at any time. If a public trading market for the Notes develops, future trading prices of the Notes will depend on many factors, including, among others things, prevailing interest rates, the Company's results of operations and financial condition, the market for similar securities and the price of the Common Stock. Depending on such factors, the Notes may trade at a discount from their initial public offering price.

LIMITATIONS ON REPURCHASE OF NOTES UPON CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, the Company will be required to offer to purchase the Notes. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price for all Notes tendered by holders thereof. In addition, the Company's repurchase of the Notes as a result of a Change of Control may be prohibited or limited by, or create an event of default under, the terms of the Existing Credit Facility and other agreements related to borrowings which the Company may enter into from time to time including, without limitation, the New Credit Facility. Failure of the Company to purchase tendered Notes would constitute an Event of Default under the Indenture. See "Description of Notes--Repurchase of Notes at the Option of the Holder Upon a Change of Control."

CONTROLLING INTEREST OF CERTAIN PERSONS

  The Company's executive officers and directors and their respective affiliates beneficially own approximately 25.2% of the outstanding Common Stock (14.7% if the Common Stock Offering is consummated), excluding shares allocated to the accounts of such persons under the Company's Employee Stock Ownership Plan (the "ESOP"). The ESOP owns approximately 31.6% of the outstanding Common Stock (25.6% if the Common Stock Offering is consummated), and employee participants, including certain executive officers and directors, exercise voting power over all of such shares. If such stockholders were to act in concert in the future, they likely would be able to continue to elect all of the Company's directors, determine the outcome of most corporate actions requiring stockholder approval and otherwise control the business affairs of the Company. Under the terms of an employment agreement with Peter
I. Mason, the Company has agreed to have Casey Cowell and Paul G. Yovovich serve as directors of the Company. Under the terms of an employment agreement with Lawrence J. Speh, the Company has agreed to nominate Mr. Speh as a director for so long as Mr. Speh owns at least 500,000 shares of Common Stock, and for so long as Mr. Speh is a director or nominee for director, Mr. Speh has agreed to vote all shares of Common Stock owned by him in favor of the Company's nominees. In addition, Mr. Mason has agreed to support the nomination and election to the Board of Albert J. Speh, Jr. See "Management," "Principal Stockholders" and "Description of Capital Stock--Delaware Law and Certain Corporate and Contractual Provisions."

ABSENCE OF FINANCIAL COVENANTS

  The Indenture will not contain any financial covenants or restrictions on the payment of dividends, the incurrence of indebtedness, including Senior Indebtedness, by the Company or the issuance or repurchase of securities by the Company. The Indenture will not contain any covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction that may adversely affect holders of the Notes except to the extent described under "Description of Notes--Repurchase of Notes at Option of the Holder Upon a Change of Control." The term "Change of Control" (as defined under the Indenture) is limited to certain specified transactions and may not include other events that may involve an actual change of control of the Company.

ANTI-TAKEOVER PROVISIONS

  The Company has a stockholder rights plan which may have the effect of delaying or preventing a change of control of the Company. Further, certain provisions of the Company's Certificate of Incorporation and By-laws, and certain provisions of the Delaware General Corporation Law, may make it difficult to change control of the Company and replace incumbent management. For example, the Company's Certificate of Incorporation provides for a staggered Board of Directors and permits the Board of Directors, without stockholder approval, to issue additional shares of Common Stock or establish one or more classes or series of Preferred Stock having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations that the Board of Directors establishes. The Company has entered into employment agreements with certain members of senior management that provide for substantial severance pay in the event of a change of control of the Company and the Company's 1994 Executive Stock Option Plan and 1995 Key Employee Stock Option Plan provide that unexercised options, whether vested or unvested, may be exercised in full upon a "change of control" as defined in such plans. See "Description of Capital Stock." Upon the occurrence of a Change of Control, the Company will be required to offer to purchase the Notes. This purchase feature may in certain circumstances have an anti-takeover effect. See "Description of Notes--Repurchase of Notes at the Option of the Holder Upon a Change of Control."

                  SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

  Information contained or incorporated by reference in this Prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), which can be identified by the use of forward-looking terminology such as "believes," "contemplates," "expects," "may," "will," "should," "would" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. Various factors, including certain risks and uncertainties described herein under "Risk Factors," could cause actual results to vary materially from the future results covered in such forward-looking statements.

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the Notes are estimated to be $96.3 million ($110.8 million if the Underwriters' over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use approximately $10.0 million of the estimated net proceeds to repay the Company's entire indebtedness under a term loan that bears interest at a rate of 8.5% per annum and matures in 2005. The Company also will use a portion of the estimated net proceeds for an assumed prepayment penalty of approximately $1.2 million ($0.7 million after-tax). The remainder of the estimated net proceeds will be used for capital expenditures, including the acquisition of computer and related equipment and expansion of facilities, working capital and other general corporate purposes. During calendar year 1998, the Company anticipates that it will use approximately $15.0 million of the estimated net proceeds for capital expenditures. The Company also intends to use a portion of the estimated net proceeds for acquisitions. From time to time, the Company evaluates potential acquisitions. However, the Company currently has no understandings, commitments or agreements with respect to such transactions. Pending such uses, the proceeds will be invested in marketable, investment-grade debt instruments of the U.S. Government or tax free municipal bonds.

                                CAPITALIZATION

  The following table sets forth the historical consolidated capitalization of the Company at December 31, 1997 (i) on an actual basis, (ii) as adjusted to give effect to the Note Offering and the application of the estimated net proceeds therefrom, and (iii) as further adjusted for the Common Stock Offering (assuming the exercise by a Selling Stockholder of options to purchase 176,000 shares of Common Stock at a weighted average exercise price of $2.08 per share). See "Use of Proceeds." This table should be read in conjunction with and is qualified by reference to the Company's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                  DECEMBER 31, 1997
                                           ----------------------------------
                                                                   AS FURTHER
                                            ACTUAL   AS ADJUSTED    ADJUSTED
                                                    (IN THOUSANDS)
Cash and marketable securities............ $ 15,920    $101,056     $101,056
                                           ========    ========     ========
Current maturities of long-term debt......    5,868       5,068        5,068
                                           --------    --------     --------
Long-term debt:
  Term loan...............................    9,200         --           --
  5 1/4% Convertible Subordinated Notes
   due 2003...............................      --      100,000      100,000
  Other debt..............................   20,951      20,951       20,951
                                           --------    --------     --------
    Total long-term debt..................   30,151     120,951      120,951
                                           --------    --------     --------
Stockholders' equity:
  Preferred stock, $0.01 par value,
   2,000,000 shares authorized; no shares
   issued.................................      --          --           --
  Common stock, $0.01 par value,
   50,000,000 shares authorized;
   25,219,854 shares issued and
   outstanding actual and as adjusted and
   25,395,854 as further adjusted.........      252         252          254
  Additional paid-in capital..............   48,737      48,737       49,440
  Retained earnings.......................   46,231      45,499(1)    45,499(1)
  Unearned ESOP compensation..............   (2,376)     (2,376)      (2,376)
                                           --------    --------     --------
    Total stockholders' equity............   92,844      92,112       92,817
                                           --------    --------     --------
      Total capitalization................ $128,863    $218,131     $218,836
                                           ========    ========     ========

---------------------
(1) Reflects a $0.7 million (after-tax) reduction in retained earnings due to an assumed prepayment penalty resulting from the early extinguishment of debt. See "Use of Proceeds."

                          PRICE RANGE OF COMMON STOCK

  The Common Stock of the Company has traded on the Nasdaq National Market under the symbol "SPEH" since March 26, 1996, the date of the Company's initial public offering of Common Stock. The following table sets forth for the fiscal periods indicated the range of high and low closing sales prices of the Common Stock as reported by The Nasdaq Stock Market.

                                                                HIGH      LOW
Fiscal year ended September 30, 1996:
  Second Quarter.............................................. $12     $10 15/16
  Third Quarter...............................................  16 1/2  10 7/8
  Fourth Quarter..............................................  21 1/2  13 3/4
Fiscal year ended September 30, 1997:
  First Quarter............................................... $19 7/8 $11 1/2
  Second Quarter..............................................  14       7 1/2
  Third Quarter...............................................  13 1/2   7 3/8
  Fourth Quarter..............................................  14 3/4  12
Fiscal year ending September 30, 1998:
  First Quarter............................................... $15 7/8 $11 1/4
  Second Quarter (through March 19)...........................  15 1/8  12

  On March 19, 1998, the last sale price of the Common Stock on the Nasdaq National Market was $12 5/8 per share. As of that date, there were 25,554,054 shares of Common Stock issued and outstanding, held by 105 stockholders of record.

                                DIVIDEND POLICY

  The Company currently intends to retain its earnings for future growth and, therefore, does not anticipate paying any cash dividends in the foreseeable future. The Company's credit agreements prohibit the Company from paying dividends and making other distributions on its Common Stock without the consent of its lenders. Any future payment of dividends will depend upon the Company's results of operations, financial condition, cash requirements and other factors deemed relevant by the Board of Directors.

                 SELECTED FINANCIAL, OPERATING AND OTHER DATA

  The following table sets forth selected financial, operating and other data of the Company for the five fiscal years ended September 30, 1997 and for the three months ended December 31, 1996 and 1997. The selected statement of operations data for the fiscal years ended September 30, 1995, 1996 and 1997 and the selected balance sheet data as of September 30, 1996 and 1997 have been derived from the Company's audited financial statements included elsewhere herein. The selected statement of operations data for the fiscal years ended September 30, 1993 and 1994 and the selected balance sheet data as of September 30, 1993, 1994 and 1995 have been derived from audited financial statements of the Company not included herein. The selected statement of operations data for the three months ended December 31, 1996 and 1997 and the selected balance sheet data as of December 31, 1997 have been derived from the unaudited financial statements of the Company. In the opinion of management of the Company, the unaudited financial statements have been prepared on the same basis as the Company's audited financial statements and include all adjustments, consisting only of normal recurring items, necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended December 31, 1997 are not necessarily indicative of the results to be expected for the entire fiscal year. This financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                                        THREE MONTHS
                                                                            ENDED
                             FISCAL YEARS ENDED SEPTEMBER 30,           DECEMBER 31,
                          -------------------------------------------  ----------------
                           1993     1994    1995(1)  1996(2)  1997(2)  1996(2)  1997(2)
                           (IN THOUSANDS, EXCEPT PER SHARE DATA AND OPERATING AND OTHER
                                                       DATA)
STATEMENT OF OPERATIONS
 DATA:
Net revenues............  $41,792  $51,667  $61,641  $77,223  $92,457  $21,229  $26,351
Operating expenses:
 Wages and benefits.....   14,709   18,624   20,984   23,950   30,437    7,143    8,949
 Services and supplies..    3,240    3,650    4,160    6,839    6,192    2,039    1,371
 Rents, leases and
  maintenance...........    9,848   11,156   13,878   18,064   20,137    4,637    5,251
 Depreciation and
  amortization..........      740      912    1,230    2,155    4,420      901    1,779
 Other operating
  expenses..............    3,667    4,034    5,106    6,814    8,433    1,824    2,115
 ESOP principal payments
  (3)...................    2,109    2,267    2,411    2,376    2,376      594      594
 Restructuring costs
  (4)...................      --       --       --       --       --       --     4,700
                          -------  -------  -------  -------  -------  -------  -------
   Total operating
    expenses............   34,313   40,643   47,769   60,198   71,995   17,138   24,759
                          -------  -------  -------  -------  -------  -------  -------
Operating income........    7,479   11,024   13,872   17,025   20,462    4,091    1,592
ESOP interest...........    1,208    1,022      864      611      403      124       69
Other expense (income),
 net....................      662      474      482      (84)   1,161      149      468
                          -------  -------  -------  -------  -------  -------  -------
Income before income
 taxes..................    5,609    9,528   12,526   16,498   18,898    3,818    1,055
Income taxes............    2,203    3,690    4,665    6,274    7,182    1,451      399
                          -------  -------  -------  -------  -------  -------  -------
Net income..............  $ 3,406  $ 5,838  $ 7,861  $10,224  $11,716  $ 2,367  $   656
                          =======  =======  =======  =======  =======  =======  =======
Basic earnings per share
 (5)....................  $  0.15  $  0.26  $  0.38  $  0.45  $  0.47  $  0.09  $  0.03
Weighted average shares
 outstanding (5)........   22,917   22,110   20,426   22,634   25,029   24,953   25,172
Diluted earnings per
 share (5)..............  $  0.15  $  0.26  $  0.38  $  0.43  $  0.45  $  0.09  $  0.02
Weighted average shares,
 including common
 equivalents (5)........   22,917   22,110   20,611   23,653   26,179   26,220   26,470
OPERATING AND OTHER
 DATA:
Operating margin (6)....     17.9%    21.3%    22.5%    22.0%    22.1%    19.3%     6.0%
Number of employees at
 end of period..........      272      306      331      434      574               579
Processing capacity
 (MIPS) at end of
 period.................      168      198      500    1,329    5,995
Ratio of earnings to
 fixed charges (7)......      2.6x     3.5x     3.8x     3.9x     3.9x     3.5x     1.6x

                                       SEPTEMBER 30,
                         ----------------------------------------- DECEMBER 31,
                          1993    1994    1995     1996     1997       1997
                                             (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and marketable
 securities............. $ 4,881 $ 4,459 $ 8,602 $ 30,732 $ 22,305   $ 15,920
Working capital.........  10,840  12,091  16,519   46,149   47,040     46,736
Total assets............  29,971  33,978  46,804  115,218  148,796    148,632
Current maturities of
 long-term debt.........   2,724   3,035   3,359    5,330    5,811      5,868
Long-term debt..........  17,697  15,051  16,860   22,251   31,546     30,151
Total stockholders'
 equity.................   3,989   8,701  17,644   75,731   91,135     92,845

-------------------
(1) In fiscal 1995, the Company paid a special dividend of $2.5 million. The principal purpose of the dividend was to permit the ESOP to prepay without penalty a portion of its outstanding loan balance.
(2) Includes the results of operations of GIS Information Systems, Inc., effective July 1, 1996.
(3) Represents tax deductible contributions to the Company's ESOP which are used to service principal payments on the related ESOP loan.
(4) Represents the present value of payments under existing contracts with prior members of management. Excluding this one-time charge, operating income and net income would have increased by $4,700,000 and $2,913,000, respectively.
(5) Reflects 12-for-1 stock split in December 1995.
(6) Operating margin represents operating income expressed as a percentage of net revenues.
(7) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness and one-third of all rental expense, which represents an appropriate interest factor of rental expense.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  May & Speh celebrated its 50th anniversary as a provider of information technology services in 1997. May & Speh provides computer-based information management services with a focus on direct marketing and IT outsourcing services. The Company's direct marketing services help companies execute more profitable direct marketing and customer management programs. Services include strategic analysis and strategy management; systems consulting; custom data warehouse and datamart design, build, implementation and management; statistical (predictive) modeling and analysis; and list processing. May & Speh's IT outsourcing services support multi-platform processing and network management for clients seeking to outsource their IT operations, thereby liberating capital and redirecting their focus to more strategic IT initiatives.

  May & Speh has experienced strong growth in revenues and earnings per share over the last five years. For the five fiscal years ended September 30, 1997, the Company's net revenues grew from $41.8 million to $92.5 million and earnings per share increased from $0.15 to $0.45. During this period, operating margins increased from 17.9% to 22.1%, reflecting achievement of certain economies of scale. The Company has invested in human resources, facilities and technology at rates consistent with growth in revenues over this period. The number of employees has increased from 272 at September 30, 1993 to 574 at September 30, 1997, reflecting the addition of new technical, sales and marketing and administrative personnel to support the Company's overall growth. In addition, the Company's ESOP principal payments, which have remained relatively constant in dollar terms, have declined as a percentage of net revenues to 2.6% for fiscal 1997 from 5.0% in fiscal 1993.

  In fiscal 1997, approximately 61.6% of the Company's net revenues were from direct marketing services. Revenues from the Company's existing direct marketing clients are typically recurring in nature, although many of the Company's direct marketing clients are not under long-term contracts. IT outsourcing services provided approximately 38.4% of net revenues and are typically performed under multi-year contracts. May & Speh's direct marketing and IT outsourcing services are synergistic and leverage the Company's investment in its technical personnel and state-of-the-art data facilities. Investments required to provide services to new clients are typically spread across multiple contracts. This approach reduces the Company's investment risk and allows for economies of scale.

  The Company regularly evaluates whether to lease or buy its computer equipment. An environment of rapidly changing technology and cost efficient financing arrangements has resulted in the Company leasing a significant amount of its computer equipment under three to ten year leases. Generally, the Company's computer leases with terms in excess of five years are classified as capital leases.

  As of December 31, 1997, the Company had more than 300 clients. The Company's 20 largest clients accounted for approximately 58.9% of the Company's net revenues in fiscal 1997. Sears represented 18.9% of the fiscal 1997 net revenues. The Company's net revenues for fiscal 1996 and 1997 were concentrated in the following industries:

                                                                       1996  1997
                                                                       ----  ----
      Direct Marketing:
        Financial and banking.........................................  27%   23%
        Retail........................................................  19    18
        Consumer goods................................................  10     8
        Insurance.....................................................   6     5
        Agency........................................................   5     5
        High tech and other...........................................   7     3
                                                                       ---   ---
        Total direct marketing........................................  74%   62%
                                                                       ===   ===
      Outsourcing (not industry specific).............................  26%   38%
                                                                       ===   ===

  In October 1988, the Company established the ESOP. At the time, the ESOP acquired 43.1% of the Company's Common Stock from certain stockholders and incurred a loan obligation of $22.5 million. As of March 2, 1998, the ESOP owned approximately 31.7% of the Company's outstanding Common Stock. The loan obligation is being repaid by the Company through annual tax deductible contributions and as of December 31, 1997, the loan obligation was $2.4 million. ESOP contributions are reflected in the Company's consolidated statements of operations as "ESOP principal payments" as an operating expense and as an interest expense.

  The Company recorded a one-time, pre-tax restructuring charge of approximately $4.7 million ($2.9 million after-tax) in the first quarter of fiscal 1998. This charge represents the present value of payments under existing contracts with prior members of management.

RESULTS OF OPERATIONS

  The following table sets forth, for the periods indicated, certain items derived from the Company's statements of operations as a percentage of revenues:

                                           FISCAL YEARS        THREE MONTHS
                                         ENDED SEPTEMBER           ENDED
                                               30,             DECEMBER 31,
                                        --------------------  -----------------
                                         1995   1996   1997   1996   1997
Net revenues:
  Direct marketing services............   78.6%  73.0%  61.6%  62.6%  58.6%
  Information technology outsourcing
   services............................   21.4   27.0   38.4   37.4   41.4
                                        ------  -----  -----  -----  -----
                                        100.0%  100.0% 100.0% 100.0% 100.0%
                                        ------  -----  -----  -----  -----
Operating expenses:
  Wages and benefits...................   34.0   31.0   32.9   33.7   34.0
  Services and supplies................    6.7    8.9    6.7    9.6    5.2
  Rents, leases and maintenance........   22.5   23.4   21.8   21.8   19.9
  Depreciation and amortization........    2.0    2.8    4.8    4.2    6.8
  Other operating expenses.............    8.3    8.8    9.1    8.6    8.0
  ESOP principal payments..............    3.9    3.1    2.6    2.8    2.3
  Restructuring costs..................    --     --     --     --    17.8
                                        ------  -----  -----  -----  -----
    Total operating expenses...........   77.4   78.0   77.9   80.7   94.0
                                        ------  -----  -----  -----  -----
Operating income.......................   22.6   22.0   22.1   19.3    6.0
Interest and other expenses............   (2.2)  (0.7)  (1.7)  (1.3)  (2.0)
                                        ------  -----  -----  -----  -----
Income before income taxes.............   20.4   21.3   20.4   18.0    4.0
Income taxes...........................   (7.6)  (8.1)  (7.8)  (6.8)  (1.5)
                                        ------  -----  -----  -----  -----
Net income.............................   12.8%  13.2%  12.6%  11.2%   2.5%
                                        ======  =====  =====  =====  =====

 THREE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO THREE MONTHS ENDED DECEMBER 31, 1996

  Net revenues increased to $26.4 million for the three months ended December 31, 1997 from $21.2 million for the three months ended December 31, 1996, an increase of 24%. The Company's direct marketing services revenues increased to $15.4 million for the three months ended December 31, 1997 compared to $13.3 million for the three months ended December 31, 1996, an increase of 16%. IT outsourcing services revenues increased to $10.9 million for the three months ended December 31, 1997 compared to $7.9 million for the three months ended December 31, 1996, an increase of 38%.

  Wages and benefits expenses increased to $8.9 million for the three months ended December 31, 1997 from $7.1 million for the three months ended December 31, 1996, an increase of 25%. The increased expenses reflect additional employees hired to continue the Company's expansion of business volume and the strengthening of its infrastructure.

  Services and supplies expenses decreased to $1.4 million for the three months ended December 31, 1997 from $2.0 million for the three months ended December 31, 1996, a decrease of 33%. This decrease reflects the reduction in cost for outside consultants as full-time employees were hired. Service and supplies generally consist of outsourced data entry services, general supplies, contract labor and costs related to the use of outside consultants.

  Rents, leases and maintenance expenses increased to $5.3 million for the three months ended December 31, 1997 from $4.6 million for the three months ended December 31, 1996, an increase of 13%. The increase was primarily due to leasing computers, computer peripheral hardware, additional software and additional facility rent to accommodate overall growth. A portion of this increase is due to the acquisition in fiscal 1997 of Credit Strategy Management, Inc. ("CSM"), now known as Strategic Decision Services ("SDS"), and its existing facility leases.

  Depreciation and amortization expenses increased to $1.8 million for the three months ended December 31, 1997 from $0.9 million for the three months ended December 31, 1996, an increase of 97%. The increase was primarily attributable to continued investment in technology including the purchase of the Hitachi Data System Skyline 21 mainframe computer during the third quarter of fiscal 1997. In addition, the Company recorded additional goodwill of $3.7 million in fiscal 1997 relating to the acquisition of CSM and incentive payments and estimated costs to be incurred in consolidating the operations of GIS Information Systems, Inc. ("GIS"), which the Company acquired during the fourth quarter of fiscal 1996, resulting in increased goodwill amortization.

  Other operating expenses increased to $2.1 million for the three months ended December 31, 1997 from $1.8 million for the three months ended December 31, 1996, an increase of 16%. The increase was primarily attributable to variable costs relating to several client contracts.

  Research and development costs representing primarily wages and benefits for information technology staff and reflected as such in the Company's financial statements increased to $1.0 million for the three months ended December 31, 1997 from $0.8 million for the three months ended December 31, 1996, an increase of 33%. The Company's research and development expenses relate primarily to new product development activities.

  Restructuring costs of $4.7 million ($2.9 million after-tax) for the three months ended December 31, 1997 represent a one-time charge equal to the present value of payments under existing contracts with prior members of management. Excluding this one-time charge, operating income and net income would have been approximately $6.3 million and $3.6 million, respectively.

  Income taxes decreased to $0.4 million for the three months ended December 31, 1997 from $1.5 million for the three months ended December 31, 1996. The Company's effective tax rate was 38% for the three months ended December 31, 1997 and 1996.

 FISCAL YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1996

  Net revenues increased to $92.5 million in fiscal 1997 from $77.2 million in fiscal 1996, an increase of 20%. Of this net increase, $13.7 million was attributable to new IT outsourcing services clients and $7.9 million to new direct marketing services clients. These increases were offset by a reduction in revenues of approximately $6.5 million from credit card issuing clients. The Company's direct marketing services revenues increased to $57.0 million for fiscal 1997 versus $56.4 million for fiscal 1996, an increase of 1%. The Company's IT outsourcing services revenues increased to $35.5 million for fiscal 1997 versus $20.8 million for fiscal 1996, an increase of 70%. Of this increase, $9.7 million is attributable to revenues from GIS, which was acquired effective July 1, 1996.

  Wages and benefits increased to $30.4 million for fiscal 1997 from $24.0 million for fiscal 1996, an increase of 27%. The increased expenses reflect the net addition of 140 employees as a result of the Company's continued expansion of business volume, the strengthening of its infrastructure, the 1996 acquisition of GIS, the 1997 acquisition of CSM, and the replacement of temporary labor with full-time employees during 1997.

  Services and supplies expenses decreased to $6.2 million for fiscal 1997 from $6.8 million for fiscal 1996, a decrease of 9%. This decrease reflects the reduction in cost for outside consultants as full-time employees were hired. Services and supplies generally consist of outsourced data entry services, general supplies, contract labor and costs related to the use of outside consultants.

  Rents, leases and maintenance expenses increased to $20.1 million for fiscal 1997 from $18.1 million for fiscal 1996, an increase of 11%. The increase was primarily due to leasing computers, computer peripheral hardware, additional software, and additional facility rent to house print operations and new employees. A portion of this increase was due to the acquisition of GIS and its existing computer, computer peripheral hardware, software and facility leases, and the acquisition of CSM and its existing facility leases.

  Depreciation and amortization expenses increased to $4.4 million for fiscal 1997 from $2.2 million for fiscal 1996, an increase of 105%. The increase was primarily attributable to continued investment in technology including the upgrade of the Company's mainframe computer and the conversion of the lease for the mainframe from an operating lease to a capital lease in the fourth quarter of fiscal 1996. The Company also purchased the Hitachi Data System Skyline 21 mainframe computer during the third quarter of fiscal 1997. In addition, the acquisitions of GIS in the fourth quarter of fiscal 1996 and CSM in the second quarter of fiscal 1997 created goodwill of approximately $21 million that is being amortized over 40 years.

  Other operating expenses increased to $8.4 million for fiscal 1997 from $6.8 million for fiscal 1996, an increase of 24%. The increase was primarily attributable to variable costs relating to several client contracts.

  Research and development costs representing primarily wages and benefits for information technology staff increased to $3.4 million for fiscal 1997 from $2.5 million for fiscal 1996, an increase of 38%.

  Income taxes increased to $7.2 million for fiscal 1997 from $6.3 million for fiscal 1996. The Company's effective tax rate was 38% for fiscal 1997 and for fiscal 1996.

 FISCAL YEAR ENDED SEPTEMBER 30, 1996 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1995

  Net revenues increased to $77.2 million in fiscal 1996 from $61.6 million in fiscal 1995, an increase of 25%. Of the increase, $12.6 million was attributable to services provided to new clients and the remainder was attributable to increased demand for services by existing clients. The Company's direct marketing services revenues increased to $56.4 for fiscal 1996 versus $48.4 million for fiscal 1995, an increase of 16%. Of this increase, $1.7 million is attributable to the establishment of SDS. The Company's IT outsourcing services revenues increased to $20.8 million for fiscal 1996 versus $13.2 million for fiscal 1995, an increase of 58%. Of this increase, $3.4 million is attributable to revenues from GIS, which was acquired effective July 1, 1996.

  Wages and benefits increased to $24.0 million for fiscal 1996 from $21.0 million for fiscal 1995, an increase of 14%. The increased expenses reflect the net addition of 103 employees as a result of the Company's continued expansion of business volume and strengthening of its infrastructure. It also reflects the addition of GIS' staff of 48 employees during the fourth quarter of fiscal 1996.

  Services and supplies expenses increased to $6.8 million for fiscal 1996 from $4.2 million for fiscal 1995, an increase of 64%. Services and supplies generally consist of outsourced data entry services, general supplies, contract labor and costs related to the use of outside consultants. This increase resulted principally from outsourcing of technical support and data entry services and the use of outside consultants to improve productivity and to re-engineer certain work flow processes.

  Rents, leases and maintenance expenses increased to $18.1 million for fiscal 1996 from $13.9 million for fiscal 1995, an increase of 30%. The increase was primarily due to leasing computers, computer peripheral hardware, additional software, and additional facility rent to house print operations and new employees. A portion of this increase was due to the acquisition of GIS and its existing computer, computer peripheral hardware, software and facility leases.

  Depreciation and amortization expenses increased to $2.2 million for fiscal 1996 from $1.2 million for fiscal 1995, an increase of 75%. The increase was primarily attributable to continued investment in technology including the upgrade of the Company's mainframe computer and the conversion of the lease for the mainframe from an operating lease to a capital lease.

  Other operating expenses increased to $6.8 million for fiscal 1996 from $5.1 million for fiscal 1995, an increase of 33%. The increase was primarily attributable to variable costs relating to several client contracts.

  Research and development costs representing primarily wages and benefits for information technology staff increased to $2.5 million for fiscal 1996 from $1.9 million for fiscal 1995, an increase of 34%.

  Income taxes increased to $6.3 million for fiscal 1996 from $4.7 million for fiscal 1995. The Company's effective tax rate was 38% for fiscal 1996 and 37% for fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's working capital was $46.7 million as of December 31, 1997 compared to $47.0 million as of September 30, 1997. Cash and marketable securities decreased to $15.9 million at December 31, 1997 from $22.3 million at September 30, 1997. The decrease in cash and marketable securities reflects $2.0 million for capital expenditures and $3.5 million for general operating expenses, including approximately $2.0 million for payments under existing contracts with prior members of management. The Company's investment policy is to invest in marketable, investment-grade debt instruments of the U.S. Government or tax-free municipal bonds. These investments typically have maturities of three years or less. The Company historically limits its concentration of investments in individual municipalities to $500,000 or less. These tax-free municipal bonds are backed by U.S. Treasuries or insured (as to principal and interest) by a major municipal insurer. As of December 31, 1997, the Company's net accounts receivable were $29.9 million, an increase of 5% from September 30, 1997.

  The Company has available borrowings of $2.0 million under the Existing Credit Facility. At December 31, 1997, there were no outstanding borrowings under this credit facility. Borrowings under a $12.0 million unsecured term loan were $10.0 million at December 31, 1997, bear interest at 8.5% per annum and mature in 2005. The Company will use a portion of the estimated net proceeds from the Note Offering to repay this loan in full. Capital lease debt aggregated $22.9 million at December 31, 1997. This debt primarily results from a sale-leaseback of the Company's primary facility and related land during fiscal 1997 and an upgrade of one of the Company's mainframe computers in fiscal 1996. Interest on the capital lease debt approximates 8% per annum. The Company entered into a loan at the time of the formation of the ESOP. This loan currently has an outstanding balance of $2.4 million with a blended interest rate of approximately 8.8% per annum. The Company currently is negotiating with a group of banks for the New Credit Facility which is expected to provide for borrowings of up to $60.0 million. No commitment has been issued with respect to the New Credit Facility, and there can be no assurances that it will be obtained.

  In connection with the Company's acquisition of GIS, the Company is required to pay $0.5 million of the purchase price on a deferred basis in the fourth quarter of fiscal 1998. In addition, the Company paid $1.1 million to the former GIS shareholder in fiscal 1997 based on the Company's earnings from former GIS clients and expects to make a similar payment in fiscal 1998.

  Effective April 1, 1997, the Company entered into a new license agreement with a major software vendor for software used for IT outsourcing services clients. This agreement permits the Company to increase its outsourcing client base and mainframe capacity to double current levels without an increase in the fixed license fee for seven years. This new arrangement increased rents, leases and maintenance expenses for the three months ended December 31, 1997 compared to the three months ended December 31, 1996.

  Prior to fiscal 1997, the Company's capital expenditures ranged from approximately $3.0 million to $7.0 million per year. During fiscal 1997, the Company's capital expenditures of $19.3 million included expenditures for mainframe and mid-range computers and related equipment, and equipment to support the Company's network services agreement with American National Can. The Company expects capital expenditures in calendar year 1998 to be approximately $15.0 million.

  Software development costs of $7.1 million were capitalized in fiscal 1997. The Company does not expect research and development expenses to increase materially as a percentage of revenues in the future.

  The Company believes that cash flow from operations, together with the estimated net proceeds from the sale of the Notes and funds available under the Existing Credit Facility, will be sufficient to fund its operating expenses, and working capital, capital expenditures and debt service requirements through at least fiscal 1999.

QUARTERLY COMPARISONS

  The following table sets forth certain quarterly financial information of the Company for each quarter of fiscal 1996 and fiscal 1997 and for the first quarter of fiscal 1998. The information has been derived from the quarterly financial statements of the Company which are unaudited but which, in the opinion of management, have been prepared on the same basis as the audited financial statements included herein and include all adjustments (consisting only of normal recurring items) necessary for a fair presentation of the financial results for such periods. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto and the other financial information appearing elsewhere in this Prospectus. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                            THREE MONTHS ENDED
                          ------------------------------------------------------------------------------------------
                          DEC. 31,  MARCH 31, JUNE 30,  SEPT. 30, DEC. 31,  MARCH 31, JUNE 30,  SEPT. 30,  DEC. 31,
                            1995      1996      1996     1996(1)  1996(1)    1997(1)  1997(1)    1997(1)  1997(1)(2)
                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
 Net revenues...........  $16,044    $19,133  $19,997    $22,050  $21,229    $21,693  $23,625    $25,910   $26,351
 Operating income.......    3,070      4,154    4,855      4,947    4,090      4,347    5,348      6,677     1,592
 Net income.............    1,661      2,369    3,067      3,126    2,367      2,419    3,087      3,842       656
PERCENTAGE OF NET
 REVENUES:
 Operating income.......     19.1%      21.7%    24.3%      22.4%    19.3%      20.0%    22.6%      25.8%      6.0%
 Net income.............     10.4       12.4     15.3       14.2     11.1       11.2     13.1       14.8       2.5

---------------------
(1) Includes the results of operations of GIS, effective July 1, 1996.
(2) Includes a one-time, pre-tax restructuring charge of $4.7 million ($2.9 million after-tax).

  A significant portion of the Company's quarterly net revenues is derived from new projects for clients, the timing of which are outside the Company's control. Operating income and net income as a percent of net revenues have fluctuated from quarter to quarter principally as a result of the hiring of new employees and the expansion of computing capacity in response to increased demand. This quarterly fluctuation is primarily due to the fixed nature of these expenses and the time difference between such expenses and the generation of revenues.

IMPACT OF YEAR 2000 ISSUE

  The Year 2000 Issue is the result of computer programs being written using two digits, rather than four, to define the applicable year. Accordingly, any of the Company's computer programs that have date sensitive software may cause system failures or miscalculations if data entry of "00" is recognized as 1900 rather than 2000.

  Based on a recent assessment, the Company determined that it is required to modify portions of its software so that its computer systems will properly utilize dates beyond December 31, 1999. The Company believes that with upgrades or modifications to existing software and conversion to new software, the impact of the Year 2000 Issue can be mitigated. However, if such upgrades, modifications and conversions are not made, or are not made in a timely manner, the Year 2000 Issue could have a material impact on the Company's operations.

  The Company will utilize both internal and external resources to reprogram, or replace, and test software for Year 2000 compliance. The Company has a full-time manager dedicated to addressing Year 2000 compliance for the Company, clients and vendors. The Company expects to complete all material aspects of the Year 2000 project not later than December 31, 1998. The total Year 2000 project cost is estimated to be $1.0 million to $3.0 million. Amounts incurred are expected to be expensed as incurred, unless new software is purchased which will be capitalized. The Company has not incurred significant costs prior to December 31, 1997 other than internal costs to evaluate the extent of Year 2000 compliance and to develop a remediation plan.

  The costs of the Year 2000 project and the schedule for completion of Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans.

                                   BUSINESS

  May & Speh provides computer-based information management services with a focus on direct marketing and IT outsourcing services. The Company's direct marketing services help companies execute more profitable direct marketing and customer management programs. Services include strategic analysis and strategy management; systems consulting; custom data warehouse and datamart design, build, implementation and management; statistical (predictive) modeling and analysis; and list processing. May & Speh's IT outsourcing services support multi-platform processing and network management for clients seeking to outsource their IT operations. The Company's direct marketing and IT outsourcing services are synergistic and allow the Company to leverage its investment in its technical personnel and state-of-the-art data processing facilities, as well as its core competencies in customized software systems development, large database management, high speed data processing and data center management.

MARKET OVERVIEW

 DIRECT MARKETING SERVICES

  Direct marketing enables the delivery of a customized message to a defined audience and the measurement of the response to that message. The marketing program can then be evaluated, refined and continuously improved. Effective direct marketing programs require a detailed understanding of customers' and prospective customers' purchasing patterns to promote more relevant and timely offers. The ability to measure the response to a specific marketing program allows the financial return on marketing expenditures to be analyzed. The use of direct marketing by businesses has increased significantly in recent years, as has spending in support of direct marketing activities. Industry sources estimate that United States expenditures for information and database services in connection with direct marketing activities were approximately $17.0 billion in 1996, and that such expenditures are growing at an annual rate of 15% to 20%.

  Demographic shifts and lifestyle changes, combined with a proliferation of new products and services and the evolution of new marketing mediums (including cable, telemarketing, direct mail, direct response, on-line services and the Internet) have made marketing campaigns increasingly complex. At the same time, marketing costs have been subjected to growing scrutiny by marketing managers. Many marketers have responded to these pressures by reallocating their expenditures from traditional mass marketing to direct marketing.

  Direct marketing programs depend upon the ability of a marketer to access information about their customers and prospects. Historically, valuable sales and customer data within large corporations was often inaccessible as it resided in various incompatible systems. Through advances in computer and software technology, it is now possible to compile very large databases using disparate customer record files combined with data collected from compiled lists owned by third parties. With the development of relational and multidimensional databases, marketers can add new categories of data without having to redesign or rebuild their databases, making it possible to use this data in order to develop customer profiles based on many different attributes. Finally, the development of decision support software has allowed utilization of database marketing at the decision maker level in a client/server environment.

  Direct marketing service providers require the technical resources to manage exceptionally large relational and multidimensional databases and the software capabilities to convert vast amounts of data into usable information. These functions must be performed within tight time constraints making processing speed critical. Many companies choose not to invest in the technological resources necessary to build these capabilities and as a result, choose to outsource database management and list processing services to a proven vendor as a more effective means of accessing the latest technological resources and expertise.

 IT OUTSOURCING

  IT outsourcing includes the provision and management of all or a portion of a client's data processing and information systems functions. In essence, the IT outsourcing services vendor assumes the client's data center functions and the client continues to retain direct access to their information, although the hardware and software are no longer located on the client's premises. Increasingly, companies are outsourcing their information processing applications as part of an overall effort to focus internal resources on their core competencies while improving operating efficiencies and reducing costs. According to G2 Research, Inc., total expenditures for IT outsourcing services in the United States were approximately $32.7 billion in 1996, and such expenditures are projected to grow at an average annual rate of approximately 25.2% through 2001.

  Many companies' IT departments are burdened with increasing demands for instant access and communication of large amounts of data to multiple locations in real time, requiring high speed processing and telecommunications capabilities. In addition, because computing technology is evolving rapidly, companies are increasingly faced with the decision to either continually invest a significant amount of capital in new technology or to outsource. The increasing demands on IT departments coupled with the significant ongoing investments required to remain technologically current are key factors in the growing trend towards outsourcing. The advantages to organizations of outsourcing their data processing activities include improved flexibility, reduced capital investments, higher performance and service levels, improved speed of delivery, capacity on demand and cost control.

  The Company believes that the market in which it competes is best defined by the scale of its clients' data processing requirements, not by such clients' revenues. Typically, the scale of these requirements is large but not of a size typically sought by the larger outsourcing service providers. The Company believes that its data center processing capabilities, while not of a similar scale, are similar to or better than the capabilities of its large competitors in terms of throughput, turnaround capabilities and state-of-the-art equipment utilized.

MAY & SPEH'S COMPETITIVE STRENGTHS

  The Company believes it has competitive strengths which have contributed to its growth and profitability. These include:

  Integrated Database Management Solutions. May & Speh offers integrated database management solutions focused on targeted industries. These integrated solutions include marketing strategy execution; prospect data and data enhancement services; database design and maintenance; on-line access and decision support tools; data modeling, profiling and analysis; and ongoing strategic evaluation and management. The Company believes that this approach is a competitive strength because it offers clients strategic direct marketing tools rather than generic data processing services, resulting in the Company's integrated database management solutions becoming integral to clients executing their marketing strategies.

  Focus on Targeted Industries. May & Speh's direct marketing services focus on clients in targeted industries including financial services, retail, consumer goods, insurance and high tech. The Company believes that as a result of its focus and experience in specific industries, its sales and technical personnel better understand the data processing needs, competitive dynamics and regulatory issues of its clients.

  Investment and Scale of its Client Service and Technical Infrastructure. May & Speh's direct marketing and IT outsourcing services continue to benefit from its investments in technical personnel and technology. The Company has a current staff of over 500 skilled IT and direct marketing services personnel, and maintains state-of-the-art data processing facilities. As a result of these investments, the Company has developed its client service and technical infrastructure to a significant scale, which enables the Company to develop and support mainframe, mid-range and network applications and platforms, accommodate growth and provide efficient and flexible services.

  Long-Term Client Relationships with Recurring Revenues. May & Speh's long-term client relationships provide the Company with recurring revenues. Over 50% of the Company's fiscal 1997 revenues were derived from clients who have used the Company's services for over three years. The Company's direct marketing revenues are typically recurring because its direct marketing services become an integral part of the clients' marketing programs and a portion of these revenues are derived through multi-year contracts. The Company's IT outsourcing revenues are typically recurring and generated through multi-year contracts.

  Significant Operating Flexibility. May & Speh's financial position provides the Company with significant operating flexibility. The Company has generated operating margins in excess of 20% in each of the last four fiscal years. These operating margins have enabled the Company to reinvest the cash generated from operations for strategic expenditures, including technology, skilled technical personnel and capital investments relating to new clients.

GROWTH STRATEGY

  May & Speh's strategy is to continue to grow its business by leveraging its competitive strengths. The principal components of May & Speh's growth strategy are:

  Offer Integrated Database Management Solutions. May & Speh continues to develop integrated database management solutions focused on targeted industries which are expected to continue to attract new clients with significant direct marketing budgets and increase revenues from existing clients. May & Speh's approach offers integrated solutions rather than general, disparate services and systems.

  Increase Penetration of Existing Targeted Industries and Target New Industries. Currently, May & Speh's direct marketing services target the financial services, retail, consumer goods, insurance and high tech industries. The Company believes these industries offer significant opportunity for direct marketing services, and continues to focus on attracting additional clients within these targeted industries. In addition, the Company believes that direct marketing is increasingly prevalent in the utilities, telecommunications, automotive and healthcare industries, and that such industries provide attractive near term opportunities for potential penetration.

  Extend IT Outsourcing Services. May & Speh continues to extend its IT outsourcing service offerings. In order to build upon and complement its traditional mainframe outsourcing services, the Company offers client/server outsourcing and network management services. The Company's strengthened IT outsourcing capabilities have resulted in the addition of new clients and contracts such as May & Speh's $41 million, five-year contract with American National Can. Under this agreement, American National Can is outsourcing its entire IT infrastructure to the Company including client/server, mainframe and network management services. The Company believes its broad range of IT outsourcing services and expertise will continue to attract new clients and expand relationships with current clients.

  Expand Sales Efforts. The Company plans to increase the number of new clients by expanding its sales efforts in both direct marketing and IT outsourcing. The direct marketing sales force is focused on increasing penetration within current targeted industries as well as penetrating new industries. In IT outsourcing services, the Company intends to continue focusing on United States-based companies with mid-level processing requirements. In addition, the Company plans to expand its sales presence in certain geographic areas for both direct marketing and IT outsourcing services.

  Pursue Strategic Acquisitions and Alliances. May & Speh will continue to explore strategic acquisitions and alliances for additional growth opportunities. The Company will seek to acquire or form alliances with companies that have services, technologies, industry specialties or personnel that would complement or extend those of the Company and facilitate the addition of new clients. For example, the Company recently agreed to form Energy Market Connect, LLC, a joint venture with Metzler & Associates, a leading provider of management consulting services to the energy industry. The Company believes this joint venture will provide a new sales channel and enable the Company to incorporate utilities industry expertise in its integrated database management solutions for the utilities industry. In May 1997, the Company also formed a strategic alliance with Trans Union Corporation, the nation's leading credit reporting company. The alliance will combine May & Speh's expertise in creating custom and generic models with Trans Union Corporation's data management capabilities.

SERVICES AND PRODUCTS

 DIRECT MARKETING SERVICES

  May & Speh provides comprehensive direct marketing services, including database creation, data warehousing, data enhancement, predictive behavioral modeling and list processing. Rather than selling standard products and services to its clients, the Company's approach has been to design and implement creative custom database solutions around the specific needs of its clients. The principal advantages of customized services include (i) the ability of the database to expand and adapt to the client's changing business needs, (ii) the ability to have these services developed on a platform of the client's choosing, and (iii) the integration of database services with the list processing services necessary to keep the database current.

  Database Management Services. May & Speh's broad range of database management services begins with the Company's proven approach to database development which includes planning and analytical processes to determine the client's needs. Typically, direct marketing databases originate with the client's own files, both current and historical, which generally include name, address and gender, as well as frequency and value of products purchased.

  May & Speh analyzes all of the client's disparate operational files and determines what data will add value and can be made actionable. Utilizing both commercial and Company-developed software tools, the Company consolidates all of the disparate information and relationships across multiple files and converts the client's raw information into a clean, consolidated format so that relationships can be understood at both the customer and household levels.

  Once the client's customer data is consolidated and the database created, May & Speh enhances the data by utilizing a wide selection of demographic, geographic, census (age, approximate income level, education level and household composition) and lifestyle information for over 100 million individuals and households. May & Speh licenses this information from leading data compilers. The combination of each client's proprietary customer information with these external data files provides a complete profile of a client's customers, enabling the client, through the use of May & Speh's behavior modeling and analysis services, to act on the data. Through the development of a scoring model, the client can segment its database and determine its best customers and prospects in each marketplace. The entire process results in a marketing program that can be targeted to distinct audiences with a high propensity to buy the client's products. These databases typically reside at May & Speh's data center. Because of the dynamic nature and complexity of these databases, May & Speh is routinely asked by its clients as part of their ongoing direct marketing efforts to update the databases with the results of recent marketing programs and to periodically perform the list processing service described below.

  List Processing Services. List processing includes the preparation and generation of comprehensive name and address lists which are used in direct marketing promotions. May & Speh's state-of-the-art data processing facilities and large volume processing capabilities allow the Company to meet the direct marketing needs of its clients, processing over seven billion records through its advanced list processing software services in fiscal 1997. May & Speh customizes a list processing solution by utilizing a variety of commercial and Company-developed software products, such as Address Conversion and Reformat, Address Standardization and Enhanced Merge/Purge, as well as products which are licensed through the United States Postal Service such as National Change of Address, Delivery Sequence File and Locatable Address Conversion System. Other licensed products are databases used for suppressions such as the Direct Marketing Association's Mail Preference File, the American Correctional Association Prison Suppress File and other files.

  May & Speh's list processing services seek to reduce its clients' mailing costs. For instance, because approximately 15% to 20% of the population moves each year, mailings may be misaddressed or not delivered at all. Through the utilization of May & Speh's Merge/Purge, Address Standardization software, National Change of Address database, Delivery Sequence File and Locatable Address Conversion Database, the Company can eliminate most duplicate names as well as reduce the amount of undeliverable items by an average of 6%.

  Quiddity(TM). In fiscal 1997, development activities were substantially completed for Quiddity and this new product was introduced to clients and prospects. Quiddity is an on-line relational and open database management system designed specifically for marketing professionals. The product's user-friendly format allows non-technical users to easily access and directly work with marketing databases to create more targeted and profitable one-to-one marketing programs. Quiddity integrates custom-developed and commercial software that complement the Company's suite of direct marketing services. Key features include open architecture, scaleable platforms and an object-oriented application that is work-flow-oriented and intuitive.

 IT OUTSOURCING

  May & Speh's primary IT outsourcing service is to manage all or a portion of a client's information processing needs on a cost effective basis from the Company's data center. After migrating their workload to the Company's data center, clients continue to retain direct access to their information from their remote sites. The Company also provides, to a much lesser extent, applications outsourcing services which include the replacement of a client's in-house technical development staff.

  The primary outsourcing services provided include migration (takeover and turnover) support, on-line and batch processing capacity, technical support, help desk access and support, back-up and recovery, disaster recovery services, operations support, account management, media (tapes, documents, high speed Direct Access Storage Devices subsystems ("DASD"), etc.) management and handling, production control, telecommunications and network management support. These services and support functions are available 24 hours a day, seven days a week.

  Historically, the Company's success in IT outsourcing has resulted in part from its ability to provide its services with minimal disruption to the client. The Company has established rigorous formal processes to ensure a successful ongoing processing of a client's workload at the Company's data centers.

MARKETING AND SALES

  The Company markets its direct marketing and IT outsourcing services through separate direct sales forces. Maintaining a separate sales force for each service offering allows the Company's sales representatives to concentrate on particular services, technology and customer demands, thereby staying abreast of developments in these areas. Sales representatives are encouraged to identify cross-selling opportunities. The Company's sales force compensation system provides incentives to salespeople to focus on both attracting larger clients and selling the Company's most profitable services.

  Pricing for direct marketing services is dependent upon the complexity of service required. In general, May & Speh establishes a price list for clients detailing the prices for a broad range of service options. These prices are based on the nature and complexity of the services, volume of records to be processed and the level of customization required. Additionally, if the level of up-front customization is high, the Company charges development fees based on the level of customization required.

  Pricing for IT outsourcing services is dependent upon the anticipated range of resource consumption. Typically, clients are charged a flat or stepped rate for IT outsourcing services provided under multi-year contracts. If the processing time, data storage, retrieval requirements and output volume exceed the budgeted amounts, the client is charged additional amounts. Minimum charges and early termination charges are typically included in contracts.

CLIENTS

  The Company has over 180 direct marketing clients, including Fortune 500 companies and other large and medium-sized companies that have significant direct marketing requirements. These clients are primarily in the financial services, retail, consumer goods, insurance and high tech industries. The 10 largest direct marketing clients represented approximately 62.8% of the Company's direct marketing net revenues in fiscal 1997.

  The Company has approximately 150 IT outsourcing clients. These clients are located primarily in the mid-western United States. The 10 largest outsourcing clients represented approximately 45.5% of the Company's IT outsourcing services net revenues in fiscal 1997.

  The Company seeks to maintain long-term relationships with its clients. In fiscal 1997, over 50% of net revenues were derived from clients served by the Company for more than three years including Sears, the Company's first client in 1947. In fiscal 1997, Sears accounted for approximately 18.9% of the Company's net revenues. Net revenues from the Company's 10 largest clients in fiscal 1997 increased 31.8% from fiscal 1996. IT outsourcing clients typically operate under contracts, usually three years in length. Direct marketing clients have traditionally maintained multi-year relationships with May & Speh, although many of the Company's direct marketing clients are not under long-term contracts.

TECHNOLOGICAL RESOURCES AND FACILITIES

  The Company maintains state-of-the-art data facilities with approximately 6,000 MIPS (million instructions per second) of mainframe and UNIX processing power. The Company's processors include a Hitachi Skyline Series mainframe computer, the world's fastest IBM-compatible processor, a Hitachi GX/8824 series mainframe computer capable of executing 390 MIPS, and four Hitachi Pilot mainframe computers, which are the fastest CMOS, IBM-compatible mainframe computers. The Company utilizes other state-of-the-art data center components, such as robotic tape sub-systems, high-speed laser, LED and impact printers and high speed DASD. The Company supports multiple platforms including mainframe, UNIX and other mid-range computer systems.

  The Company maintains a disaster recovery plan with a commercial disaster recovery service to provide alternative data processing sites in the event the Company experiences a natural disaster or other interruption at its data center. The Company conducts recovery exercises several times per year and encourages its clients to join in this process.

  The Company's headquarters building was custom-designed to be a secure data center environment. Building characteristics include 24-hour security protection, television surveillance, fire and motion alarms and a fire protection system backed up by a sprinkler system. The Company added a generator system which allows it to be self-sufficient if there is a power outage by operating continually until power is restored by the electric utility provider.

COMPETITION

  The markets in which the Company operates are highly competitive, with no single dominant competitor. Although numerous smaller companies compete in the direct marketing and IT outsourcing markets, the Company regularly competes with companies that have more extensive financial, marketing and other resources than the Company. Many of the Company's competitors have substantially greater assets and thus, may have a greater ability to obtain client contracts where sizable asset purchases or investments are required.

  In the direct marketing services market, competition is based on the quality and reliability of products and services, technological expertise, historical experience, ability to develop customized solutions for clients, processing capabilities and price. Management believes that the Company competes favorably in this market based upon these competitive factors. The Company's principal competitors include Acxiom Corporation, Database America Companies, a subsidiary of American Business Information, Inc., Harte-Hanks Communication, Inc. and Metromail Corporation.

  In the IT outsourcing market, competition is based on the quality and reliability of services, technical expertise, processing capabilities, processing environment and price. Management believes that the Company competes favorably in this market based upon these competitive factors. Although there are many competitors within the IT outsourcing services marketplace, the Company's principal competitors are Affiliated Computer

Services, Inc., Lockheed Martin Corporation, PKS Information Services, Inc. and other regional outsourcers. In addition, but on a less frequent basis, the Company competes with International Business Machine Corporation's Global Services division, Electronic Data Systems Corporation, Computer Sciences Corporation, Perot Systems Corporation and MCI/Systemhouse, Inc., a subsidiary of MCI Communications Corp.

INTELLECTUAL PROPERTY RIGHTS

  The Company relies upon its trade secret protection program and nondisclosure safeguards to protect its proprietary technologies. The Company enters into license or other agreements with its clients in the ordinary course of business which contain terms and conditions prohibiting unauthorized reproduction of the Company's products. In addition, the Company generally enters into confidentiality agreements with its employees, clients, potential clients and suppliers with access to sensitive information and limits access to and distribution of its software documentation and other proprietary information. While there can be no assurance that the steps taken by the Company will be adequate to deter misappropriation of its proprietary rights, the Company believes that due to the rapid pace of technological change in the Company's business, legal protections afforded through patent protection for its products are less significant than the knowledge, ability and experience of its employees, the frequency of product enhancements and the timeliness and quality of support.

EMPLOYEES

  As of December 31, 1997, the Company employed 579 persons and utilized 52 full-time equivalent contract personnel. None of the Company's employees are represented by a labor union, and the Company believes that its relations with employees are good.

PROPERTIES

  The Company's executive offices and principal operations are located at 1501 Opus Place, Downers Grove, Illinois, in a 105,352 square foot building leased from a third party for a term of 20 years. The facility is comprised of 67,352 square feet of office space, 25,000 square feet of raised floor facilities which house the Company's data center and 13,000 square feet of tape library. The Company currently occupies an additional 20,000 square feet in connection with the Company's network services agreement with American National Can, and leases 127,448 square feet of warehouse and office space in three separate locations in the metropolitan Chicago area with lease terms expiring on various dates through August 2002.

  The Company has executed a 20 year lease for a 200,000 square foot office building under construction on property adjacent to the Company's executive offices. The lease commences upon completion of the building which is expected in September 1998.

  The Company believes that its existing facilities are adequate for its present needs and that the additional facilities proposed for construction will be sufficient to sustain the growth of the Company for the foreseeable future. Notwithstanding, the Company believes that additional space will be available for lease on commercially reasonable terms on an as needed basis.

CONSUMER PRIVACY AND LEGISLATIVE ISSUES

  The direct marketing industry could be adversely affected by growing consumer awareness of privacy issues. The Company has adopted several policies to address these privacy concerns. The Company requires each employee to sign an agreement not to disclose confidential information. The Company's data center has a sophisticated data security system, which includes 24-hour security protection, television surveillance and limited access to confidential information. Periodically, the Company undergoes a detailed audit of its security system. In addition, the Company subscribes to a Direct Marketing Association ("DMA") service which allows consumers to request not to receive unsolicited direct mail offers. At a client's request, the Company will purge the client lists of all names appearing on the DMA list. Furthermore, under FCRA, the Company's clients are required to provide the Company with the names of consumers wishing to be removed from certain lists. Management believes that the policies and procedures that have been implemented, together with the Company's continuing efforts to remain informed and responsive to privacy concerns, will prevent the Company from being adversely affected by increased public concern over privacy issues.

  In 1996, FCRA was amended to provide consumers with easier access to their credit reports and to facilitate the correction of errors in such reports. New regulations interpreting the amendments were issued by the FTC in 1997. The legislation also addresses the issue of "prescreening," a procedure utilized by many bankcard issuers and insurance companies in their direct marketing programs. This legislation regulates the use of credit reports in the preparation and generation of lists used by companies in offering credit. This law also provides for significant fines for misuse of credit reports. Although the Company believes its list processing activities for credit grantors are in compliance with the recent amendments to FCRA, due to its recent adoption, there is uncertainty as to its interpretation and application. Therefore, there can be no assurances that significant fines will not be levied against the Company or that this portion of its list processing services will not be adversely affected. While the Company provides list processing activities for credit grantors as part of its direct marketing services, such activities accounted for less than $5.0 million in net revenues in fiscal 1997.

                                  MANAGEMENT

  The following table sets forth certain information regarding the directors and executive officers of the Company.

NAME                     AGE                   POSITIONS AND OFFICES HELD
Peter I. Mason..........  45 Chairman, President and Chief Executive Officer
Terrance C. Cieslak.....  51 Executive Vice President and Chief Technology Officer
Robert C. Early.........  45 Executive Vice President, Corporate Development, and a Director
Michael J. Loeffler.....  40 Executive Vice President, Direct Marketing Services
Eric M. Loughmiller.....  38 Executive Vice President, Chief Financial Officer and Secretary
John G. Jazwiec.........  38 Senior Vice President and Chief Information Officer
Willard E. Engel, Jr....  51 Vice President, Chief Accounting Officer and Treasurer
Albert J. Speh, Jr......  78 Chairman Emeritus
Deborah A. Bricker......  45 Director
Casey Cowell............  45 Director
Lawrence J. Speh........  48 Director
Paul G. Yovovich........  44 Director
Jonathan Zakin..........  48 Director

  Peter I. Mason has been a director of the Company since November 1994, and has served as President and Chief Operating Officer of the Company since May 1997, as President and Chief Executive Officer since October 1997 and as Chairman since November 1997. Prior to joining May & Speh, Mr. Mason was a partner in the Chicago law firm of Freeborn & Peters, which he co-founded in 1983, and served as chairman of its operating committee from 1986 to 1996. He served as a director of U.S. Robotics Corporation from 1983 to 1997, and currently serves as a director of Mastering, Inc. and several privately held businesses.

  Terrance C. Cieslak has served as Executive Vice President and Chief Technology Officer since October 1995 and is responsible for systems management and integration for the Company. Since joining the Company in 1987, Mr. Cieslak has served in a variety of senior management positions including Technical Support Manager, Data Center Manager and Vice President of Services and Solutions. Prior to joining the Company, Mr. Cieslak worked with Electronic Data Systems Corporation and Official Airline Guide.

  Robert C. Early has served as Executive Vice President, Corporate Development since January 1997. Prior to that, Mr. Early served as Executive Vice President, Chief Financial Officer and Treasurer of the Company from October 1995 through January 1997 and Director of Corporate Growth for the Company from 1993 through October 1995. Mr. Early also has served as a director of the Company since November 1994. Prior to joining the Company, Mr. Early worked as an independent contractor with business advisory firms, including Ridge Capital Corp. and Ridge Advisors, Inc., which provide merger and acquisitions, capital financing and strategic planning advisory services. From 1990 through 1992 Mr. Early was also Vice Chairman of Consolidated Convenience Systems, Inc., a holding company. Prior to 1990, Mr. Early spent approximately 12 years at Grant Thornton LLP, and was the partner responsible for the Chicago office Capital Markets Group from 1985 through 1990.

  Michael J. Loeffler has served as Executive Vice President, Direct Marketing Services since April 1996 and is responsible for the direct marketing services group of the Company. Mr. Loeffler joined May & Speh in 1988 as an Account Executive and has also served as Vice President of Sales and Sales Manager. Prior to joining May & Speh, Mr. Loeffler had seven years of experience in the direct marketing industry with UARCO, Inc. and Colorforms Division of Wallace Press.

  Eric M. Loughmiller has served as Executive Vice President and Chief Financial Officer of the Company since January 1997. Prior to joining May & Speh, Mr. Loughmiller was an audit partner at Price Waterhouse LLP where he had spent over 15 years in that firm's Accounting and Business Advisory Services practice. Mr. Loughmiller is a Certified Public Accountant.

  John G. Jazwiec has served as Senior Vice President and Chief Information Officer of the Company since May 1997. He joined the Company with over 15 years experience in data processing services with a background in both mainframe and client server platforms. From 1994 to 1997, Mr. Jazwiec served as Vice President and CIO of Fiserv, a banking outsourcing firm. Prior to that time, he served as Vice President and CIO of Siebe Environmentals, a subsidiary of Siebe PLC.

  Willard J. Engel, Jr. has served as Vice President and Chief Accounting Officer of the Company since 1986 and in other financial and accounting capacities since 1972. Effective January 1997, Mr. Engel became Treasurer and Chief Accounting Officer.

  Albert J. Speh, Jr. co-founded the Company and served as Chairman of the Board of Directors from 1992 to November 1997. Prior to founding the Company, Mr. Speh served in the Armed Forces during World War II. He was later employed by Sears, General Finance, Inc. and Encyclopedia Britannica in the field of data processing. Mr. Speh currently serves as a consultant to the Company and on the board of Fenwick High School.

  Deborah A. Bricker is the President of Bricker & Associates Inc., a productivity consulting firm based in Chicago, Illinois which she founded in 1979. Ms. Bricker has served as a director of the Company since March 1996.

  Casey Cowell has served as Vice Chairman of 3Com Corporation since June 1997. From January 1996 to May 1997, Mr. Cowell was Chairman and Chief Executive Officer of U.S. Robotics Corporation. Prior to January 1996, he served for approximately 12 years as Chairman, President and Chief Executive Officer of U.S. Robotics Corporation. Mr. Cowell has served as a director of the Company since May 1997. Mr. Cowell currently serves as a director of 3Com Corporation, Mastering, Inc. and System Software Associates.

  Lawrence J. Speh served as Chief Executive Officer of the Company from January 1993 to September 1997, and as President from January 1993 to May 1997. Mr. Speh currently serves as a consultant to the Company. From 1977 until June 1988, Mr. Speh held various senior management positions with the Company including President of Direct Marketing Services, Marketing Director and Treasurer.

  Paul G. Yovovich served, from 1993 to 1996, as President of Advance Ross Corp., a public company until its 1996 merger with CUC International. He served in various executive capacities at Centel Corporation from 1982 to 1992, including as President of Central Telephone Co., a subsidiary of Centel, from 1990 to 1992. Mr. Yovovich has served as a director of the Company since May 1997. Mr. Yovovich is a director of 3Com Corporation, APAC TeleServices, Inc., Comarco, Inc. and Mastering, Inc.

  Jonathan Zakin currently serves as President of Leeward Management/Seaview Holdings. From 1987 to 1997, Mr. Zakin served in various senior management positions and was a director of U.S. Robotics Corporation. Mr. Zakin has served as a director of the Company since November 1997.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of March 19, 1998, the number of shares of Common Stock beneficially owned by all persons known by the Company to beneficially own more than five percent of the outstanding Common Stock, each director of the Company, certain executive officers and all directors and executive officers as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                  AMOUNT AND NATURE    PERCENT
                BENEFICIAL OWNER               OF BENEFICIAL OWNERSHIP OF CLASS
   May & Speh, Inc. Employee Stock Ownership
    Plan(1)...................................        8,086,849          31.6%
   Lawrence J. Speh(2)........................        3,867,216          15.0
   William Blair & Company, L.L.C.(3).........        1,980,300           7.7
   Albert J. Speh, Jr.(4).....................        1,672,503           6.5
   Robert C. Early(5).........................          185,130             *
   Michael J. Loeffler(6).....................          177,158             *
   Terrance C. Cieslak(7).....................          170,666             *
   Casey Cowell...............................          100,004             *
   Peter I. Mason(8)..........................           91,200             *
   Jonathan Zakin(9)..........................           68,003             *
   Deborah A. Bricker(10).....................           14,400             *
   Paul G. Yovovich...........................            5,000             *
   All directors and executive officers as a
    group (13 persons)(2)(4)(11)..............        6,567,076          25.2

---------------------
*Less than one percent.
 (1) The address of the May & Speh, Inc. Employee Stock Ownership Plan (the "ESOP") is c/o Cole Taylor Bank, 850 W. Jackson Blvd., Chicago, Illinois 60607. Includes 6,899,180 shares that have been allocated or are available for allocation to the accounts of certain employees or former employees of the Company. ESOP participants have shared voting and investment power with respect to the shares allocated to their individual accounts. The ESOP has agreed to sell 1,503,790 shares in the Common Stock Offering.
 (2) Includes 176,000 shares issued upon the exercise of stock options concurrent with the Common Stock Offering, and 3,758 shares allocated to Mr. Speh's ESOP account. Excludes 40,612 shares held by Mr. Speh's wife, as to which he disclaims beneficial ownership. Mr. Speh's address is c/o May & Speh, Inc., 1501 Opus Place, Downers Grove, Illinois 60515. Mr. Speh has agreed to sell 1,804,524 shares in the Common Stock Offering, of which 1,269,017 shares are held in trust for the benefit of Lawrence J. Speh, Kathleen M. Malinger (Albert J. Speh, Jr.'s daughter, Lawrence J. Speh's sister and a former executive officer of the Company), Albert J. Speh III (Albert J. Speh, Jr.'s son and Lawrence J. Speh's brother) and certain of Albert J. Speh, Jr.'s grandchildren. Lawrence J. Speh serves as sole trustee of each of these trusts and has sole voting and dispositive power with respect to such shares.
 (3) Based on a Schedule 13G dated February 14, 1998 filed by William Blair & Company, L.L.C. ("WBC") in which WBC reported sole voting power with respect to 821,500 shares and sole dispositive power with respect to 1,980,300 shares. The address of WBC is 222 West Adams Street, Chicago, Illinois 60606.
 (4) Includes 3,758 shares allocated to Mr. Speh's ESOP account. Mr. Speh's address is c/o May & Speh, Inc., 1501 Opus Place, Downers Grove, Illinois 60515. Mr. Speh has agreed to sell 607,819 shares in the Common Stock Offering, of which 6,725 shares are held in trust for the benefit of certain of Mr. Albert J. Speh, Jr.'s grandchildren and 200,000 shares are held by a charitable foundation. Albert J. Speh, Jr. serves as the sole trustee of each of the trusts and the foundation and has sole voting and dispositive power with respect to such shares.
 (5) Includes 120,803 shares issuable pursuant to currently exercisable options, and 43,015 shares allocated to Mr. Early's ESOP account.
 (6) Includes 91,100 shares issuable pursuant to options that are currently exercisable or that will become exercisable within 60 days, and 86,058 shares allocated to Mr. Loeffler's ESOP account.
 (7) Includes 75,100 shares issuable pursuant to options that are currently exercisable or that will become exercisable within 60 days, and 95,566 shares allocated to Mr. Cieslak's ESOP account.
 (8) Includes 14,400 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days.
 (9) Represents shares held by a family foundation with respect to which Mr. Zakin has shared voting and investment power.
(10) Represents shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days.
(11) Includes 315,803 shares issuable pursuant to options that are currently exercisable or that will become exercisable within 60 days, and 321,575 shares allocated to the ESOP accounts of the executive officers.

                             DESCRIPTION OF NOTES

  Set forth below is a summary of certain provisions of the Notes. The Notes will be issued pursuant to an indenture (the "Indenture") to be dated as of March 25, 1998, by and between the Company and Harris Trust and Savings Bank as trustee (the "Trustee"). The following summary of the Notes and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the Indenture, including the definitions therein of certain terms. Capitalized terms used herein without definition have the meanings ascribed to them in the Indenture, as appropriate. As used in this section, the "Company" refers to May & Speh, Inc. exclusive of its Subsidiaries. Wherever particular provisions or defined terms of the Indenture (or the form of Note which is part thereof) are referred to in this summary, such provisions or defined terms are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference. Certain definitions of terms used in the following summary are set forth under "--Certain Definitions" below.

GENERAL

  The Notes are general, unsecured obligations of the Company, limited in aggregate principal amount to $100,000,000 ($115,000,000 if the over-allotment option is exercised in full). The Notes are subordinated in right of payment to all Senior Indebtedness, as described under "--Subordination" below. The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

  The Notes will mature on April 1, 2003. The Notes bear interest at the rate per annum stated on the cover page of this Prospectus from the date of issuance, or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually in cash on April 1 and October 1 of each year, commencing October 1, 1998, to the persons in whose names such Notes are registered at the close of business on the March 15 and September 15 immediately preceding such Interest Payment Date. Principal of, premium, if any, and interest on the Notes will be payable, the Notes will be convertible and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  At the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  The Indenture does not contain any financial covenants or any restrictions on the payment of dividends, the repurchase of securities of the Company or the incurrence of Indebtedness or Senior Indebtedness. The Indenture contains no covenants or other provisions to afford protection to Holders of Notes in the event of a highly leveraged transaction or a change of control of the Company, except to the limited extent described under "--Repurchase of Notes at the Option of the Holder Upon a Change of Control" below.

CONVERSION RIGHTS

  Each Holder of Notes will have the right at any time prior to the close of business on the Stated Maturity of the Notes, unless previously redeemed or repurchased, at the Holder's option, to convert any portion of the principal amount thereof that is $1,000 or an integral multiple thereof into shares of Common Stock at the Conversion Price set forth on the cover page of this Prospectus (subject to adjustment as described below). The right to convert a Note called for redemption or delivered for repurchase and not withdrawn will terminate at the close of business on the Business Day immediately prior to the Redemption Date or Repurchase Date for such Note, unless the Company subsequently fails to pay the applicable Redemption Price or Repurchase Price, as the case may be.

  In the case of any Note that has been converted into Common Stock after any Record Date, but on or before the next Interest Payment Date, interest, the stated due date of which is on such Interest Payment Date, shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest shall be paid to the Holder of such Note who is a Holder on such Record Date. Any Note converted after any Record Date but before the next Interest Payment Date (other than Notes called for redemption) must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Notes being surrendered for conversion. No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash by the Company based on the market price of Common Stock (determined in accordance with the Indenture) at the close of business on the day of conversion. As a result of the foregoing provisions, Holders that surrender Notes for conversion on a date that is not an Interest Payment Date will not receive any interest for the period from the Interest Payment Date next preceding the date of conversion to the date of conversion or for any later period, except for Notes that are called for redemption.

  The Conversion Price will be subject to adjustment in certain events, including (a) any payment of a dividend (or other distribution) payable in Common Stock on any class of Capital Stock of the Company, (b) any issuance to all or substantially all holders of Common Stock of rights, options or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price of Common Stock (determined in accordance with the Indenture); provided, however, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur,
(c) certain subdivisions, combinations or reclassifications of Common Stock,
(d) any distribution to all or substantially all holders of Common Stock of evidences of indebtedness, shares of Capital Stock other than Common Stock, cash or other assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above and excluding dividends and distributions paid exclusively in cash and in mergers and consolidations to which the third succeeding paragraph applies), (e) any distribution consisting exclusively of cash (excluding any cash portion of distributions referred to in (d) above, or cash distributed upon a merger or consolidation to which the second succeeding paragraph applies) to all or substantially all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustments have been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender or exchange offer by the Company or any of its Subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock times the number of shares of Common Stock then outstanding) on the record date of such distribution, and (f) the completion of a tender or exchange offer made by the Company or any of its Subsidiaries for Common Stock that involves an aggregate consideration that, together with
(i) any cash and other consideration payable in a tender or exchange offer by the Company or any of its Subsidiaries for Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustment has been made and (ii) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of Common Stock within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustments have been made, exceeds 15% of the Company's market capitalization on the expiration of such tender or exchange offer. No adjustment of the Conversion Price will be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Price as last adjusted.

  In the event of a taxable distribution to holders of Common Stock (or other transaction) which results in any adjustment of the Conversion Price, the Holders of Notes may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of Common Stock. The Company, from time to time and to the extent permitted by law, may reduce the Conversion Price by any amount for any period of at least 20 Business Days, in which case the Company shall give at least 15 days notice of such reduction, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such reductions in the Conversion Price, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences."

  In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Notes (other than certain changes in par value) or consolidation or merger of the Company with or into another Person or any merger of another Person with or into the Company (with certain exceptions), or in case of any sale, transfer or conveyance of all or substantially all of the assets of the Company, each Note then outstanding will, without the consent of any Holder of Notes, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock into which such Note was convertible immediately prior thereto, after giving effect to any adjustment event; provided, that if the kind or amount of securities, cash and other property is not the same for each share of Common Stock held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance, any Holder who fails to exercise any right of election shall receive per share the kind and amount of securities, cash or other property received per share by a plurality of non-electing shares.

  The Company will cause all registrations to be made with, and will obtain any approvals by, any governmental authority under any Federal or state law of the United States that may be required on the part of the Company in connection with the conversion of the Notes into Common Stock.

SUBORDINATION

  The Notes are general, unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness. The Notes are structurally subordinated in right of payment to all Indebtedness and other liabilities (including trade payables) of the Company's Subsidiaries. At December 31, 1997, on a pro forma basis after giving effect to the sale of the Notes and the use of the estimated net proceeds therefrom, approximately $26.0 million of outstanding indebtedness of the Company would have constituted Senior Indebtedness, and the Company's subsidiary had no outstanding obligations. The Existing Credit Facility provides for borrowings of up to $2.0 million. No amounts were outstanding under the Existing Credit Facility as of December 31, 1997. In addition, the Company is negotiating with a group of banks for the New Credit Facility which is expected to provide for borrowings of up to $60.0 million. Indebtedness under the Existing Credit Facility and the New Credit Facility would be Senior Indebtedness. The Indenture will not restrict the incurrence of Senior Indebtedness or other Indebtedness by the Company or its Subsidiaries or the ability of the Company to transfer assets or business operations to its Subsidiaries, subject to the provisions described under "--Repurchase of Notes at the Option of the Holder Upon a Change of Control" and "--Limitation on Merger, Sale or Consolidation" below.

  The Indenture will provide that no payment (by setoff or otherwise) may be made by the Company on account of the principal of, premium, if any, or interest on the Notes, or to acquire any of the Notes (including repurchases of Notes at the option of the Holder) for cash or property (other than Junior Securities), or on account of the redemption provisions of the Notes, (i) upon the maturity of any Senior Indebtedness, by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness are first paid in full (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (collectively, a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist. The payment of cash, property or securities (other than Junior Securities) upon conversion of a Note will constitute payment on a Note and therefore will be subject to the subordination provisions in the Indenture.

  Upon (i) the happening of an event of default (other than a Payment Default) that permits, or would permit with (a) the passage of time, (b) the giving of notice, (c) the making of any payment of the Notes then required to be made or
(d) any combination thereof (collectively, a "Non-Payment Default"), the holders of Senior

Indebtedness having a principal amount then outstanding in excess of $10.0 million (or with respect to which Senior Indebtedness the holders are obligated to lend in excess of $10.0 million principal amount) or their representative immediately to accelerate its maturity and (ii) written notice of such Non-Payment Default given to the Company and the Trustee by the holders of an aggregate of at least $10.0 million outstanding principal amount (or commitments to lend up to at least $10.0 million in principal amount) of such Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such Non-Payment Default has been cured or waived or otherwise has ceased to exist, no payment (by setoff or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on, the Notes, or to acquire or repurchase any of the Notes for cash or property, or on account of the redemption provisions of the Notes, in any such case other than payments made with Junior Securities. Notwithstanding the foregoing, unless (i) the Senior Indebtedness in respect of which such Non-Payment Default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Not more than one Payment Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period. In no event, however, may the total number of days during which any Payment Blockage Period is or Payment Blockage Periods are in effect exceed 179 days in the aggregate during any consecutive 365-day period.

  Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities (i) the holders of all Senior Indebtedness will first be entitled to receive payment in full (or have such payment duly provided for) before the Holders of the Notes are entitled to receive any payment on account of the principal of, premium, if any, and interest on, the Notes (other than Junior Securities) and (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the Holders of the Notes or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Indebtedness or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Holders of the Notes or the Trustee on behalf of the Holders or any Paying Agent at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by such Holders or the Trustee or such Paying Agent, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

  No provision contained in the Indenture or the Notes will affect the obligation of the Company, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on, the Notes. The subordination provisions of the Indenture and the Notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder of any Notes, subject to the preceding paragraphs, to pursue any other rights or remedies with respect to the Notes.

  As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of the Company or any of its Subsidiaries or a marshaling of assets or liabilities of the Company and its Subsidiaries, Holders of Notes may receive ratably less than other creditors.

REDEMPTION AT THE COMPANY'S OPTION

  The Notes will not be subject to redemption prior to April 3, 2001 and will be redeemable on and after such date at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to each Holder, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing on the dates indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date:

                DATE                        PERCENTAGE
             April 3, 2001.................   102.10%
             April 1, 2002 and thereafter..   101.05

  In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

  The Notes will not have the benefit of any sinking fund.

  Notice of any redemption will be sent, by first-class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption (the "Redemption Date"), to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. The notice of redemption must state the Redemption Date, the Redemption Price and the amount of accrued interest, if any, to be paid. Any notice that relates to a Note to be redeemed in part only must state the portion of the principal amount to be redeemed and must state that on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued. On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption, unless the Company defaults in its obligations with respect thereto.

REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

  The Indenture will provide that in the event that a Change of Control has occurred, the Company is required to make an irrevocable and unconditional (except as described below) offer (the "Repurchase Offer") to purchase all Notes on the date (the "Repurchase Date") that is no later than 45 Business Days (except as described below) after the occurrence of such Change of Control at a cash price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest, to (but excluding) the Repurchase Date. A Holder of Notes may accept the Repurchase Offer with respect to all or a portion of its Notes (provided that the principal amount of such Notes must be $1,000 or an integral multiple thereof). The Repurchase Offer shall be made within 25 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement except to the extent that a longer period is required by applicable law (the "Repurchase Offer Period"). Upon expiration of the Repurchase Offer Period, the Company shall purchase all Notes tendered in response to the Repurchase Offer. If required by applicable law, the Repurchase Date and the Repurchase Offer Period may be extended as so required; however, if so extended, it shall nevertheless constitute an Event of Default if the Repurchase Date does not occur within 60 Business Days of the Change of Control.

  On or before the Repurchase Date, the Company will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Repurchase Offer,
(ii) deposit with the Paying Agent cash sufficient to pay the

Repurchase Price (together with accrued and unpaid interest of all Notes so tendered) and (iii) deliver to the Trustee the Notes so accepted, together with an officers' certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to the Holders of Notes so accepted payment in an amount equal to the Repurchase Price (together with accrued and unpaid interest) and the Trustee will promptly authenticate and mail or deliver to such Holders a new Note or Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.

  The phrase "all or substantially all" of the assets of the Company, as included in the definition of Change of Control, is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred.

  The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management. The Change of Control purchase feature resulted from negotiations between the Company and the Underwriters.

  The provisions of the Indenture relating to a Change of Control may not afford the Holders of the Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction that may adversely affect Holders, if such transaction does not constitute a Change of Control. Moreover, certain events with respect to the Company which may involve an actual change of control of the Company may not constitute a Change of Control for purposes of the Indenture.

  The Company may not have sufficient financial resources available to fulfill its obligation to repurchase the Notes upon a Change of Control or to repurchase other debt securities of the Company or its Subsidiaries providing similar rights to the holders thereof. Further, either the occurrence of a Change of Control or the right to require the Company to repurchase Notes as a result of the Change of Control, could create an event of default under Senior Indebtedness. As a result, in each case, any repurchase of the Notes could, absent a waiver, be blocked by the subordination provisions of the Notes. Failure of the Company to repurchase the Notes when required would result in an Event of Default with respect to the Notes whether or not such repurchase is permitted by the subordination provisions. See "--Subordination" above.

  Except as described herein, no modification of the Indenture regarding the provisions on repurchase at the option of any Holder of a Note upon a Change of Control that adversely affects a Holder is permissible without the consent of the Holder of the Note so affected. In the event of a Change of Control, if Holders of in excess of two-thirds of the outstanding aggregate principal amount of the Notes so determine at any time following the occurrence of such Change of Control and before the close of business on the Business Day immediately preceding the Repurchase Date, such event shall not be treated as a Change of Control for purposes of the Indenture. In such event, (i) the Company shall not be required to make the Repurchase Offer, (ii) to the extent the Repurchase Offer has already been made, such Repurchase Offer shall be deemed revoked and (iii) to the extent any Notes have been tendered in response to any such revoked Repurchase Offer, such tender shall be rescinded and the Notes so tendered shall be promptly returned to the Holders thereof. For purposes of any such determination by the Holders of the outstanding Notes, Notes held by the Company or an Affiliate of the Company (including any Person that would become an Affiliate of the Company (or its successor) as a consequence of the event or series of events that otherwise would be treated as a Change of Control for purposes of the Indenture) shall be disregarded.

  To the extent applicable, the Company will comply with the provisions of Rule 13e-4 or any other tender offer rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will file a Schedule 13E-4 or any other schedule required under such rules, in connection with any offer by the Company to repurchase Notes at the option of the Holders upon a Change of Control.

LIMITATION ON MERGER, SALE OR CONSOLIDATION

  The Indenture will provide that the Company may not, directly or indirectly, consolidate with or merge with or into, or sell, lease, convey or transfer all or substantially all of its assets (on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons (other than to its wholly owned Subsidiaries), unless (i) either (a) in the case of a merger or consolidation the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and the Indenture; and (ii) no Default or Event of Default shall exist immediately before or immediately after giving effect to such transaction.

  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Company will be released from its obligations under the Indenture and the Notes, except as to any obligations that arise from or as a result of such transaction.

REPORTS

  Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee, within 15 days after it is or would have been required to file such with the Commission, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission and, in each case, together with a management's discussion and analysis of financial condition and results of operations as such would be so required.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture will define an Event of Default as (i) the failure by the Company to pay any installment of interest on the Notes as and when due and payable and the continuance of any such failure for 30 days, (ii) the failure by the Company to pay all or any part of the principal of, or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, pursuant to any Repurchase Offer, (iii) the failure of the Company to perform any conversion of Notes required under the Indenture and the continuance of any such failure for 30 days, (iv) the failure by the Company to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, (v) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries, (vi) failure of the Company or any Significant Subsidiary to make any payment at maturity, including any applicable grace period, in respect of Indebtedness (other than non-recourse obligations) in an amount in excess of $15.0 million and continuance of such failure for 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Notes outstanding, (vii) default by the Company or any Significant Subsidiary with respect to any Indebtedness (other than non-recourse obligations), which default results in the acceleration of Indebtedness in an amount in excess of $15.0 million without such Indebtedness having been discharged or such acceleration having been rescinded or annulled for 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Notes outstanding and (viii) final unsatisfied judgments not covered by insurance aggregating in excess of $20.0 million, at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days. The Indenture will provide that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default, but the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the Holders, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any of the Notes when due or in the payment of any redemption or repurchase obligation.

  The Indenture will provide that if an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v) above with respect to the Company), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare all principal, premium, if any, and accrued interest, if any, on or with respect to the Notes to be due and payable immediately. If an Event of Default specified in clause (v) above with respect to the Company occurs, all principal, premium, if any, and accrued interest, if any, will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of no less than a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes that have become due solely by such acceleration, have been cured or waived.

  Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of, premium, if any, or interest on any Note not yet cured, or a default with respect to any covenant or provision that cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

  The Indenture provides that no Holder may pursue any remedy under the Indenture, except for a default in the payment of principal, premium, if any, or interest on the Notes, unless the Holder gives to the Trustee written notice of a continuing Event of Default, the Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy, such Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and the Trustee shall not have received a contrary direction from the Holders of a majority in principal amount of the outstanding Notes.

AMENDMENTS AND SUPPLEMENTS

  The Indenture will contain provisions permitting the Company and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided, that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity of any Note or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the conversion of any Note or the enforcement of any such payment on or after the due date thereof (including, in the case of redemption, on or after the Redemption Date), or reduce the Repurchase Price, or alter the Repurchase Offer (other than as set forth herein) or redemption provisions in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture or (iii) adversely affect the right of such Holder to convert Notes. A supplemental indenture entered into in compliance with the "Limitation on Merger, Sale or Consolidation" covenant would not require the consent of the Holders of the Notes.

NO PERSONAL LIABILITY OF STOCKHOLDERS, OFFICERS, DIRECTORS AND EMPLOYEES

  The Indenture will provide that no stockholder, employee, officer, director or partner, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Indenture or the Notes by reason of his, her or its status as such stockholder, employee, officer, director or partner.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange the Notes in accordance with the Indenture. The Company or Trustee may require a Holder, among other things, to furnish appropriate endorsements, legal opinions and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Notes selected for redemption. Also, the Company is not required to transfer or exchange any Notes for a period of 15 days before the mailing of a Repurchase Offer or notice of redemption.

  The registered holder of a Note may be treated as the owner of it for all purposes.

BOOK ENTRY, DELIVERY AND FORM

  Except as set forth below, the Notes will initially be issued in the form of one or more registered Notes in global form (the "Global Notes"). Each Global Note will be deposited on the date of the closing of the sale of the Notes (the "Closing Date") with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

  DTC has advised the Company that it is a limited-purpose trust company that was created to hold securities for its participants ("Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. DTC's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

  The Company expects that pursuant to procedures established by DTC, (i) upon deposit of the Global Note, DTC will credit the accounts of Participants designated by the Underwriters with an interest in the Global Note and (ii) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent.

  So long as DTC or its nominee is the registered owner of a Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a Person having a beneficial interest in Notes represented by a

Global Note to pledge such interest to Persons that do not participate in DTC's system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificates evidencing such interest.

  Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

  Payments with respect to the principal of, premium, if any, and interest on any Note represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered Holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including, principal, premium, if any, and interest with respect thereto), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Note as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.

  Holders who desire to convert their Notes into Common Stock pursuant to the terms of the Notes should contact their brokers or other Participants or Indirect Participants to obtain information on procedures, including proper forms and cut-off times, for submitting such requests.

CERTIFICATED NOTES

  If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by DTC of the Global Note, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Note. In addition, subject to certain conditions, any Person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such Person or Persons (or the nominee of any thereof), and cause the same to be delivered thereto.

  Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

  The information in this and the preceding section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable. The Company will have no responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.

SAME-DAY FUNDS SETTLEMENT AND PAYMENT

  Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. With respect to Notes represented by Certificated Notes, all payments (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the City of New York, except that, at the option of the Company, any payments of interest may be made by mailing a check on or before the due date to the address of the person entitled thereto as such address shall appear in the Register. The Notes will trade in DTC's Same-Day Funds Settlement System until maturity, or until the Notes are issued in certificated form, and secondary market trading activity in the Notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

GOVERNING LAW

  The Indenture and the Notes provide that they are to be governed in accordance with the laws of the State of New York.

THE TRUSTEE

  Harris Trust and Savings Bank will be the Trustee under the Indenture. A successor Trustee may be appointed in accordance with the terms of the Indenture.

  The Indenture will contain certain limitations on the rights of the Trustee, in the event it becomes a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

  In case an Event of Default shall occur (and shall not be cured), the Trustee will be required to use the degree of care of a prudent person in the conduct of his own affairs in the exercise of its powers. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Holders of Notes, unless they shall have offered to the Trustee reasonable security or indemnity.

CERTAIN DEFINITIONS

  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

  "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP.

  "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

  "Change of Control" means (i) an event or series of events as a result of which any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act) (excluding the Company or any wholly owned Subsidiary thereof) is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable) of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors, managers or trustees, as applicable, of the Company or any successor entity ("Voting Stock"), (ii) the completion of any consolidation or merger of the Company with or into any other Person, or sale, conveyance, transfer or lease by the Company of all or substantially all of its assets to any Person, or any merger of any other Person into the Company in a single transaction or series of related transactions, and, in the case of any such transaction or series of related transactions, the outstanding Common Stock is changed or exchanged as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iii) such time as the Continuing Directors do not constitute a majority of the Board of Directors (or, if applicable, a successor corporation to the Company).

  "Continuing Director" means at any date a member of the Board of Directors
(i) who was a member of such board on the date of initial issuance of the Notes or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

  "Disqualified Capital Stock" means, with respect to the Company, Capital Stock of the Company that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by the Company, in whole or in part, on or prior to the Stated Maturity of the Notes, provided that only the portion of such Capital Stock which is so convertible, exercisable, exchangeable or redeemable or subject to repurchase prior to such Stated Maturity shall be deemed to be Disqualified Stock.

  "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person, (i) in respect of borrowed money (whether or not the lender has recourse to all or any portion of the assets of such person), (ii) evidenced by credit or loan agreements, bonds, notes, debentures or similar instruments (including, without limitation, notes or similar instruments given in connection with the acquisition of any business, properties or assets of any kind), (iii) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (iv) for the payment of money relating to a Capitalized Lease Obligation or (v) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities of others of the kind described in the preceding clauses (a),
(b) or (c) that such Person has guaranteed or that is otherwise its legal liability, or which is secured by a lien on property of such Person, and all obligations to purchase, redeem or acquire any Capital Stock; and (e) any and all deferrals, renewals, extensions, modifications, replacements, restatements, refinancings and refundings (whether direct or indirect) of, or any indebtedness or obligation issued in exchange for, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties.

  "Interest Swap and Hedging Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement or other interest rate hedge agreement, interest rate collar agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

  "Junior Securities" means any Qualified Capital Stock and any Indebtedness of the Company that is fully subordinated in right of payment to the Notes and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

  "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

  "Senior Indebtedness" means all obligations of the Company to pay the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, any Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior in right of payment to the Notes or is pari passu with, or subordinated to, the Notes; provided that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness representing or with respect to any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services or (c) any liability for taxes owed or owing by the Company or any Subsidiary of the Company.

  "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1.02(w) of Regulation S-X promulgated by the Commission as in effect as of the date of the Indenture.

  "Stated Maturity" when used with respect to any Note, means April 1, 2003.

  "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and owns alone or together with one or more Subsidiaries of such Person a majority of the partnership interests, or (iii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.01 par value per share and 2,000,000 shares of Preferred Stock, $.01 par value per share.

COMMON STOCK

  As of March 19, 1998, there were 25,554,054 shares of Common Stock outstanding held by approximately 105 stockholders of record. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy." Holders of Common Stock are entitled to one vote per share in all matters to be voted upon by stockholders. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company's liabilities and the liquidation preferences of any outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities, and there are no redemption provisions with respect to such shares. All of the outstanding shares of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may issue in the future.

  Pursuant to a Rights Agreement adopted by the Company (the "Rights Agreement"), the holders of Common Stock, including the shares of Common Stock issuable upon conversion of the Notes and the shares offered in the Common Stock Offering, have certain rights to purchase Series A Participating Preferred Stock or Common Stock under certain circumstances, including in the event of certain unsolicited attempts to acquire a controlling interest in the Company. See "--Preferred Stock" and "--Rights Agreement."

PREFERRED STOCK

  The Company's Board of Directors has authority, without any further vote or action by the stockholders: to provide for the issuance of the shares of Preferred Stock in series; to establish from time to time the number of shares to be included in each such series; to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications or restrictions of the shares of each such series; and to determine the voting powers, if any, of such shares. The issuance of Preferred Stock, among other things, could adversely affect the rights of holders of Common Stock. For example, the issuance of Preferred Stock could decrease the amount of earnings and assets available for distributions to holders of Common Stock. In addition, any such issuance could have the effect of delaying or preventing a change in control of the Company and could make the removal of the present management of the Company more difficult.

  In connection with the adoption of the Rights Agreement, the Company's Board of Directors has created one series of Preferred Stock, consisting of 300,000 shares of Series A Participating Preferred Stock (the "Series A Preferred"). No shares of Series A Preferred have been issued as of the date of this Prospectus. Each share of the Series A Preferred, when and if issued, would entitle the holder thereof to receive quarterly dividends equal to the greater of $1.00 per share or 100 times the dividends per share declared with respect to the Common Stock. Dividends on the Series A Preferred are cumulative. Holders of the Series A Preferred would be entitled to exercise 100 votes per share on all matters submitted to a vote of stockholders and, except as otherwise required by law, would vote together with the holders of Common Stock as a single class. In the event of liquidation, such holders would receive a preference of $1.00 per share over the Common Stock. In general, each share of the Series A Preferred is intended to have a value and voting rights equal to 100 shares of Common Stock, and appropriate anti-dilutive adjustments will be made in accordance with the terms of such Series A Preferred in the event of certain changes in Common Stock. Except as contemplated in connection with the Rights Agreement described below, the Company has no present plans to issue any of the Preferred Stock.

RIGHTS AGREEMENT

  The Board of Directors of the Company has declared a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of Common Stock. The dividend was payable to stockholders of record on March 1, 1996 (the "Rights Record Date") and with respect to Common Stock issued thereafter until the Distribution Date (as defined below). Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of the Series A Preferred of the Company at a price equal to five times the initial offering price (the "Purchase Price") per one one-hundredth of a Series A Preferred share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent. A copy of the Rights Agreement is available to stockholders free of charge from the Company upon request directed to the Secretary of the Company.

  Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Stock upon the earliest to occur of (i) 10 days following public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock; or (ii) 15 business days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (the earliest of such dates being called the "Distribution Date"). The definition of an Acquiring Person excludes any employee benefit plan of the Company, including the ESOP. Albert
J. Speh, Jr., Chairman Emeritus of the Company, his extended family, family trusts and certain other affiliates and associates will not be deemed to be an Acquiring Person as long as such persons beneficially own less than 32% of the outstanding Common Stock. The date that a person or group becomes an Acquiring Person is the "Share Acquisition Date." Until a Right is exercised, the holder thereof, as such, will not have any rights as a stockholder of the Company, including the right to vote or receive dividends thereon.

  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights) new Common Stock certificates issued after the Rights Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Rights Record Date, even without such notation or a copy of the summary of rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date (and to each initial record holder of certain Common Stock issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

  The Rights are not exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of the effective date of the plan, unless earlier redeemed by the Company as described below.

  In the event that any person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive upon payment of the Purchase Price the number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value (immediately prior to such triggering event) equal to two times the Purchase Price. Notwithstanding the foregoing, following the occurrence of the event described above or in the paragraph below (the "Triggering Events"), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

  In the event that, at any time following the Share Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or
(ii) more than 50% of the Company's assets or earning power is sold or transferred to any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

  The Purchase Price and the number of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to as a result of, among other things, a subdivision, split (other than a stock dividend on the Common Stock payable in shares of Common Stock), combination, consolidation or reclassification of the Series A Preferred or the Common Stock, or a reverse split of the outstanding shares of Series A Preferred or Common Stock.

  At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, and under certain other circumstances, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right which redemption shall be effective upon the action of the Board of Directors. Additionally, at any time after a Triggering Event and prior to the time that a person or group acquires 50% or more of the outstanding Common Stock, the Company may exchange the Rights (other than those that have become null and void), in whole or in part, for shares of Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

  The provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, provided that after such time as any person becomes an Acquiring Person, the Rights Agreement may not be amended in any manner that would adversely affect the interests of the holders of the Rights.

DELAWARE LAW AND CERTAIN CORPORATE AND CONTRACTUAL PROVISIONS

  The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either (i) prior to the date at which the person becomes an interested stockholder the Board of Directors approves such transaction or business combination, (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of such transaction or (iii) the business combination is approved by the Board of Directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent). An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

  The Company's Certificate of Incorporation (the "Certificate") and By-laws contain a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may be deemed to have a potential anti-takeover effect in that such provisions may delay or prevent a change of control of the Company. These provisions include: (a) the classification of the Board of Directors into three classes, each class serving for staggered three year terms; (b) restrictions on the removal of directors; (c) the authority of the Board to issue series of Preferred Stock with such voting rights and other provisions as the Board of Directors may determine; (d) a requirement that a vote of greater than 80% of the voting power of shares entitled to vote generally for the election of directors is required to amend provisions of the Certificate and By-laws relating to the classification of the Board and removal of directors unless 75% of the Board of Directors approve such action; (e) the requirement that stockholder action can be taken only at an annual or special meeting of stockholders and prohibiting stockholder action by written consent in lieu of a meeting; (f) an advance notice procedure for stockholders to make nominations of candidates for election as directors; and (g) the requirement that a special stockholders meeting may only be called by the Chairman of the Board, the President or at the direction of the majority of the Board of Directors.

  These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the

Board of Directors. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals, because, among other things, negotiation of such proposals might result in an improvement of their terms. The description set forth above is intended as a summary only and is qualified in its entirety by reference to the Company's Certificate and By-laws.

  Under the terms of an employment agreement with Peter I. Mason, the Company has agreed to have Casey Cowell and Paul G. Yovovich serve as directors of the Company. Under the terms of an employment agreement with Lawrence J. Speh, the Company has agreed to nominate Mr. Speh as a director for so long as Mr. Speh owns at least 500,000 shares of Common Stock, and for so long as Mr. Speh is a director or nominee for director. Mr. Speh has agreed to vote all shares of Common Stock owned by him in favor of the Company's nominees. In addition, Mr. Mason has agreed to support the nomination and election to the Board of Albert
J. Speh, Jr.

CERTAIN REGISTRATION RIGHTS

  The Company has granted registration rights to certain holders of Company securities. As part of the Company's acquisition of GIS, the Company issued warrants to acquire 180,000 shares of Common Stock at $16.51 per share. As part of the transaction, the holder of the warrants obtained certain demand and piggyback registration rights with respect to the underlying shares of Common Stock.

  In connection with an amendment to the Company's employment and consulting agreement with Lawrence J. Speh, the Company granted certain demand and piggyback registration rights to Mr. Speh with respect to shares of Common Stock owned directly by Mr. Speh and with respect to shares of Common Stock controlled by Mr. Speh in a fiduciary capacity. Following the Common Stock Offering, Mr. Speh will own directly or control in a fiduciary capacity approximately 2.1 million shares of Common Stock. The shares of Common Stock sold by Mr. Speh in the Common Stock Offering were not sold pursuant to these registration rights.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Company's Common Stock is Harris Trust and Savings Bank, Chicago, Illinois.

                CERTAIN UNITED STATES INCOME TAX CONSIDERATIONS

  The following is a summary of certain material United States federal income tax considerations relating to the purchase, ownership and disposition of the Notes and of the Common Stock into which Notes may be converted, but is not intended and does not purport to be a complete analysis of all the potential federal income or estate tax, or other tax considerations relating thereto. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated or proposed thereunder ("Treasury Regulations"), court decisions and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This summary deals only with holders that will hold Notes and the Common Stock into which Notes may be converted as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules such as banks, tax-exempt organizations, insurance companies, dealers in securities or enterprises, persons that will hold Notes as a position in a hedging, straddle or conversion transaction, or persons that have a functional currency other than the U.S. dollar. This summary discusses the tax considerations applicable to persons who purchase Notes upon their initial offering and does not discuss the tax considerations applicable to subsequent purchasers of Notes. The Company has not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in this summary, and there can be no assurance that the IRS will agree with such statements and conclusions. INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

UNITED STATES HOLDERS

  As used herein, the term "United States Holder" means a beneficial owner of a Note or Common Stock that for United States federal income tax purposes is
(i) a citizen or resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or of any State or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of source, or (iv) a trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary.

 PAYMENT OF INTEREST

  Interest on a Note generally will be includable in the income of a United States Holder as ordinary income at the time such interest is received or accrued, in accordance with such Holder's method of accounting for United States federal income tax purposes. The Notes will not have original issue discount.

 SALE, EXCHANGE, REDEMPTION OR RETIREMENT OF THE NOTES

  Upon the sale, exchange, redemption or retirement at maturity of a Note, a United States Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption or retirement (except to the extent such amount is attributable to accrued interest income, which is taxable as ordinary income) and (ii) such Holder's adjusted tax basis in the Note. A United States Holder's adjusted tax basis in a Note generally will equal the cost of the Note to such Holder, less any principal payments received by such Holder. Such capital gain or loss will be long-term capital gain or loss if the United States Holder's holding period for the Note is more than one year at the time of sale, exchange, redemption or retirement. In 1997, legislation was enacted which, among other things, reduces to 20% the maximum rate of tax on long term capital gains on most capital assets held by an individual for more than 18 months and under which gain on most capital assets held by an individual more than one year and up to 18 months is subject to tax at a maximum rate of 28%.

 CONVERSION OF THE NOTES

  A United States Holder generally will not reorganize any income, gain or loss upon conversion of a Note into Common Stock, except with respect to cash received in lieu of a fractional share of Common Stock or attributable to accrued interest on the converted Note. Such Holder's tax basis in the Common Stock received on conversion of a Note will be the same as such Holder's adjusted tax basis in the converted portion of the Note at the time of conversion (reduced by any basis allocable to a fractional share interest), and the holding period for the Common Stock received on conversion will generally include the holding period of the portion of the Note converted.

  Cash received in lieu of a fractional share of Common Stock upon conversion will be treated as a payment in exchange for the fractional share of Common Stock and thus generally will result in capital gain or loss (measured by the difference between the cash received for the fractional share and the United States Holder's adjusted tax basis in the fractional share).

 DIVIDENDS

  Any amount distributed by the Company in respect of the Common Stock generally will be treated as a dividend, subject to tax as ordinary income, to the extent of the Company's current or accumulated earnings and profits, then as a tax-free return of capital to the extent of the Holder's tax basis in the Common Stock, and thereafter as gain from the sale or exchange of such stock.

  A dividend distribution to a United States Holder which is a corporation generally will qualify for the dividends received deduction (which is equal to 70% of the dividend amount if the Holder owns less than 20%, and 80% of the dividend amount if the Holder owns 20% or more, of the voting power and value of the Company's stock, excluding any non-voting, non-convertible, non-participating preferred stock). The dividends received deduction is subject to certain holding period, taxable income and other limitations. Moreover, in the event of an "extraordinary dividend" with respect to Common Stock, a corporate stockholder (i) is required to reduce its basis in Common Stock by the non-taxed portion (generally the portion eligible for the dividends received deduction described above) of the extraordinary dividend under certain circumstances and (ii) is treated as recognizing gain from sale of stock to the extent that the non-taxed portion of the extraordinary dividend exceeds the basis in the Common Stock.

  If (i) the Company makes a distribution of cash or property to its stockholders which is taxable to such stockholders as a dividend (e.g., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe for Common Stock) and, pursuant to the antidilution provisions of the Indenture and the Notes, the Conversion Price of the Notes is decreased, or (ii) the Conversion Price of the Notes is decreased at the discretion of the Company, such decrease in Conversion Price may be treated as the payment of a taxable dividend to United States Holders of Notes. As a result, United States Holders of Notes could recognize taxable income as a result of an event pursuant to which they receive no cash or property.

 SALE OF COMMON STOCK

  Upon the sale or exchange of Common Stock, a United States Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) such Holder's adjusted tax basis in the Common Stock. Such capital gain or loss will be long-term if the United States Holder's holding period for the Common Stock is more than one year at the time of the sale or exchange. In 1997, legislation was enacted which, among other things, reduces to 20% the maximum rate of tax on long term capital gains on most capital assets held by an individual for more than 18 months and under which gain on most capital assets held by an individual more than one year and up to 18 months is subject to tax at a maximum rate of 28%.

 INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

  Information reporting generally will apply to payments of principal of and premium, if any, and interest on a Note, payments of dividends on Common Stock, payments of the proceeds of the sale of a Note and payments of the proceeds of the sale of Common Stock to certain noncorporate United States Holders. The payor will be required to withhold backup withholding tax on certain payments to noncorporate United States Holders at the rate of 31% if (i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor or establish an exemption from backup withholding, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect,
(iii) there has been a notified payee underreporting with respect to interest, dividends or original issue discount or (iv) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to backup withholding under the Code. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against such Holder's United States federal income tax and may entitle the Holder to a refund, provided that the required information is furnished to the IRS.

NON-UNITED STATES HOLDERS

  As used herein, the term "Non-United States Holder" means any beneficial owner of a Note or Common Stock that is not a United States Holder. The following discussion is limited to the United States federal income tax consequences relevant to a Non-United States Holder.

  For purposes of withholding tax on interest and dividends discussed below, a Non-United States Holder (as defined above) includes a non-resident fiduciary of an estate or trust. For purposes of the following discussion, interest, dividends and gain on the sale, exchange or other disposition of a Note or Common Stock will generally be considered to be "United States trade or business income" if such income or gain is (i) effectively connected with the conduct of a United States trade or business or (ii) in the case of most residents of a country that has an income tax treaty with the United States, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.

 STATED INTEREST

  Generally any interest paid to a Non-United States Holder of a Note that is not United States trade or business income will not be subject to United States tax if the interest qualifies as "portfolio interest." Generally interest on the Notes will qualify as portfolio interest if (i) the Non-United States Holder does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company and is not a "controlled foreign corporation" with respect to which the Company is a "related person" within the meaning of the Code, (ii) the beneficial owner, under penalty of perjury, certifies that the beneficial owner is not a United States person and such certificate provides the beneficial owner's name and address, (iii) the Non-United States Holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business, and (iv) the Notes are in registered form.

  The gross amount of payments to a Non-United States Holder of interest that do not qualify for the portfolio interest exemption and that are not United States trade or business income will be subject to United States federal income tax at the rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding. United States trade or business income will be taxed at regular United States rates rather than the 30% gross rate. In the case of a Non-United States Holder that is a corporation, such United States trade or business income may also be subject to the branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to United States trade or business income) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is United States trade or business income, the Non-United States Holder must provide a properly executed Form 1001 or 4224 (or such successor forms as the IRS designates), as applicable, prior to the payment of interest. These forms must be periodically updated. Under recently issued Treasury Regulations that will generally be effective after December 31, 1998 (the "New Regulations"), the required Forms 1001 and 4224 will be replaced by a new Form W-8. Under the New Regulations, a Non-United States Holder who is claiming the benefits of a treaty may be required to obtain a United States taxpayer identification number and make certain certifications to the Company. Special procedures are provided in the New Regulations for payments through qualified intermediaries. Prospective investors should consult their tax advisors regarding the effect, if any, of the New Regulations.

 DIVIDENDS

  In general, dividends paid to a Non-United States Holder of Common Stock will be subject to withholding of United States federal income tax at a 30% rate unless such rate is reduced by an applicable income tax treaty. Dividends that are connected with such holder's conduct of a trade or business in the United States (United States trade or business income) are generally subject to United States federal income tax at regular rates, but are not generally subject to the 30% withholding tax if the Non-United States Holder files the appropriate form with the payor, as discussed above. Any United States trade or business income received by a Non-United States Holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be applicable under an income tax treaty. Currently, dividends paid to an address in a foreign country generally are presumed (absent actual knowledge to the contrary) to be paid to a resident of such country for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty rate. Under the New Regulations, a Non-United States Holder claiming the benefits of a treaty generally will be required to provide a Form W-8 (or suitable substitute form) to the Company certifying such Non-United States Holder's entitlements to treaty benefits. Other Treasury Regulations provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends paid to a Non-United States Holder that is an entity should be treated as paid to the entity or those holding an interest in that entity. Prospective investors should consult their tax advisors regarding the effect, if any, of the New Regulations.

  A Non-United States Holder of Common Stock that is eligible for a reduced rate of United States withholding tax pursuant to an income treaty may obtain a refund of any amounts currently withheld by filing an appropriate claim for a refund with the IRS.

 CONVERSION

  A Non-United States Holder generally will not be subject to United States federal income tax on the conversion of Notes into Common Stock, except with respect to cash (if any) received in lieu of a fractional share or interest not previously included in income. Cash received in lieu of a fractional share may give rise to gain that would be subject to the rules described below for the sale of Notes. Cash or Common Stock treated as issued for accrued interest would be treated as interest under the rules described above.

 SALE, EXCHANGE OR REDEMPTION OF NOTES OR COMMON STOCK

  Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-United States Holder on the sale, exchange or redemption of a Note or Common Stock generally will not be subject to United States federal income tax, unless (i) such gain is United States trade or business income, (ii) subject to certain exceptions, the Non-United States Holder is an individual who holds the Note or Common Stock as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition, (iii) the Non-United States Holder is subject to tax pursuant to the provisions of United States tax law applicable to certain United States expatriates (including certain former citizens or residents of the United States) or (iv) in the case of the disposition of Common Stock, the Company is a United States real property holding corporation. The Company does not believe that it is currently a "United States real property holding corporation," or that it will become one in the future.

 FEDERAL ESTATE TAX

  Notes held (or treated as held) by an individual who is not a citizen or resident of the United States (for federal estate tax purposes) at the time of his or her death will not be subject to United States federal estate tax provided that the interest thereon qualifies as portfolio interest and was not United States trade or business income. Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (for federal estate tax purposes) will be included in such individual's estate for United States federal income tax purposes unless an applicable estate tax treaty otherwise applies.

 INFORMATION REPORTING AND BACKUP WITHHOLDING

  The Company must report annually to the IRS and to each Non-United States Holder any interest or dividend that is subject to withholding, or that is exempt from United States withholding tax pursuant to a tax treaty, or interest that is exempt from United States tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-United States Holder resides.

  Treasury Regulations provide that backup withholding and additional information reporting will not apply to payments of principal on the Notes by the Company to a Non-United States Holder if the holder certifies as to its Non-United States status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its paying agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).

  The payment of the proceeds from the disposition of Notes or Common Stock to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its Non-United States Holder status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a Note or Common Stock to or through a non-United States office of a non-United States broker that is not a United States related person will not be subject to information reporting or backup withholding. For this purpose, a "United States related person" is (i) a "controlled foreign corporation" for United States federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business, or (iii) with respect to payments made after December 31, 1998, a foreign partnership that, at any time during its taxable year, is 50% or more (by income or capital interest) owned by United States persons or is engaged in the conduct of a United States trade or business.

  In the case of the payment of proceeds from the disposition of Notes or Common Stock to or through a non-United States office of a broker that is either a United States person or a United States related person, information reporting is required on the payment unless the broker has documentary evidence in the files that the owner is a Non-United States Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is not a United States person or a United States related person (absent actual knowledge that the payee is a United States person).

  Any amounts withheld under the backup withholding rules from a payment to a Non-United States Holder will be allowed as a refund or a credit against such Non-United States Holder's United States federal income tax liability, provided that the requisite procedures are followed.

  THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES AND THE COMMON STOCK OF THE COMPANY, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                                 UNDERWRITING

  Subject to the terms and conditions contained in an Underwriting Agreement dated March 19, 1998 (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters") have severally agreed to purchase from the Company the respective principal amount of Notes set forth opposite their names below.

                                                                    PRINCIPAL
                                                                    AMOUNT OF
      UNDERWRITERS                                                    NOTES
      Donaldson, Lufkin & Jenrette Securities Corporation......... $ 45,000,000
      Merrill Lynch, Pierce, Fenner & Smith
           Incorporated...........................................   45,000,000
      ABN AMRO Incorporated.......................................   10,000,000
                                                                   ------------
          Total................................................... $100,000,000
                                                                   ============

  The Underwriting Agreement provides that the obligations of the several Underwriters to purchase and accept delivery of the Notes offered hereby are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to purchase and accept delivery of all the Notes offered hereby (other than those covered by the over-allotment option described below) if any are purchased.

  The Underwriters initially propose to offer the Notes in part directly to the public at the initial public offering price set forth on the cover page of the Prospectus and in part to certain dealers (including the Underwriters) at such price, less a concession not in excess of 1.95% of the principal amount of the Notes. The Underwriters may allow, and such dealers may re-allow, discounts not in excess of 0.25% of the principal amount of the Notes. After the initial offering of the Notes, the public offering price and other selling terms may be changed by the Underwriters at any time without notice.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

  The Company has granted to the Underwriters an option exercisable within 30 days after the date of this Prospectus, to purchase, from time to time, in whole or in part, up to an additional $15,000,000 aggregate principal amount of the Notes, at the initial public offering price less underwriting discounts and commissions. The Underwriters may exercise such option solely to cover over-allotments, if any, made in connection with the Note Offering. To the extent that the Underwriters exercise such option, each Underwriter will become obligated, subject to certain conditions, to purchase its pro rata portion of such additional Notes based on such Underwriter's percentage underwriting commitment as indicated in the preceding table.

  The Company's executive officers and directors, other than the Selling Stockholders, have agreed, subject to certain exceptions, with the Underwriters not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any Common Stock, or enter into any agreement to do any of the foregoing, for a period of 90 days after the date of this Prospectus. The Selling Stockholders have agreed to the foregoing lockup provisions for a period of 180 days after the date of this Prospectus, except that the ESOP may (i) make distributions of shares of Common Stock to ESOP participants and (ii) sell or otherwise dispose of shares of Common Stock in order to make cash distributions to ESOP participants, in each case in accordance with the terms of the ESOP. In addition, the Company has agreed that for a period of 90 days after the date of this Prospectus it will not, without the prior written consent of DLJ, directly or indirectly offer, sell, contract to sell, grant any option to purchase, issue, distribute or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or any warrants, options or rights to purchase or acquire, Common Stock, or enter into any agreements to do any of the foregoing, except for (i) shares of Common Stock issued pursuant to the exercise of options or warrants outstanding on the date of this Prospectus and (ii) options granted after the date of this Prospectus pursuant to the Company's 1994 Executive Stock Option Plan and the 1995 Employee Stock Option Plan.

  The Notes will constitute a new issue of securities with no established trading market. Application has been made for quotation of the Notes on The Nasdaq SmallCap Market. The Company has been advised by the Underwriters that the Underwriters presently intend to make a market in the Notes; however, they are not obligated to do so, and they may discontinue such market-making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Notes or that an active trading market will develop.

  DLJ and ABN AMRO Incorporated have in the past provided, and they and other Underwriters may in the future provide, investment banking services for the Company. Additionally, certain of the Underwriters are participating as underwriters in the concurrent Common Stock Offering.

  Other than in the United States, no action has been taken by the Company or the Underwriters that would permit a public offering of the Notes in any jurisdiction where action for that purpose is required. The Notes offered hereby may not be offered or sold, directly or indirectly, nor may this Prospectus or any other offering material or advertisements in connection with the offer and sale of the Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with applicable rules and regulations of such jurisdiction. Persons into whose possession this Prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering of the Notes and the distribution of this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes offered hereby in any jurisdiction in which such an offer or solicitation is unlawful.

  In connection with the Note Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes and Common Stock. Specifically, the Underwriters may overallot the Note Offering, creating a syndicate short position. The Underwriters may bid for and purchase the Notes and shares of Common Stock in the open market to cover such syndicate short position or to stabilize the price of the Notes and Common Stock. These activities may stabilize or maintain the market price of the Notes and Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

  The legality of the Notes offered hereby will be passed upon for the Company by Freeborn & Peters, Chicago, Illinois. As of the date of this Prospectus, a total of 39,207 shares of Common Stock were owned by certain partners of Freeborn & Peters. Certain legal matters will be passed upon for the Underwriters by Katten Muchin & Zavis, Chicago, Illinois.

                                    EXPERTS

  The financial statements of the Company as of September 30, 1996 and 1997 and for each of the three fiscal years in the period ended September 30, 1997, included in this Prospectus, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, registration statements, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549 and at its regional offices at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2551. Copies of such materials can be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

  The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act with respect to the Note Offering and the Common Stock Offering. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete and reference is hereby made to the copy of the such contract, agreement or document filed as an exhibit to the Registration Statement for a complete statement of its provisions. For further information with respect to the Company and the Notes offered hereby, reference is hereby made to the Registration Statement, copies of which may be obtained at the locations specified.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents and information filed by the Company with the Commission are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997; and (iii) the description of the Company's capital stock set forth under the heading "Description of Capital Stock" in the Company's prospectus that constitutes a part of the Company's Registration Statement on Form S-1 (Commission File No. 33-98302), which description is incorporated by reference in the Company's Registration Statement on Form 8-A dated March 1, 1996 for the registration of the Common Stock under the Exchange Act.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this

Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated herein by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Andy V. Jonusaitis, Vice President and General Counsel, May & Speh, Inc., 1501 Opus Place, Downers Grove, Illinois 60515 (telephone (630) 964-1501).

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants..........................................  F-2
Consolidated Balance Sheets as of September 30, 1996 and 1997 and December
 31, 1997 (unaudited)......................................................  F-3
Consolidated Statements of Operations for the years ended September 30,
 1995, 1996 and 1997, and for the three months ended December 31, 1996 and
 1997 (unaudited)..........................................................  F-4
Consolidated Statements of Stockholders' Equity for the years ended
 September 30, 1995, 1996 and 1997, and for the three months ended December
 31, 1997 (unaudited)......................................................  F-5
Consolidated Statements of Cash Flows for the years ended September 30,
 1995, 1996 and 1997, and for the three months ended December 31, 1996 and
 1997 (unaudited)..........................................................  F-6
Notes to Financial Statements..............................................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of May & Speh, Inc.

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of May & Speh, Inc. and its subsidiary at September 30, 1996 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

Chicago, Illinois
November 10, 1997, except as to the paragraph of Note 1 entitled "Per share information" and Note 12, which are as of February 12, 1998

                                MAY & SPEH, INC.

                          CONSOLIDATED BALANCE SHEETS

                                        SEPTEMBER 30,         DECEMBER 31, 1997
                                  --------------------------  -----------------
                                      1996          1997         (UNAUDITED)
             ASSETS
Current assets:
  Cash and cash equivalents...... $ 10,397,858  $  1,888,817    $  3,024,013
  Marketable securities..........   20,334,278    20,415,793      12,896,200
  Accounts receivable, net.......   21,003,095    28,569,372      29,947,488
  Income taxes refundable........    3,550,617     6,301,217       6,301,217
  Prepaid software royalties.....    2,652,398     5,442,796       6,518,476
  Deferred income taxes and other
   current assets................    1,991,794     2,445,829       5,594,995
                                  ------------  ------------    ------------
    Total current assets.........   59,930,040    65,063,824      64,282,389
Property, plant and equipment,
 net.............................   32,289,746    50,228,440      50,848,825
Goodwill.........................   16,863,811    20,099,245      19,978,514
Other assets.....................    6,134,473    13,404,419      13,522,314
                                  ------------  ------------    ------------
    Total assets................. $115,218,070  $148,795,928    $148,632,042
                                  ============  ============    ============
  LIABILITIES AND STOCKHOLDERS'
              EQUITY
Current liabilities:
  Current maturities of long-term
   debt.......................... $  5,329,670  $  5,810,927    $  5,867,996
  Accounts payable...............    3,713,421     5,017,666       4,219,114
  Accrued wages and benefits.....    3,006,991     4,324,814       2,397,632
  Other accrued expenses.........    1,730,938     2,870,903       5,061,922
                                  ------------  ------------    ------------
    Total current liabilities....   13,781,020    18,024,310      17,546,664
Long-term debt...................   22,250,802    31,546,484      30,150,736
Deferred income taxes............    3,455,000     8,090,000       8,090,000
                                  ------------  ------------    ------------
    Total liabilities............   39,486,822    57,660,794      55,787,400
                                  ------------  ------------    ------------
Commitments and contingencies
 (Note 7)
Stockholders' equity (Note 8):
  Preferred stock, no par value,
   2,000,000 shares authorized;
   no shares issued
  Common stock, $.01 par value,
   50,000,000 shares authorized;
   24,934,154 shares, 25,147,354
   shares and 25,219,854 shares
   issued and outstanding at
   September 30, 1996 and 1997
   and December 31, 1997.........      249,342       251,474         252,199
  Additional paid-in capital.....   46,967,691    48,277,867      48,737,056
  Retained earnings..............   33,860,039    45,575,694      46,231,309
                                  ------------  ------------    ------------
                                    81,077,072    94,105,035      95,220,564
  Unearned ESOP compensation.....   (5,345,824)   (2,969,901)     (2,375,922)
                                  ------------  ------------    ------------
    Total stockholders' equity...   75,731,248    91,135,134      92,844,642
                                  ------------  ------------    ------------
    Total liabilities and
     stockholders' equity........ $115,218,070  $148,795,928    $148,632,042
                                  ============  ============    ============

   The accompanying notes are an integral part of these financial statements.

                                MAY & SPEH, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  THREE MONTHS ENDED
                          FISCAL YEARS ENDED SEPTEMBER 30,           DECEMBER 31,
                         -------------------------------------  ------------------------
                            1995         1996         1997         1996         1997
                                                                      (UNAUDITED)
Net revenues............ $61,641,273  $77,222,960  $92,457,288  $21,228,730  $26,350,565
                         -----------  -----------  -----------  -----------  -----------
Operating expenses:
  Wages and benefits....  20,983,636   23,950,392   30,436,956    7,143,274    8,948,912
  Services and supplies.   4,160,441    6,839,200    6,191,501    2,039,016    1,370,602
  Rents, leases and
   maintenance..........  13,878,290   18,064,271   20,137,243    4,637,094    5,251,101
  Depreciation and
   amortization.........   1,230,066    2,155,481    4,419,933      901,396    1,778,857
  Other operating
   expenses.............   5,106,579    6,812,536    8,433,104    1,823,590    2,115,297
  ESOP principal
   payments.............   2,410,539    2,375,923    2,375,923      593,980      593,979
  Restructuring costs...         --           --           --           --     4,700,000
                         -----------  -----------  -----------  -----------  -----------
                          47,769,551   60,197,803   71,994,660   17,138,350   24,758,748
                         -----------  -----------  -----------  -----------  -----------
Operating income........  13,871,722   17,025,157   20,462,628    4,090,380    1,591,817
                         -----------  -----------  -----------  -----------  -----------
Interest and other
 expense:
  ESOP interest expense.     863,809      611,552      403,396      124,371       69,214
  Other interest
   expense..............     678,843    1,231,263    2,214,705      452,471      686,449
  Interest income.......    (206,594)  (1,147,345)  (1,050,765)    (293,581)    (160,882)
  Other, net............      10,118     (167,896)      (2,763)     (10,484)     (58,182)
                         -----------  -----------  -----------  -----------  -----------
                           1,346,176      527,574    1,564,573      272,777      536,599
                         -----------  -----------  -----------  -----------  -----------
Income before income
 taxes..................  12,525,546   16,497,583   18,898,055    3,817,603    1,055,218
Income taxes............   4,665,000    6,274,000    7,182,400    1,450,900      399,603
                         -----------  -----------  -----------  -----------  -----------
Net income.............. $ 7,860,546  $10,223,583  $11,715,655  $ 2,366,703  $   655,615
                         ===========  ===========  ===========  ===========  ===========
Basic earnings per
 share.................. $      0.38  $      0.45  $      0.47  $      0.09  $      0.03
Weighted average shares
 outstanding............  20,426,482   22,633,972   25,028,786   24,953,371   25,172,300
Diluted earnings per
 share.................. $      0.38  $      0.43  $      0.45  $      0.09  $      0.02
Weighted average shares
 outstanding, including
 common equivalents.....  20,610,517   23,652,901   26,178,963   26,220,184   26,469,818

   The accompanying notes are an integral part of these financial statements.

                                MAY & SPEH, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             COMMON STOCK       ADDITIONAL
                          --------------------    PAID-IN     UNEARNED     RETAINED
                            SHARES     AMOUNT     CAPITAL   COMPENSATION   EARNINGS       TOTAL
BALANCE--SEPTEMBER 30,
 1994...................  20,465,737  $204,658  $ 1,525,927 $(11,362,877) $18,333,582  $ 8,701,290
 Net income for the year
  ended September 30,
  1995..................                                                    7,860,546    7,860,546
 ESOP compensation
  earned during the year
  ended September 30,
  1995..................                                       2,410,539                 2,410,539
 Dividends declared and
  paid..................                                       1,230,591   (2,545,332)  (1,314,741)
 Tax benefit of
  dividends paid on
  unallocated shares
  held by the ESOP......                                                      247,000      247,000
 Repurchases and
  retirement of common
  stock.................    (103,080)   (1,031)                              (259,340)    (260,371)
                          ----------  --------  ----------- ------------  -----------  -----------
BALANCE--SEPTEMBER 30,
 1995...................  20,362,657   203,627    1,525,927   (7,721,747)  23,636,456   17,644,263
 Net income for the year
  ended September 30,
  1996..................                                                   10,223,583   10,223,583
 ESOP compensation
  earned during the year
  ended September 30,
  1996 .................                                       2,375,923                 2,375,923
 Issuance of common
  stock warrants........                          1,300,000                              1,300,000
 Issuance of common
  stock.................   4,355,000    43,550   43,005,144                             43,048,694
 Exercise of stock
  options...............     216,497     2,165    1,136,620                              1,138,785
                          ----------  --------  ----------- ------------  -----------  -----------
BALANCE--SEPTEMBER 30,
 1996...................  24,934,154   249,342   46,967,691   (5,345,824)  33,860,039   75,731,248
 Net income for the year
  ended September 30,
  1997..................                                                   11,715,655   11,715,655
 ESOP compensation
  earned during the year
  ended September 30,
  1997 .................                                       2,375,923                 2,375,923
 Exercise of stock
  options...............     213,200     2,132    1,310,176                              1,312,308
                          ----------  --------  ----------- ------------  -----------  -----------
BALANCE--SEPTEMBER 30,
 1997...................  25,147,354   251,474   48,277,867   (2,969,901)  45,575,694   91,135,134
 Net income for three
  months ended December
  31, 1997 (unaudited)..                                                      655,615      655,615
 ESOP compensation
  earned during the
  three months ended
  December 31, 1997
  (unaudited)...........                                         593,979                   593,979
 Exercise of stock
  options (unaudited)...      72,500       725      459,189                                459,914
                          ----------  --------  ----------- ------------  -----------  -----------
BALANCE--DECEMBER 31,
 1997 (UNAUDITED).......  25,219,854  $252,199  $48,737,056 $ (2,375,922) $46,231,309  $92,844,642
                          ==========  ========  =========== ============  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                                MAY & SPEH, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    THREE MONTHS ENDED
                            FISCAL YEARS ENDED SEPTEMBER 30,           DECEMBER 31,
                           -------------------------------------  ------------------------
                              1995         1996         1997         1996         1997
                                                                        (UNAUDITED)
Cash flows from operating
 activities:
 Net income..............  $ 7,860,546  $10,223,583  $11,715,655  $ 2,366,703  $   655,615
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
   Depreciation and
    amortization.........    1,230,066    2,155,481    4,419,933      901,396    1,778,857
   Deferred income taxes.      492,000    2,172,000    4,727,000          --           --
   ESOP principal
    payments.............    2,410,539    2,375,923    2,375,923      593,980      593,979
   Changes in assets and
    liabilities, net of
    effect from purchase
    of GIS Information
    Systems, Inc. &
    Credit Strategy
    Management
     Accounts receivable,
      net................     (879,246)  (3,130,272)  (7,566,277)   3,245,691   (1,378,116)
     Prepaid expenses and
      other current
      assets.............     (196,743)  (1,312,277)  (3,336,433)     656,124   (4,224,846)
     Income taxes
      payable/refundable.     (599,526)  (2,330,001)  (2,750,600)         --           --
     Accounts payable and
      accrued expenses...    2,558,198   (1,672,404)   4,065,082   (1,113,982)    (534,715)
     Other...............      553,996     (125,673)    (108,597)    (148,372)    (399,395)
                           -----------  -----------  -----------  -----------  -----------
      Net cash provided
       by (used in)
       operating
       activities........   13,429,830    8,356,360   13,541,686    6,501,540   (3,508,621)
                           -----------  -----------  -----------  -----------  -----------
Cash flows from investing
 activities:
 Proceeds from sale of
  property...............          --           --    12,215,528          --           --
 Purchases of property
  and equipment..........   (6,918,157)  (5,189,216) (19,292,880)    (948,384)  (1,978,511)
 Purchases of marketable
  securities.............     (647,530) (31,365,521) (13,442,385)  (6,861,098)         --
 Sales of marketable
  securities.............    1,575,166   12,919,913   13,360,869    2,232,339    7,519,593
 Software development
  costs capitalized
  including related
  equipment..............   (1,227,969)  (3,990,359)  (7,087,047)  (1,658,479)         --
 Acquisition of GIS
  Information Systems,
  Inc., and Credit
  Strategy Management....          --   (16,148,513)  (3,235,734)         --           --
 Other...................     (106,114)     (74,000)     (74,000)     (31,362)     (18,500)
                           -----------  -----------  -----------  -----------  -----------
      Net cash (used in)
       provided by
       investing
       activities........   (7,324,604) (43,847,696) (17,555,649)  (7,266,984)   5,522,582
                           -----------  -----------  -----------  -----------  -----------
Cash flows from financing
 activities:
 Capital lease principal
  payments...............          --    (1,851,062)  (1,890,175)    (288,211)    (544,699)
 Proceeds from line of
  credit.................   (1,250,000)         --           --           --           --
 Proceeds from long-term
  obligations............   12,000,000          --           --           --           --
 Repayments of long-term
  obligations............  (10,266,987)  (3,161,105)  (3,917,211)    (635,268)    (793,980)
 Dividends paid, net of
  related ESOP
  remittance.............   (1,314,741)         --           --           --           --
 Issuance of common
  stock..................          --    43,048,995          --           --           --
 Exercise of stock
  options................          --     1,138,785    1,312,308      141,667      459,914
 Repurchases of common
  stock..................     (202,478)         --           --           --           --
                           -----------  -----------  -----------  -----------  -----------
      Net cash provided
       by (used in)
       financing
       activities........   (1,034,206)  39,175,613   (4,495,078)    (781,812)    (878,765)
                           -----------  -----------  -----------  -----------  -----------
      Net change in cash
       and cash
       equivalents.......    5,071,020    3,684,277   (8,509,041)  (1,547,256)   1,135,196
Cash and cash
 equivalents:
 Beginning of period.....    1,642,561    6,713,581   10,397,858   10,397,858    1,888,817
                           -----------  -----------  -----------  -----------  -----------
 End of period...........  $ 6,713,581  $10,397,858  $ 1,888,817  $ 8,850,602  $ 3,024,013
                           ===========  ===========  ===========  ===========  ===========
Supplemental cash flow
 information:
 Cash paid during the
  period for:
   Interest..............  $ 1,665,000  $ 1,843,000  $ 2,618,000  $   495,712  $   806,967
                           ===========  ===========  ===========  ===========  ===========
   Income taxes..........  $ 5,155,000  $ 5,770,773  $ 5,250,000  $       --   $       --
                           ===========  ===========  ===========  ===========  ===========
 Non-cash
  financing/investing
  activities:
   Acquisition of
    property and
    equipment under
    capital leases.......  $   342,000  $11,373,000  $15,321,000  $   382,460  $       --
                           ===========  ===========  ===========  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                               MAY & SPEH, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

  May & Speh, Inc. ("May & Speh" or the "Company") is a provider of computer-based information management services primarily for clients with significant direct marketing requirements. The Company provides direct marketing services including database creation, data warehousing, predictive behavioral modeling list processing and data enhancement. The Company also provides information technology outsourcing services.

  In December 1995, the Company effected a 12-for-one stock split. The accompanying financial statements and related notes thereto have been restated to reflect the 12-for-one stock split for all periods presented.

 CASH AND CASH EQUIVALENTS

  The Company considers highly liquid investments with an original maturity of 90 days or less as cash equivalents.

 REVENUE RECOGNITION

  Revenue is recognized as services are performed. Direct marketing services revenues are generally determined based upon the number of records processed and are recognized as such processes are completed. Information technology outsourcing services revenues are recognized based upon the amount of computer time used. Unbilled accounts receivable consist primarily of services performed which are billable upon project completion or upon occurrence of other specified events. Unbilled accounts receivable are generally billed within 90 days of income recognition. Accounts receivable are unsecured.

 MARKETABLE SECURITIES

  Investments are stated at cost, which approximates fair market value; gains and losses are recognized in the period realized. The Company has classified its marketable securities as available for sale.

 PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are recorded at cost. Betterments are capitalized; repairs and maintenance are expensed as incurred. Depreciation is computed using straight-line and accelerated methods over the estimated economic lives of the related assets as follows:

      Computers and related equipment..........................  5 to 10 years
      Building and improvements................................ 10 to 31.5 years
      Office furniture and equipment........................... 12 years
      Automobiles..............................................  5 years

 CAPITALIZED SOFTWARE COSTS

  Development costs for software to be sold or leased to third parties is expensed as incurred until such time as technological feasibility is established. Upon establishment of technological feasibility, future costs are capitalized until the product is available for general release to clients. Amortization of capitalized software costs is the greater of the amount computed using (a) the ratio that current gross revenues for a product bear to the total current and future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product of five to seven years. It is reasonably possible that those estimates of anticipated future gross revenues, the remaining estimated economic life of the product or both will be reduced in the future. In addition, software costs are generally subject to technological obsolescence in the future.

                               MAY & SPEH, INC.

 RESEARCH AND DEVELOPMENT COSTS

  The Company expenses research and development costs incurred until technological feasibility is established. For the years ended September 30, 1995, 1996 and 1997, the Company expensed $1,860,055, $2,486,247 and
$3,425,750, respectively, as research and development costs. Research and development costs are primarily wages and benefits for staff and are reflected as such in the accompanying financial statements.

 INCOME TAXES

  The Company uses the asset and liability approach under which deferred income taxes are provided for temporary differences between the financial reporting and income tax bases of assets and liabilities based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

 EMPLOYEE STOCK OWNERSHIP PLAN

  Effective October 1, 1988, the Company established the May & Speh, Inc. Employee Stock Ownership Plan (the ESOP) for the benefit of substantially all of the Company's employees. The Company borrowed $22,500,000 from a bank (the ESOP Loan) and loaned the proceeds to the ESOP for the purpose of providing the ESOP sufficient funds to purchase 9,887,340 shares (then 43.11%) of the Company's common stock at $2.28 per share.

  The ESOP's obligation to the Company, which is evidenced by a note (the ESOP
Note), was initially recorded as unearned compensation (a direct reduction to shareholders' equity) and is expensed ratably as the ESOP Note is repaid. The ESOP Note, which contains provisions substantially similar to the Company's obligation to the bank, is secured by the unallocated ESOP shares which are released from suspense and allocated to participants as principal is repaid. The terms of the ESOP agreement require the Company to make minimum contributions sufficient to meet the ESOP's debt service obligations.

 GOODWILL

  In connection with its acquisition of GIS Information Systems, Inc. ("GIS") in July 1996, the Company recorded goodwill of $16,970,000. An additional $2,416,000 was recorded during the year ended September 30, 1997 related to incentive payments and estimated costs to be incurred in consolidating GIS's operations. The Company also recorded goodwill of $1,295,000 related to its acquisition of Credit Strategy Management, Inc. ("CSM") in 1997. Total goodwill aggregated $20,681,000 at September 30, 1997. Accumulated amortization totaled $106,000 and $582,000 at September 30, 1996 and 1997, respectively. Goodwill is amortized using the straight line method over a 40-year period for financial reporting purposes.

  The Company reviews the carrying value of goodwill and other long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. This review is performed by comparing estimated undiscounted future cash flows from use of the asset to the recorded value of the asset.

 OTHER ASSETS

  Other assets include cash surrender value of life insurance policies, deposits and capitalized software costs. Capitalized software costs of $5,218,000, and $12,305,000 are included in other assets as of September 30, 1996 and 1997, respectively. Amortization of such costs will commence when the product is available for general release to clients.

                               MAY & SPEH, INC.

 SIGNIFICANT CLIENTS

  Sears, Roebuck and Co. accounted for 17.1%, 17.6% and 18.9%, of the Company's net revenues in fiscal 1995, 1996, and 1997, respectively. Capital One Bank accounted for 10.6% of the Company's revenue in fiscal 1995.

 PER SHARE INFORMATION

  The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128) during the first quarter of fiscal 1998. SFAS 128 requires presentation of both basic EPS and diluted EPS on the face of the income statement. Basic EPS is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during a period. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased under the treasury stock method from exercise of stock options. All per share information in the Company's financial statements has been restated to conform to the provisions of SFAS 128.

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amount reported in the consolidated balance sheets for cash, marketable securities, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The recorded value of long-term debt is estimated to approximate fair value due to the interest rates incurred by the Company on such debt.

 NEW ACCOUNTING PRONOUNCEMENTS

  SFAS No. 130, "Reporting Comprehensive Income," issued in June 1997, will require the Company to disclose, in financial statement format, all non-owner changes in equity. Such changes include, for example, cumulative foreign currency translation adjustments, certain minimum pension liabilities and unrealized gains and losses on available-for-sale securities. This Statement is effective for fiscal years beginning after December 15, 1997 and requires presentation of prior period financial statements for comparability purposes. The Company expects to adopt this Statement beginning with its financial statements for the year ending September 30, 1999. Adoption of this statement is not expected to have a material impact on the Company's financial statements.

  SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," issued in June 1997, establishes standards for reporting information about operating segments in annual financial statements and interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major clients. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company expects to adopt this Statement in its financial statements for the year ending September 30, 1999.

                               MAY & SPEH, INC.

 UNAUDITED INTERIM FINANCIAL INFORMATION

  The unaudited interim information as of December 31, 1997 and for the quarter then ended and for each of the fiscal quarters in the years ended September 30, 1997 and 1996 has been prepared from the unaudited financial records of the Company and, in the opinion of management, reflects all adjustments necessary for a fair presentation of the financial position and results of operations and of cash flows for the respective interim periods. All adjustments were of a normal and recurring nature.

NOTE 2--MARKETABLE SECURITIES

  The Company's marketable securities as of September 30, 1997 and 1996 are summarized as follows:

                                                     SEPTEMBER 30, 1997
                                            ------------------------------------
                                                            FAIR     UNREALIZED
      CLASS OF SECURITY                     COST BASIS  MARKET VALUE GAIN (LOSS)
      Municipal bonds...................... $18,415,793 $18,700,051   $284,258
      Equities and mutual funds............   2,000,000   2,000,000        --
                                            ----------- -----------   --------
                                            $20,415,793 $20,700,051   $284,258
                                            =========== ===========   ========
                                                     SEPTEMBER 30, 1996
                                            ------------------------------------
                                                            FAIR     UNREALIZED
      CLASS OF SECURITY                     COST BASIS  MARKET VALUE GAIN (LOSS)
      Municipal bonds...................... $18,740,278 $18,873,348   $133,070
      Equities and mutual funds............   1,594,000   1,594,000        --
                                            ----------- -----------   --------
                                            $20,334,278 $20,467,348   $133,070
                                            =========== ===========   ========

  The Company determines the cost basis of its marketable securities using the specific identification method. The net unrealized gain relating to marketable securities is not significant and has not been reflected in the accompanying financial statements. The Company's investments in municipal bonds generally mature in one to three years.

NOTE 3--ACCOUNTS RECEIVABLE

  Accounts receivable are summarized as follows:

                                                            SEPTEMBER 30,
                                                       ------------------------
                                                          1996         1997
      Trade accounts receivable:
        Billed........................................ $19,289,683  $21,657,013
        Unbilled......................................   2,066,412    4,817,056
                                                       -----------  -----------
                                                        21,356,095   26,474,069
      Less--Allowance for doubtful accounts...........    (353,000)    (330,000)
                                                       -----------  -----------
                                                        21,003,095   26,144,069
      Other accounts receivable.......................         --     2,425,303
                                                       -----------  -----------
                                                       $21,003,095  $28,569,372
                                                       ===========  ===========

NOTE 4--PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are summarized as follows:

                                                           SEPTEMBER 30,
                                                      -------------------------
                                                         1996          1997
      Building and improvements...................... $11,297,039  $ 12,814,033
      Computers and related equipment................  20,584,392    36,476,595
      Office furniture and equipment.................   3,361,864     5,488,584
      Automobiles....................................     190,452       168,789
                                                      -----------  ------------
                                                       35,433,747    54,948,001
      Less--Accumulated depreciation.................  (9,347,242)  (10,754,380)
                                                      -----------  ------------
                                                       26,086,505    44,193,621
      Land and land improvements.....................   6,203,241     6,034,819
                                                      -----------  ------------
                                                      $32,289,746  $ 50,228,440
                                                      ===========  ============

                               MAY & SPEH, INC.

  Assets under capital lease had an initial value of $11,716,000 and $26,770,978, and accumulated amortization of $362,000 and $1,618,081, at September 30, 1996 and 1997, respectively. As of September 30, 1996 all assets under capital leases were computer and related equipment. As of September 30, 1997, $9,103,562 related to buildings and improvements, $5,835,060 related to land and $11,832,356 related to computers and related equipment. The amortization of these capitalized assets is included in depreciation expense for the years ended September 30, 1995, 1996 and 1997.

NOTE 5--INCOME TAXES

  The Company's provision for income taxes is summarized as follows:

                                                      FOR THE YEARS ENDED
                                                         SEPTEMBER 30,
                                                --------------------------------
                                                   1995       1996       1997
      Current:
        Federal................................ $3,359,000 $3,125,000 $2,121,200
        State..................................    814,000    762,000    334,200
                                                ---------- ---------- ----------
                                                 4,173,000  3,887,000  2,455,400
                                                ---------- ---------- ----------
      Deferred:
        Federal................................    399,000  2,081,000  4,143,000
        State..................................     93,000    306,000    584,000
                                                ---------- ---------- ----------
                                                   492,000  2,387,000  4,727,000
                                                ---------- ---------- ----------
                                                $4,665,000 $6,274,000 $7,182,400
                                                ========== ========== ==========

  The Company's deferred income tax asset (liability) balances are summarized as follows:

                                                            SEPTEMBER 30,
                                                       ------------------------
                                                          1996         1997
      ESOP expenses................................... $   144,000  $   128,000
      Allowance for doubtful accounts.................     138,000      129,000
      Accrued expenses................................     433,000      643,000
      Deferred charges................................     155,000          --
      Non-compete agreement...........................     263,000      242,000
      Other...........................................         --        30,000
                                                       -----------  -----------
          Gross deferred tax assets...................   1,133,000    1,172,000
                                                       -----------  -----------
      Depreciation....................................  (1,104,000)  (3,656,000)
      Software development costs capitalized..........  (2,035,000)  (4,799,000)
      Capital lease payment...........................    (545,000)         --
      Goodwill........................................     (69,000)    (173,000)
      Other...........................................    (109,000)         --
                                                       -----------  -----------
          Gross deferred tax liabilities..............  (3,862,000)  (8,628,000)
                                                       -----------  -----------
      Net deferred taxes.............................. $(2,729,000) $(7,456,000)
                                                       ===========  ===========

  A reconciliation of the statutory federal income tax rate to the Company's effective tax rate is as follows:

                                                               FOR THE YEARS
                                                                   ENDED
                                                               SEPTEMBER 30,
                                                               ----------------
                                                               1995  1996  1997
      Income taxes at federal statutory rate..................  34%   34%   34%
      State taxes, net of federal benefit.....................   5     5     5
      Dividends paid on allocated shares held by ESOP.........  (2)  --    --
      Municipal bond interest income.......................... --     (1)   (1)
                                                               ---   ---   ---
                                                                37%   38%   38%
                                                               ===   ===   ===

                               MAY & SPEH, INC.

NOTE 6--LINE OF CREDIT AND LONG-TERM DEBT

  Effective May 16, 1994, the Company entered into a line of credit agreement with a bank under which the Company may borrow up to $2,000,000 with interest payable at the bank's prime rate (8.5% at September 30, 1996 and 1997). This loan is payable on demand and is secured by substantially all of the assets of the Company. No amounts were outstanding under this agreement as of September 30, 1996 and 1997.

  Long-term debt is summarized as follows:

                                                            SEPTEMBER 30,
                                                       ------------------------
                                                          1996         1997
      ESOP loan....................................... $ 5,345,823  $ 2,969,901
      Term loan.......................................  11,200,000   10,200,000
      Capital lease obligations.......................   9,975,431   23,687,510
      Deferred acquisition payments...................   1,000,000      500,000
      Other...........................................      59,218          --
                                                       -----------  -----------
                                                        27,580,472   37,357,411
      Less--Current maturities........................  (5,329,670)  (5,810,927)
                                                       -----------  -----------
                                                       $22,250,802  $31,546,484
                                                       ===========  ===========

 ESOP LOAN

  Effective November 10, 1988, the Company entered into a $22,500,000 term loan agreement with a bank (the ESOP Loan). Under the terms of the agreement, the Company must make quarterly payments of principal (in varying amounts as summarized below) plus interest. This interest rate is subject to adjustments based upon changes in federal and state tax rates or changes in the proportion of the bank's income from this loan which is includable in gross income for federal income tax purposes.

  Amounts outstanding under the ESOP Loan are collateralized by the ESOP Note, an assignment of the pledge agreement between the Company and the ESOP (whereby the ESOP pledged the unallocated ESOP Shares as collateral for the ESOP Note) and a security interest in all assets of the Company.

  The ESOP Loan contains certain restrictive covenants that, among other things, limit capital expenditures, additional indebtedness, certain investments, the repurchase of common stock and the payment of dividends and require the Company to maintain certain working capital and other financial measures. The Company was in violation of certain of these restrictive covenants as of September 30, 1996 and 1997 and waivers of such violations were received from the bank.

  On September 28, 1995, the Company's Board of Directors declared and paid a $0.125 per share dividend. The portion of this dividend which was paid on shares held by the ESOP (unallocated and allocated) was used to prepay $1,231,000 of the ESOP Note and, accordingly, the Company prepaid, without penalty, $1,231,000 of the variable rate portion of the ESOP Loan.

 CAPITAL LEASE OBLIGATIONS

  The Company entered into a sale-leaseback agreement with a third party selling the existing building and land, including 10.4 acres located adjacent to the existing building that will be used to build a new 200,000 square foot building. The Company has entered into a 20-year lease with the third party on the existing building, and it has also entered into a 20-year lease for the new 200,000 square foot building currently under construction on the property adjacent to the Company's executive offices. The lease commences upon completion of the

                               MAY & SPEH, INC.

building expected in September 1998, and is classified as a capital lease. The existing building and land were sold at their book value of approximately $12.2 million. The interest rate implicit in the Company's capital leases approximates 8%.

 TERM LOAN

  During fiscal 1995, the Company entered into a $12,000,000 credit facility to finance the expansion of the Company's facilities. The credit facility requires quarterly principal payments of $200,000 plus interest at 8.5% (fixed rate) with the balance to be paid in 2005. This credit facility contains certain restrictive covenants that limit capital expenditures, limit additional indebtedness, restrict certain investments, restrict the repurchase of common stock and limit the payment of dividends. This debt agreement was amended during fiscal 1996 to allow the acquisition of GIS Information Systems, Inc. (see Note 10). The Company is also required to maintain working capital and other financial measures. The Company was in violation of certain of these restrictive covenants as of September 30, 1996 and 1997. Waivers of such violations were received from the bank.

 SUMMARY OF MATURITIES

  A summary of principal maturities relating to long-term obligations is as follows:

                                                                    DEFERRED
         FISCAL YEAR ENDING                              CAPITAL   ACQUISITION
            SEPTEMBER 30,       ESOP LOAN   TERM LOAN    LEASES      PAYMENT     TOTALS
        1998..................  $2,375,922 $   800,000 $ 2,135,005  $500,000   $ 5,810,927
        1999..................     593,979     800,000   2,471,338               3,865,317
        2000..................                 800,000   2,692,799               3,492,799
        2001..................                 800,000   2,934,111               3,734,111
        2002..................                 800,000     547,497               1,347,497
        Thereafter............               6,200,000  12,906,760              19,106,760
                                ---------- ----------- -----------  --------   -----------
                                $2,969,901 $10,200,000 $23,687,510  $500,000   $37,357,411
                                ========== =========== ===========  ========   ===========

NOTE 7--COMMITMENTS AND CONTINGENCIES

  The Company currently leases warehouse and office space in the metropolitan Chicago area under the terms of operating leases expiring on various dates through August 2002. The Company also leases certain computer and other office equipment under the terms of operating leases.

  The aggregate future minimum lease commitments under these operating leases are as follows:

      FISCAL YEAR ENDING
       SEPTEMBER 30,
        1998.......................................................  $10,611,508
        1999.......................................................    8,459,609
        2000.......................................................    6,886,069
        2001.......................................................    4,365,069
        2002 and thereafter........................................  $ 1,269,069

  Total rental expense for the years ended September 30, 1995, 1996 and 1997, under the operating leases approximated $8,644,000, $11,711,000 and $11,511,000 respectively.

NOTE 8--STOCKHOLDERS' EQUITY

  On March 29, 1996, the Company completed an initial public offering of 3,350,000 shares of its common stock, par value $.01 per share. Certain stockholders of the Company sold an additional 3,350,000 shares of

                               MAY & SPEH, INC.

common stock in the offering. In addition, on April 24, 1996, the Company completed the offering of an additional 1,005,000 shares of common stock that were subject to an over-allotment option granted to the underwriters of the initial public offering. The net proceeds to the Company were approximately $43,500,000 after deducting underwriting discounts and offering expenses.

  A summary of share transactions within the ESOP is as follows:

                                         FOR THE YEARS ENDED SEPTEMBER 30,
                         -----------------------------------------------------------------------
                                 1995                     1996                    1997
                         ----------------------  -----------------------  ----------------------
                         UNALLOCATED  ALLOCATED  UNALLOCATED  ALLOCATED   UNALLOCATED  ALLOCATED
Shares
  Beginning of year.....  5,070,900   4,796,904   3,445,788    6,398,941   2,403,717   5,963,115
  Released and
   allocated............ (1,625,112)  1,625,112  (1,042,071)   1,042,071  (1,098,631)  1,098,631
  Distributed to
   participants.........                (23,075)                  (1,188)               (162,566)
  Sold in Offering......                                      (1,476,709)
                         ----------   ---------  ----------   ----------  ----------   ---------
  End of year...........  3,445,788   6,398,941   2,403,717    5,963,115   1,305,086   6,899,180
                         ==========   =========  ==========   ==========  ==========   =========

NOTE 9--STOCK OPTION PLANS

  Effective September 30, 1994, the Company established the 1994 Executive Stock Option Plan ("the 1994 plan"). The Company has established the 1995 Key Employee Stock Option Plan ("the 1995 plan"), as amended and restated August 8, 1996. Under the terms of the 1994 plan, the Compensation Committee (the Committee) of the Company's Board of Directors may grant options for the purchase of up to 3,600,000 shares of the Company's common stock with exercise prices and vesting requirements at the sole discretion of the Committee. The Committee may grant options for the purchase of up to 2,000,000 shares of common stock under the terms of the 1995 plan.

  During fiscal 1995, 1996 and 1997, the Company granted options to purchase 2,202,000, 1,082,200, and 1,305,200 shares of common stock respectively, at the estimated fair market value at the date of grant to certain employees. The exercise price of these options ranged from $2.08 to $19.88 per share. Options to purchase 600,000 shares and 72,000 shares were canceled by the Company in fiscal 1995 and fiscal 1997, respectively. No options were canceled in fiscal 1996. There were no options which expired or were exercised during fiscal 1995. In fiscal 1996, 216,497 options were exercised at a weighted-average exercise price of $2.08. In fiscal 1997, 213,200 options were exercised at a weighted-average exercise price of $2.15.

  As of September 30, 1997, options to purchase the Company's common stock were outstanding as follows:

                                            SHARES   WEIGHTED-AVERAGE  OPTION
                                          UNDERLYING    PER SHARE      SHARES
                 DATE OF GRANT             OPTIONS    EXERCISE PRICE   VESTED
      October 1, 1994-June 1, 1995....... 1,700,303       $2.13       1,249,200
      February 1, 1996-September 23,
       1996.............................. 1,082,200        7.78         216,400
      December 24, 1996-August 4, 1997... 1,305,200        9.10             --
                                          ---------                   ---------
                                          4,087,703                   1,465,600
                                          =========                   =========

  Generally, these options vest and become exercisable in five equal annual increments beginning one year after the issue date and expire 10 years after the issue date.

  The weighted-average fair value of options at date of grant was $5.86 in fiscal 1997 and $6.03 in fiscal 1996. These values were determined by the Black-Scholes model with the following weighted-average

                               MAY & SPEH, INC.

assumptions for fiscal 1997 and 1996, respectively: interest rate of 6.63% and 6.08%; volatility of 46% and 45%; no annual dividends; and an expected life of 8 years for both fiscal years.

  The Company generally recognizes no compensation expense with respect to awards of stock options since the exercise price of the common stock options awarded are equal to the fair market value of the underlying security on the date of grant. If the Company adopted Statement of Financial Accounting Standard Number 123 with respect to stock options, net income would have been $10,433,192 in fiscal 1997 and $9,788,696 in fiscal 1996. Basic and diluted earnings per share would have been $0.42 and $0.40 in fiscal 1997, respectively, and $0.43 and $0.41 in fiscal 1996, respectively. The pro forma effect on net income and earnings per share for fiscal 1997 and 1996 is not representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to September 30, 1995.

NOTE 10--ACQUISITIONS

  Effective February 3, 1997, the Company acquired the assets of Credit Strategy Management, Inc. for $1.4 million cash. Credit Strategy Management, Inc. provides modeling and analysis services and is located in Atlanta, Georgia. Approximately $1.3 million of the purchase price was allocated to goodwill, which is amortized using the straight line method over a 40-year period. The acquisition has been accounted for under the purchase method of accounting.

  Effective July 1, 1996, the Company acquired all of the outstanding capital stock of GIS Information Systems, Inc. ("GIS") for $16,148,000 in cash, guaranteed deferred payments totaling $1,000,000, common stock warrants to purchase 180,000 shares of the Company's common stock at $16.51 per share and certain contingent payments. In connection with the acquisition, liabilities were assumed as follows:

      Fair value of assets acquired................................ $20,606,581
      Issuance of common stock warrants............................   1,300,000
      Cash paid for common stock...................................  16,148,513
                                                                    -----------
          Liabilities assumed...................................... $ 3,158,068
                                                                    ===========

  GIS was a provider of data processing outsourcing services and was based in Oak Brook, Illinois.

  The fair value of the warrant to purchase 180,000 shares (which are fully vested and expire on July 18, 2001) of the Company's common stock approximated $1,300,000, and is included in part in capital as of September 30, 1996 and 1997. A payment of $1,050,000 was made based upon an earn-out provision for the period July 1, 1996 through June 30, 1997. A similar additional payment is expected based on an earn-out provision for the period July 1, 1997 through June 30, 1998. Payments made under these earn-out provisions are reflected as an increase in goodwill. The Company reserved $1,350,000 in the first quarter of fiscal 1997 related to costs incurred in consolidating GIS operations. These costs were paid during fiscal 1997 and primarily consisted of rental commitments for property having no future economic value to the Company. The amount reserved was also included as a component of goodwill.

  The acquisition has been accounted for under the purchase method of accounting. Accordingly, the purchase price was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the net assets acquired was allocated to goodwill. This goodwill is amortized using the straight line method over a 40-year period for financial reporting purposes.

  The following unaudited pro forma financial information presents the results of operations of the Company and the acquired business as if the acquisitions had occurred at the beginning of fiscal 1996. The pro forma

                               MAY & SPEH, INC.

information is based on historical results of operations and does not necessarily reflect the actual results that would have occurred, nor is it necessarily indicative of future results of operations of the combined enterprises:

                                                           1995        1996
      Net Revenues..................................... $73,454,000 $86,696,000
      Net Income.......................................   9,096,000  11,217,000
      Basic earnings per share......................... $      0.45 $      0.50
      Diluted earnings per share.......................        0.44        0.47

NOTE 11--SUBSEQUENT EVENT--RESTRUCTURING CHARGE

  In October 1997, the Company announced a one-time, pre-tax charge of approximately $4.7 million ($2.9 million after-tax) in the first quarter of fiscal 1998, which represents the present value of payments under existing contracts with prior members of management.

NOTE 12--SUBSEQUENT EVENT--EARNINGS PER SHARE


  The following is a reconciliation of the numerators and denominators for the computations of basic and diluted EPS:

                                                FOR THE FISCAL YEARS ENDED
                                                       SEPTEMBER 30,
                                            -----------------------------------
                                               1995        1996        1997
Basic EPS computation
Numerator.................................. $ 7,860,546 $10,223,583 $11,715,655
Denominator:
  Weighted average shares outstanding......  20,426,482  22,633,972  25,028,786
                                            ----------- ----------- -----------
Basic EPS.................................. $      0.38 $      0.45 $      0.47
                                            =========== =========== ===========
Diluted EPS computation
Numerator.................................. $7,860,546  $10,223,583 $11,715,655
Denominator:
  Weighted average shares outstanding......  20,426,482  22,633,972  25,028,786
  Common stock equivalent of stock options.     184,035   1,018,929   1,150,177
                                            ----------- ----------- -----------
Total shares...............................  20,610,517  23,652,901  26,178,963
                                            ----------- ----------- -----------
Diluted EPS................................ $      0.38 $      0.43 $      0.45
                                            =========== =========== ===========

  The weighted-average of securities that could potentially dilute basic EPS in the future that were not included in the fiscal 1996 and 1997 computations of diluted EPS was 102,857 and 569,611 shares, respectively. These securities were not included in the diluted EPS calculation because to do so would have been antidilutive for the periods presented. No securities were excluded from the 1995 calculation of diluted EPS.

                                MAY & SPEH, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)
NOTE 13--QUARTERLY FINANCIAL DATA (UNAUDITED)

  Summarized unaudited quarterly data for the years ended September 30, 1996 and 1997 are as follows:

                                 1ST QUARTER 2ND QUARTER 3RD QUARTER 4TH QUARTER
                                 ----------- ----------- ----------- -----------
1996
  Net Revenues.................. $16,043,616 $19,132,514 $19,997,045 $22,049,785
  Operating Income..............   3,070,007   4,153,782   4,854,828   4,946,540
  Net Income....................   1,661,403   2,368,722   3,067,002   3,126,456
  Basic Earnings Per Share...... $      0.08 $      0.12 $      0.12 $      0.13
  Diluted Earnings Per Share....        0.08        0.11        0.12        0.12
1997
  Net Revenue................... $21,228,730 $21,692,905 $23,625,454 $25,910,199
  Operating Income..............   4,090,380   4,347,052   5,347,905   6,677,291
  Net Income....................   2,366,703   2,419,205   3,087,366   3,842,381
  Basic Earnings Per Share...... $      0.09 $      0.10 $      0.12 $      0.15
  Diluted Earnings Per Share....        0.09        0.09        0.12        0.15

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-TION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPEC-TUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RE-LIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAK-ING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                --------------

                               TABLE OF CONTENTS

                                                                            PAGE
Prospectus Summary........................................................    3
Risk Factors..............................................................    9
Safe Harbor for Forward-Looking Statements................................   14
Use of Proceeds...........................................................   15
Capitalization............................................................   15
Price Range of Common Stock...............................................   16
Dividend Policy...........................................................   16
Selected Financial, Operating and Other Data..............................   17
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   18
Business..................................................................   25
Management................................................................   33
Principal Stockholders....................................................   35
Description of Notes......................................................   36
Description of Capital Stock..............................................   49
Certain United States Income Tax Considerations...........................   53
Underwriting..............................................................   58
Legal Matters.............................................................   60
Experts...................................................................   60
Additional Information....................................................   60
Incorporation of Certain Documents by Reference...........................   60
Index to Financial Statements.............................................  F-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $100,000,000

                                      LOGO

                 5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2003

                                --------------

                                   PROSPECTUS

                                --------------

                          DONALDSON, LUFKIN & JENRETTE
          SECURITIES
          CORPORATION
                              MERRILL LYNCH & CO.
                             ABN AMRO INCORPORATED
                            PAINEWEBBER INCORPORATED

                                 MARCH 20, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS
MARCH 20, 1998
                               4,000,000 SHARES

                                     LOGO

                                 COMMON STOCK

  All of the 4,000,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") offered hereby are being sold by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.

  Concurrently with this offering of Common Stock (the "Common Stock Offering"), the Company is offering (the "Note Offering"), pursuant to a separate Prospectus, $100,000,000 principal amount (excluding the underwriters' over-allotment option) of 5 1/4% Convertible Subordinated Notes due 2003 (the "Notes"). The net proceeds of the Note Offering are expected to be used to repay the Company's entire indebtedness under a term loan, with the balance to be used for capital expenditures, working capital and other general corporate purposes, including possible acquisitions. Consummation of the Common Stock Offering is not a condition to consummation of the Note Offering, and consummation of the Note Offering is not a condition to consummation of the Common Stock Offering. See "Use of Proceeds."

  The Common Stock is quoted on the Nasdaq National Market under the symbol "SPEH." On March 19, 1998, the last reported sale price of the Common Stock was $12 5/8 per share. See "Price Range of Common Stock."

  SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
     PASSED  UPON  THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------

                                            PRICE     UNDERWRITING  PROCEEDS TO
                                           TO THE    DISCOUNTS AND  THE SELLING
                                           PUBLIC    COMMISSIONS(1) STOCKHOLDERS
--------------------------------------------------------------------------------
Per Share...............................   $12.625       $0.695        $11.93
Total(2)................................ $50,500,000   $2,780,000   $47,720,000

-------------------------------------------------------------------------------
(1) The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Certain Selling Stockholders and the Company have granted to the Underwriters an option exercisable within 30 days after the date of this Prospectus to purchase up to an additional 275,000 and 325,000 shares of Common Stock, respectively, on the same terms as set forth above, at the Price to the Public, less the Underwriting Discounts and Commissions, solely for the purpose of covering over-allotments, if any. If such option is exercised in full, the total Price to the Public, Underwriting
    Discounts and Commissions and Proceeds to the Selling Stockholders will be $58,075,000, $3,197,000, and $51,000,750, respectively, and the total proceeds to the Company will be $3,877,250 before deducting expenses payable by the Company estimated at $366,000. See "Underwriting."

  The shares are being offered by the several Underwriters when, as and if delivered to and accepted by them, subject to certain conditions, including their rights to withdraw, cancel or reject orders in whole or in part. It is expected that delivery of the shares will be made in New York, New York, on or about March 25, 1998.

DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION
                     MERRILL LYNCH & CO.
                                  ABN AMRO INCORPORATED
                                                       PAINEWEBBER INCORPORATED

The inside front cover contains a collage of five photographs depicting various facilities and operations of the Company as follows:

Top left--a photograph of a May & Speh systems programmer

Top right--a photograph of a Company employee and telecommunications equipment

Bottom right--a photograph of two personal computers showing screens used in the Company's direct marketing services operations

Bottom left--a photograph of the Company's computer operations command center and employees

Middle left--a photograph of a computer circuit board






  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE SHARES OF COMMON STOCK ON THE NASDAQ NATIONAL MARKET, OR OTHERWISE. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information, including the Selected Financial, Operating and Other Data and the Company's Consolidated Financial Statements and Notes thereto, included or incorporated by reference in this Prospectus. Except as otherwise specified, all information in this Prospectus has been adjusted to reflect a 12-for-1 split of the Common Stock effected in December 1995, assumes that the Underwriters do not exercise the over-allotment option described under the caption "Underwriting" and, to the extent the Note Offering is described herein, further assumes no exercise of the underwriters' over-allotment option in the Note Offering. Diluted earnings per share have been presented for all periods, unless otherwise specified. The terms "Company" and "May & Speh" refer to May & Speh, Inc. and its subsidiary, unless otherwise indicated or the context requires otherwise.

                                  THE COMPANY

  May & Speh provides computer-based information management services with a focus on direct marketing and information technology ("IT") outsourcing services. The Company's direct marketing services help companies execute more profitable direct marketing and customer management programs. Services include strategic analysis and strategy management; systems consulting; custom data warehouse and datamart design, build, implementation and management; statistical (predictive) modeling and analysis; and list processing. May & Speh's IT outsourcing services support multi-platform processing and network management for clients seeking to outsource their IT operations. The Company's direct marketing and IT outsourcing services are synergistic and allow the Company to leverage its investment in technical personnel and its state-of-the-art data processing facilities, as well as its core competencies in customized software systems development, large database management, high speed data processing and data center management. May & Speh's open architecture and multiple platform data facilities provide its clients with superior processing flexibility and speed.

  Direct marketing enables the delivery of a customized message to a defined audience and the measurement of the response to that message. The use of direct marketing by businesses has increased significantly in recent years, as has spending in support of direct marketing activities. Industry sources estimate that United States expenditures for information and database services in connection with direct marketing activities were approximately $17.0 billion in 1996, and that such expenditures are growing at an annual rate of 15% to 20%. During the past few years, IT outsourcing has become increasingly recognized as a valuable option for many enterprises. Originally seen as a way of controlling costs, IT outsourcing is now viewed by many businesses as an integral component of their growth strategy by allowing companies to focus on their core competencies and strategic initiatives. According to G2 Research, Inc., total expenditures for IT outsourcing services in the United States were approximately $32.7 billion in 1996, and such expenditures are projected to grow at an average annual rate of approximately 25.2% through 2001.

  Direct marketing services accounted for approximately 61.6% of the Company's net revenues for fiscal 1997. Through customized applications and Company-developed software tools, May & Speh transforms and enhances its clients' customer and transactional data from a raw and often disparate form into useful, actionable information. The Company is increasingly focused on developing integrated database management solutions, including marketing strategy development; prospect data and data enhancement services; database design and maintenance; data modeling, profiling and analysis; and ongoing strategic evaluation and planning. The Company's integrated solutions enable clients to access and analyze information collected across multiple client functions through decision support and campaign management tools. May & Speh currently targets companies that utilize direct marketing in the financial services, retail, consumer goods, insurance and high tech industries. The Company currently provides direct marketing services for approximately 180 clients including Green Tree Financial Corporation, Intel Corporation, Philips Electronics North America Corporation, Sears, Roebuck and Co. ("Sears") and Trans Union Corporation.

  IT outsourcing services accounted for approximately 38.4% of the Company's net revenues for fiscal 1997. By outsourcing their IT infrastructure, May & Speh's clients increase their flexibility, tap the expertise of scarce, skilled IT professionals, liberate capital, and turn their fixed IT infrastructure costs into variable costs. May & Speh's IT outsourcing services allow clients to improve the speed of delivery and response while controlling their information processing costs and reducing their exposure to rapid changes in technology. Outsourcing contracts are typically multi-year arrangements, which provide a recurring revenue stream that helps May & Speh achieve stable and consistent growth. May & Speh continues to focus on the mid-sized IT outsourcing market, which includes clients such as American National Can Company ("American National Can"), CCC Information Services, Continental Grain Company, Heller Financial, Inc. and Sanwa Business Credit Corporation.

  Over the past five years, May & Speh has experienced significant growth in revenues and earnings per share and expansion of its operating margins. For the five fiscal years ended September 30, 1997, the Company's net revenues grew from $41.8 million to $92.5 million and earnings per share increased from $0.15 to $0.45. During this period, operating margins expanded from 17.9% to 22.1%. In 1997, the Company further strengthened its management team with the addition of Peter I. Mason as Chairman, President and Chief Executive Officer, and other senior management and Board members, each of whom has significant technology experience.

MAY & SPEH'S COMPETITIVE STRENGTHS

  The Company believes it has competitive strengths which have contributed to its growth and profitability. These include:

  Integrated Database Management Solutions. May & Speh offers integrated database management solutions focused on targeted industries. These integrated solutions include marketing strategy execution; prospect data and data enhancement services; database design and maintenance; on-line access and decision support tools; data modeling, profiling and analysis; and ongoing strategic evaluation and management. The Company believes that this approach is a competitive strength because it offers clients strategic direct marketing tools rather than generic data processing services, resulting in the Company's integrated database management solutions becoming integral to clients executing their marketing strategies.

  Focus on Targeted Industries. May & Speh's direct marketing services focus on clients in targeted industries including financial services, retail, consumer goods, insurance and high tech. The Company believes that as a result of its focus and experience in specific industries, its sales and technical personnel better understand the data processing needs, competitive dynamics and regulatory issues of its clients.

  Investment and Scale of its Client Service and Technical Infrastructure. May & Speh's direct marketing and IT outsourcing services continue to benefit from its investments in technical personnel and technology. The Company has a current staff of over 500 skilled IT and direct marketing services personnel, and maintains state-of-the-art data processing facilities. As a result of these investments, the Company has developed its client service and technical infrastructure to a significant scale, which enables the Company to develop and support mainframe, mid-range and network applications and platforms, accommodate growth and provide efficient and flexible services.

  Long-Term Client Relationships with Recurring Revenues. May & Speh's long-term client relationships provide the Company with recurring revenues. Over 50% of the Company's fiscal 1997 revenues were derived from clients who have used the Company's services for over three years. The Company's direct marketing revenues are typically recurring because its direct marketing services become an integral part of the clients' marketing programs and a portion of these revenues are derived through multi-year contracts. The Company's IT outsourcing revenues are typically recurring and generated through multi-year contracts.

  Significant Operating Flexibility. May & Speh's financial position provides the Company with significant operating flexibility. The Company has generated operating margins in excess of 20% in each of the last four fiscal years. These operating margins have enabled the Company to reinvest the cash generated from operations for strategic expenditures, including technology, skilled technical personnel and capital investments relating to new clients.

GROWTH STRATEGY

  May & Speh's strategy is to continue to grow its business by leveraging its competitive strengths. The principal components of May & Speh's growth strategy are:

  Offer Integrated Database Management Solutions. May & Speh continues to develop integrated database management solutions focused on targeted industries which are expected to continue to attract new clients with significant direct marketing budgets and increase revenues from existing clients. May & Speh's approach offers integrated solutions rather than general, disparate services and systems.

  Increase Penetration of Existing Targeted Industries and Target New Industries. Currently, May & Speh's direct marketing services target the financial services, retail, consumer goods, insurance and high tech industries. The Company believes these industries offer significant opportunity for direct marketing services, and continues to focus on attracting additional clients within these targeted industries. In addition, the Company believes that direct marketing is increasingly prevalent in the utilities, telecommunications, automotive and healthcare industries, and that such industries provide attractive near term opportunities for potential penetration.

  Extend IT Outsourcing Services. May & Speh continues to extend its IT outsourcing service offerings. In order to build upon and complement its traditional mainframe outsourcing services, the Company offers client/server outsourcing and network management services. The Company's strengthened IT outsourcing capabilities have resulted in the addition of new clients and contracts such as May & Speh's $41 million, five-year contract with American National Can. Under this agreement, American National Can is outsourcing its entire IT infrastructure to the Company including client/server, mainframe and network management services. The Company believes its broad range of IT outsourcing services and expertise will continue to attract new clients and expand relationships with current clients.

  Expand Sales Efforts. The Company plans to increase the number of new clients by expanding its sales efforts in both direct marketing and IT outsourcing. The direct marketing sales force is focused on increasing penetration within current targeted industries as well as penetrating new industries. In IT outsourcing services, the Company intends to continue focusing on United States-based companies with mid-level processing requirements. In addition, the Company plans to expand its sales presence in certain geographic areas for both direct marketing and IT outsourcing services.

  Pursue Strategic Acquisitions and Alliances. May & Speh will continue to explore strategic acquisitions and alliances for additional growth opportunities. The Company will seek to acquire or form alliances with companies that have services, technologies, industry specialties or personnel that would complement or extend those of the Company and facilitate the addition of new clients. For example, the Company recently agreed to form Energy Market Connect, LLC, a joint venture with Metzler & Associates, a leading provider of management consulting services to the energy industry. The Company believes this joint venture will provide a new sales channel and enable the Company to incorporate utilities industry expertise in its integrated database management solutions for the utilities industry. In May 1997, the Company also formed a strategic alliance with Trans Union Corporation, the nation's leading credit reporting company. The alliance will combine May & Speh's expertise in creating custom and generic models with Trans Union Corporation's data management capabilities.

  The Company's executive offices are located at 1501 Opus Place, Downers Grove, Illinois 60515, and its telephone number at that address is (630) 964-1501.

                           THE COMMON STOCK OFFERING

Common Stock offered by
 Selling Stockholders.........
                               4,000,000 shares

Common Stock to be
 outstanding after the Common
 Stock Offering............... 25,730,054 shares(1)

Use of Proceeds............... The Company will not receive any of the net proceeds from the sale of the Common Stock by the Selling Stockholders. See "Use of Proceeds."

Nasdaq National Market         SPEH
 Symbol.......................

Concurrent Offering........... Concurrently with the Common Stock Offering, the Company is offering $100,000,000 aggregate principal amount of 5 1/4% Convertible Subordinated Notes due 2003 ($115,000,000 if
                               the underwriters' over-allotment option is
                               exercised in full). The Notes are convertible into Common Stock at a conversion price of $15.91 per share. The Company intends to use approximately $10.0 million of the estimated net proceeds of the Note Offering to repay the entire indebtedness under a term loan. The remainder of the estimated net proceeds of the Note Offering will be used for capital expenditures, working capital and other general corporate purposes. The Company also intends to use a portion of the estimated net proceeds of the Note Offering for acquisitions.
                               Consummation of the Common Stock Offering is
                               not a condition to consummation of the Note
                               Offering and consummation of the Note Offering is not a condition to consummation of the
                               Common Stock Offering.
--------------------
(1) Includes 176,000 shares of Common Stock issued upon the exercise of outstanding stock options concurrent with the Common Stock Offering at a weighted average exercise price of $2.08. Excludes (i) 4,290,103 shares of Common Stock issuable following the Common Stock Offering upon the exercise of outstanding stock options with a weighted average exercise price of $8.38 per share and 2,408,900 additional shares reserved for issuance under the Company's stock option plans; (ii) 6,285,350 shares issuable upon conversion of the Notes at a conversion price of $15.91 per share; and
    (iii) 180,000 shares issuable upon the exercise of outstanding warrants at an exercise price of $16.51 per share. Outstanding options to purchase 679,603 shares and all of the outstanding warrants are exercisable as of the date of this Prospectus.

                  SUMMARY FINANCIAL, OPERATING AND OTHER DATA

                                                                        THREE MONTHS ENDED
                             FISCAL YEARS ENDED SEPTEMBER 30,              DECEMBER 31,
                         ---------------------------------------------  ---------------------
                          1993     1994     1995    1996 (1)  1997 (1)  1996 (1)    1997 (1)
                          (IN THOUSANDS, EXCEPT PER SHARE DATA AND OPERATING AND OTHER DATA)
STATEMENT OF OPERATIONS
 DATA:
 Net revenues........... $41,792  $51,667  $61,641  $77,223   $92,457   $  21,229   $  26,351
 Restructuring costs
  (2)...................     --       --       --       --        --          --        4,700
 Operating income.......   7,479   11,024   13,872   17,025    20,463       4,090       1,592
 Interest expense.......   1,974    1,693    1,543    1,843     2,618         577         756
 Net income.............   3,406    5,838    7,861   10,224    11,716       2,367         656
 Diluted earnings per
  share................. $  0.15  $  0.26  $  0.38  $  0.43   $  0.45   $    0.09   $    0.02
 Weighted average shares
  outstanding, including
  common equivalents....  22,917   22,110   20,611   23,653    26,179      26,220      26,470
PRO FORMA DATA (3):
 Interest expense.......                                      $ 7,695   $   1,840   $   2,036
 Income (loss) from
  continuing operations
  (4)...................                                        8,569       1,584        (139)
 Diluted income (loss)
  from continuing
  operations per share
  (4)...................                                      $  0.33   $    0.06   $   (0.01)
OPERATING AND OTHER
 DATA:
 Operating margin (5)...    17.9%    21.3%    22.5%    22.0%     22.1%       19.3%        6.0%
 Number of employees at
  end of period.........     272      306      331      434       574                     579

                                                     DECEMBER 31, 1997
                                           -------------------------------------
                                                                     AS FURTHER
                                            ACTUAL  AS ADJUSTED (6) ADJUSTED (7)
                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
 Cash and marketable securities........... $ 15,920    $ 15,920       $101,056
 Working capital..........................   46,736      47,441        133,825
 Total assets.............................  148,632     149,337        238,605
 Current maturities of long-term debt.....    5,868       5,868          5,068
 Long-term debt...........................   30,151      30,151        120,951
 Total stockholders' equity...............   92,845      93,549         92,817

--------------------
(1) Includes the results of operations of GIS Information Systems, Inc., effective July 1, 1996.
(2) Represents the present value of payments under existing contracts with prior members of management. Excluding this one-time charge, operating income and net income for the three months ended December 31, 1997 would have increased by $4,700,000 and $2,913,000, respectively.
(3) Pro forma information for the fiscal year ended September 30, 1997 gives effect to the sale of the Notes and the use of the estimated net proceeds therefrom as if these transactions had occurred on October 1, 1996. Pro forma information for the three months ended December 31, 1996 and 1997 gives effect to the sale of the Notes and the use of the estimated net proceeds therefrom as if these transactions had occurred on October 1, 1996 and 1997, respectively. See "Use of Proceeds."
(4) Does not include an assumed extraordinary loss of $0.7 million (after-tax) relating to the early extinguishment of debt.
(5) Operating margin represents operating income expressed as a percentage of net revenues.

(6) Gives effect to the Common Stock Offering and the exercise by a Selling Stockholder of options to purchase 176,000 shares of Common Stock at a weighted average exercise price of $2.08 per share, as if such transactions had occurred on December 31, 1997.
(7) Gives effect to the Note Offering and the use of the estimated net proceeds therefrom as if such transactions had occurred on December 31, 1997.

                                 RISK FACTORS

  In addition to the other information contained or incorporated by reference in this Prospectus, prospective investors should consider carefully the following factors relating to the business of the Company and the sale of the shares of Common Stock before acquiring any of the shares offered hereby.

ABILITY TO CONTINUE GROWTH; MANAGEMENT OF GROWTH

  The Company has experienced significant growth over the last several years. For the five fiscal years ended September 30, 1997, the Company's net revenues grew from $41.8 million to $92.5 million, operating margins increased from 17.9% to 22.1% and net income increased from $3.4 million to $11.7 million. While the Company's strategy contemplates continued growth of its business, there can be no assurances that the Company will be able to sustain its recent growth. In addition, such growth has placed significant demands on the Company's management, other employees, operations and physical resources. There can be no assurances that, if the Company continues to grow, management will be effective in attracting and retaining additional qualified personnel, expanding the Company's physical facilities, integrating acquired businesses and otherwise managing growth. Any failure to effectively manage growth could have a material adverse effect on the Company's business, operating results or financial condition. See "--Acquisitions and Alliances," "--Dependence on Personnel; Scarcity of Trained Technical Personnel," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

INTENSE COMPETITION

  The information management services industry is extremely competitive, and the Company faces intense competition in all of its customer markets. The Company may also encounter new entrants, including well-capitalized information services companies and other companies, as the markets for May & Speh's services develop. Many of the Company's competitors have more extensive financial, technical, marketing and other resources than the Company and may have a greater ability to obtain client contracts where sizable up-front asset purchases or investments are required and to respond more quickly than the Company to new or emerging technologies and other competitive pressures. There can be no assurances that the Company will be able to compete successfully against its present or future competitors or that competitive pressures will not have a material adverse effect on the Company's business, operating results or financial condition. See "--Rapid Technological Change," "Business--Market Overview" and "--Competition."

VARIABILITY OF QUARTERLY OPERATING RESULTS

  The Company's net revenues, cash flows and operating results are subject to significant variation between quarters. A significant portion of the Company's quarterly revenues is derived from new projects for direct marketing services and new contracts for IT outsourcing services, the timing of which is subject to a variety of factors, such as client marketing budgets and modifications in client strategies, outside the Company's control. The variability in revenues, combined with the relatively fixed cost nature of the Company's business, can have a substantial impact on the Company's quarterly results of operations. Additionally, the Company periodically incurs cost increases due to both hiring of new employees and computer capacity upgrades in anticipation of future revenue growth. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Quarterly Comparisons."

RISKS ASSOCIATED WITH LEVERAGE

  At December 31, 1997, on a pro forma basis after giving effect to the Note Offering and the use of the estimated net proceeds therefrom and the Common Stock Offering (assuming the exercise by a Selling Stockholder of options to purchase 176,000 shares of Common Stock with a weighted average exercise price of $2.08 per share), the Company would have had (i) total long-term indebtedness of $121.0 million, of which $100.0 million would be represented by the Notes, (ii) stockholders' equity of $92.8 million and (iii) available borrowing capacity of approximately $2.0 million (subject to customary borrowing conditions) under the

Company's existing $2.0 million credit facility (the "Existing Credit Facility"). See "Capitalization." In addition, the Company is negotiating with a group of banks for a new credit facility (the "New Credit Facility") which is expected to provide for borrowings of up to $60.0 million. The degree to which the Company is leveraged could have important consequences to stockholders, including: (i) the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements, acquisitions or other purposes may be limited; (ii) a substantial portion of the Company's cash flows from operations must be dedicated to the payment of the principal of and interest on its indebtedness and will not be available for other purposes; (iii) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to, changes in its business or in economic conditions; and (iv) the Company's level of indebtedness will make it more vulnerable in the event of a downturn in its business.

  The Company's ability to satisfy its debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control, as well as the availability of revolving credit borrowings under the Company's credit facilities. The Company anticipates that net cash provided by its operating activities, together with the balance of the estimated net proceeds from the sale of the Notes, if any, and funds available under the Existing Credit Facility, will be sufficient to meet its operating expenses, and working capital, capital expenditures and debt service requirements, through at least fiscal 1999. However, if the Company is unable to service its debt, it will be forced to pursue one or more alternative strategies such as selling assets, curtailing any expansion, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on terms satisfactory to the Company, if at all.

ACQUISITIONS AND ALLIANCES

  A key element of the Company's growth strategy is to pursue strategic acquisitions of or alliances with companies that have services, products, technologies, industry specializations or technical personnel that extend or complement those of the Company. There is extensive competition for attractive candidates for acquisitions or alliances and there can be no assurances that the Company will be able to identify or reach mutually agreeable terms with such candidates. In addition, the Company's management has had limited experience in making acquisitions and entering into alliances, and there can be no assurance that any acquired business will be effectively integrated or that any acquired business or alliance will be profitable. A substantial portion of the Company's capital resources, including a portion of the estimated net proceeds of the Note Offering, could be used for acquisitions or alliances. In addition, the Company may require additional debt or equity financing for future acquisitions or alliances, which financing may not be available on terms satisfactory to the Company. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Growth Strategy."

RISK OF DATA CENTER FAILURE

  The Company's operations are dependent upon its ability to protect its data center against damage from fire, power loss, telecommunications failure, natural disaster or a similar event. A substantial portion of the Company's computer equipment and operations are located at its headquarters in Downers Grove, Illinois. While the Company maintains a disaster recovery plan with a vendor to provide alternative data processing sites in the event the Company experiences a natural disaster or other interruption at its data center, the Company could nonetheless be materially adversely affected by damage or failure that causes significant interruptions in the Company's operations. The Company's property and business interruption insurance may not be adequate to compensate the Company for all losses that may occur. See "Business-- Technological Resources and Facilities."

DEPENDENCE ON PERSONNEL; SCARCITY OF TRAINED TECHNICAL PERSONNEL

  The Company is highly dependent on the collective skills and efforts of its senior management team. Among these persons, the Company has employment agreements with Peter I. Mason, Eric M. Loughmiller, Michael J. Loeffler and Robert C. Early which include non-competition agreements with all of these individuals. The

Company does not have "key man" life insurance policies covering any of these individuals. As the Company's business has grown, the Company has found it difficult to hire the new employees needed, particularly trained technical personnel with database management services knowledge. Because of the recent emergence of the industry, only a limited number of such trained technical personnel are available for hire. Competition for qualified technical and other personnel is intense, and the Company periodically is required to pay premium wages to attract and retain personnel. There can be no assurance that the Company will be able to continue to hire and retain sufficient qualified management, technical, sales and other personnel necessary to conduct its operations successfully, particularly if the planned growth occurs. See "-- Ability to Continue Growth; Management of Growth," "Business--Employees" and "Management."

RELIANCE ON SIGNIFICANT CLIENTS; ABSENCE OF LONG-TERM CONTRACTS

  A significant portion of May & Speh's net revenues is derived from relatively few clients. Sears accounted for 17.6% and 18.9% of the Company's net revenues in fiscal 1996 and fiscal 1997, respectively. Collectively, the Company's 20 largest clients accounted for 63.6% and 58.9% of such revenues in such periods.

  The Company's revenues from many of its direct marketing clients are not derived from multi-year or long-term contracts. Continued revenues from such clients require ongoing sales efforts, and there is no assurance that the Company will continue to be successful in generating future sales. While the Company does have multi-year contracts with most of its IT outsourcing services clients and a growing number of direct marketing clients, such contracts usually include provisions for early termination by the client. In most cases, there are clauses that specify certain customer payments to the Company upon early termination. However, there can be no assurance that the Company will successfully collect such payments even when it is contractually entitled to receive them. Further, in a competitive situation, the Company may, as it has in the past, renegotiate prices and terms for an existing contract. Such situations can occur at any time and such re-negotiations generally result in an erosion of the Company's profitability. See "Business-- Clients."

GOVERNMENT REGULATION; PRIVACY ISSUES

  The direct marketing industry has recently been subject to increased legislative attention. In addition, consumers are growing increasingly aware of privacy issues related to direct marketing. In 1996, the Fair Credit Reporting Act ("FCRA") was amended to provide consumers with easier access to their credit reports and to facilitate the correction of errors in such reports. New regulations interpreting the amendments were issued by the Federal Trade Commission ("FTC") in 1997. Among other issues, the amendment and regulations also addressed the issue of "prescreening," a procedure utilized by many bankcard issuers and insurance companies in their direct marketing programs. This legislation regulates the use of credit reports in the preparation and generation of lists used by companies in offering credit. This law also provides for significant fines for misuse of credit reports. Although the Company believes its list processing activities for credit grantors are in compliance with the recent amendments to FCRA, due to its recent adoption, there is uncertainty as to its interpretation and application. Therefore, there can be no assurances that significant fines will not be levied against the Company or that this portion of its list processing services will not be adversely affected. In addition to the federal legislation, numerous bills are pending in various state legislatures. Such bills are intended to give consumers more control over how personal information is utilized in the marketplace. There can be no assurance that this legislation or additional federal or state consumer-oriented legislation will not significantly limit, or increase the costs of, the direct marketing activities of the Company's clients. Direct marketing services accounted for approximately 61.6% of the Company's net revenues in fiscal 1997. See "Business--Consumer Privacy and Legislative Issues."

INTELLECTUAL PROPERTY RIGHTS

  The Company's success depends in part upon its technological expertise and proprietary technologies. The Company relies upon its trade secret program and non-disclosure safeguards to protect its proprietary technologies. There can be no assurance that these steps will be adequate to deter misappropriation or infringement of its proprietary technologies. Further, given the rapid evolution of technology and uncertainties in intellectual property law, there can be no assurance that the Company's current or future products will not be determined to infringe proprietary rights of others. If such infringement occurs, the Company may not be able to obtain the requisite licenses or rights to use such technology upon reasonable terms, if at all. See "Business-- Intellectual Property Rights."

RAPID TECHNOLOGICAL CHANGE

  The market for the Company's services and products is characterized by rapidly changing technology and frequent new and enhanced service and product introductions. The Company believes that its future success will be highly dependent upon its ability to enhance existing products and services and to develop and introduce new products and services to respond to changing client needs. There can be no assurances that the Company can successfully identify, develop and bring new and enhanced services and products to market in a timely manner, that such services or products will be commercially successful or that services, products or technologies developed by others will not render the Company's services and products noncompetitive or obsolete. See "Business-- Services and Products" and "--Competition."

CONTROLLING INTEREST OF CERTAIN PERSONS

  Upon the closing of the Common Stock Offering, the Company's executive officers and directors and their respective affiliates will beneficially own approximately 14.7% of the outstanding Common Stock, excluding shares allocated to the accounts of such persons under the Company's Employee Stock Ownership Plan (the "ESOP"). The ESOP will own approximately 25.6% of the outstanding Common Stock, and employee participants, including certain executive officers and directors, exercise voting power over all of such shares. If such stockholders were to act in concert in the future, they likely would be able to continue to elect all of the Company's directors, determine the outcome of most corporate actions requiring stockholder approval and otherwise control the business affairs of the Company. Under the terms of an employment agreement with Peter I. Mason, the Company has agreed to have Casey Cowell and Paul G. Yovovich serve as directors of the Company. Under the terms of an employment agreement with Lawrence J. Speh, the Company has agreed to nominate Mr. Speh as a director for so long as Mr. Speh owns at least 500,000 shares of Common Stock, and for so long as Mr. Speh is a director or nominee for director, Mr. Speh has agreed to vote all shares of Common Stock owned by him in favor of the Company's nominees. In addition, Mr. Mason has agreed to support the nomination and election to the Board of Albert J. Speh, Jr. See "Management," "Principal Stockholders" and "Description of Capital Stock-- Delaware Law and Certain Corporate and Contractual Provisions."

ANTI-TAKEOVER PROVISIONS

  The Company has a stockholder rights plan which may have the effect of delaying or preventing a change of control of the Company. Further, certain provisions of the Company's Certificate of Incorporation and By-laws, and certain provisions of the Delaware General Corporation Law, may make it difficult to change control of the Company and replace incumbent management. For example, the Company's Certificate of Incorporation provides for a staggered Board of Directors and permits the Board of Directors, without stockholder approval, to issue additional shares of Common Stock or establish one or more classes or series of Preferred Stock having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations that the Board of Directors establishes. The Company has entered into employment agreements with certain members of senior management that provide for substantial severance pay in the event of a "change of control" of the Company and the Company's 1994 Executive Stock Option Plan and 1995 Key Employee Stock Option Plan provide that unexercised options, whether vested or unvested, may be exercised in full upon a "change of control" as defined in such plans. See "Description of Capital Stock."

  In addition, the terms of the Notes provide that the Company will be required, upon the occurrence of a Change of Control (as defined) of the Company, to offer to purchase the Notes for a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest to the date of purchase. If the Note Offering is consummated, the Change of Control purchase features of the Notes may in certain circumstances have an anti-takeover effect. The definition of "Change of Control" for purposes of the Notes is set forth in the indenture related to the Notes, which is an exhibit to the Registration Statement of which this Prospectus is a part.

                  SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

  Information contained or incorporated by reference in this Prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), which can be identified by the use of forward-looking terminology such as "believes," "contemplates," "expects," "may," "will," "should," "would" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. Various factors, including certain risks and uncertainties described herein under "Risk Factors," could cause actual results to vary materially from the future results covered in such forward-looking statements.

                                USE OF PROCEEDS

  The Company will not receive any of the net proceeds from the sale of Common Stock by the Selling Stockholders. In the event the underwriters' over-allotment option is exercised in full, the net proceeds to the Company (after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company) are estimated to be approximately $3.5 million. In the event the underwriters' over-allotment option is exercised, the Company intends to use the estimated net proceeds for working capital and general corporate purposes.

  Concurrently with the Common Stock Offering, the Company is offering $100.0 million aggregate principal amount of Notes ($115.0 million if the underwriters' over-allotment option is exercised in full). The net proceeds from the Note Offering are estimated to be $96.3 million ($110.8 million if the underwriters' over-allotment option is exercised in full). The Company intends to use approximately $10.0 million of such proceeds to repay the entire indebtedness under a term loan and approximately $1.2 million ($0.7 million after-tax) to pay an assumed prepayment penalty. The remainder of the estimated net proceeds of the Note Offering will be used for capital expenditures, working capital and other general corporate purposes, including possible acquisitions. From time to time, the Company evaluates potential acquisitions. However, the Company currently has no understandings, commitments or agreements with respect to such transactions. Consummation of the Common Stock Offering is not a condition to consummation of the Note Offering and consummation of the Note Offering is not a condition to consummation of the Common Stock Offering.

                                CAPITALIZATION

  The following table sets forth the historical consolidated capitalization of the Company at December 31, 1997 (i) on an actual basis, (ii) as adjusted to give effect to the Common Stock Offering (assuming the exercise by a Selling Stockholder of options to purchase 176,000 shares of Common Stock at a weighted average exercise price of $2.08 per share), and (iii) as further adjusted to give effect to the Note Offering and the application of the estimated net proceeds therefrom. See "Use of Proceeds." This table should be read in conjunction with and is qualified by reference to the Company's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                   DECEMBER 31, 1997
                                            ---------------------------------
                                                                   AS FURTHER
                                             ACTUAL   AS ADJUSTED   ADJUSTED
                                                     (IN THOUSANDS)
Cash and marketable securities............. $ 15,920    $ 15,920    $101,056
                                            ========    ========    ========
Current maturities of long-term debt.......    5,868       5,868       5,068
                                            --------    --------    --------
Long-term debt:
  Term loan................................    9,200       9,200         --
  5 1/4% Convertible Subordinated Notes due
   2003....................................      --          --      100,000
  Other debt...............................   20,951      20,951      20,951
                                            --------    --------    --------
    Total long-term debt...................   30,151      30,151     120,951
                                            --------    --------    --------
Stockholders' equity:
  Preferred stock, $0.01 par value,
   2,000,000 shares authorized; no shares
   issued..................................      --          --          --
  Common stock, $0.01 par value, 50,000,000
   shares authorized; 25,219,854 shares
   issued and outstanding actual and
   25,395,854 shares as adjusted and as
   further adjusted........................      252         254         254
  Additional paid-in capital...............   48,737      49,440      49,440
  Retained earnings........................   46,231      46,231      45,499(1)
  Unearned ESOP compensation...............   (2,376)     (2,376)     (2,376)
                                            --------    --------    --------
    Total stockholders' equity.............   92,844      93,549      92,817
                                            --------    --------    --------
      Total capitalization................. $128,863    $129,568    $218,836
                                            ========    ========    ========

---------------------
(1) Includes a $0.7 million (after-tax) reduction in retained earnings due to an assumed prepayment penalty resulting from the early extinguishment of debt. See "Use of Proceeds."

                          PRICE RANGE OF COMMON STOCK

  The Common Stock of the Company has traded on the Nasdaq National Market under the symbol "SPEH" since March 26, 1996, the date of the Company's initial public offering of Common Stock. The following table sets forth for the fiscal periods indicated the range of high and low closing sales prices of the Common Stock as reported by The Nasdaq Stock Market.

                                                                HIGH      LOW
Fiscal year ended September 30, 1996:
  Second Quarter.............................................. $12     $10 15/16
  Third Quarter...............................................  16 1/2  10 7/8
  Fourth Quarter..............................................  21 1/2  13 3/4
Fiscal year ended September 30, 1997:
  First Quarter............................................... $19 7/8 $11 1/2
  Second Quarter..............................................  14       7 1/2
  Third Quarter...............................................  13 1/2   7 3/8
  Fourth Quarter..............................................  14 3/4  12
Fiscal year ending September 30, 1998:
  First Quarter............................................... $15 7/8 $11 1/4
  Second Quarter (through March 19)...........................  15 1/8  12

  On March 19, 1998, the last sale price of the Common Stock on the Nasdaq National Market was $12 5/8 per share. As of that date, there were 25,554,054 shares of Common Stock issued and outstanding, held by 105 stockholders of record.

                                DIVIDEND POLICY

  The Company currently intends to retain its earnings for future growth and, therefore, does not anticipate paying any cash dividends in the foreseeable future. The Company's credit agreements prohibit the Company from paying dividends and making other distributions on its Common Stock without the consent of its lenders. Any future payment of dividends will depend upon the Company's results of operations, financial condition, cash requirements and other factors deemed relevant by the Board of Directors.

                 SELECTED FINANCIAL, OPERATING AND OTHER DATA

  The following table sets forth selected financial, operating and other data of the Company for the five fiscal years ended September 30, 1997 and for the three months ended December 31, 1996 and 1997. The selected statement of operations data for the fiscal years ended September 30, 1995, 1996 and 1997 and the selected balance sheet data as of September 30, 1996 and 1997 have been derived from the Company's audited financial statements included elsewhere herein. The selected statement of operations data for the fiscal years ended September 30, 1993 and 1994 and the selected balance sheet data as of September 30, 1993, 1994 and 1995 have been derived from audited financial statements of the Company not included herein. The selected statement of operations data for the three months ended December 31, 1996 and 1997 and the selected balance sheet data as of December 31, 1997 have been derived from the unaudited financial statements of the Company. In the opinion of management of the Company, the unaudited financial statements have been prepared on the same basis as the Company's audited financial statements and include all adjustments, consisting only of normal recurring items, necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended December 31, 1997 are not necessarily indicative of the results to be expected for the entire fiscal year. This financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                                        THREE MONTHS
                                                                            ENDED
                             FISCAL YEARS ENDED SEPTEMBER 30,           DECEMBER 31,
                          -------------------------------------------  ----------------
                           1993     1994    1995(1)  1996(2)  1997(2)  1996(2)  1997(2)
                           (IN THOUSANDS, EXCEPT PER SHARE DATA AND OPERATING AND OTHER
                                                       DATA)
STATEMENT OF OPERATIONS
 DATA:
Net revenues............  $41,792  $51,667  $61,641  $77,223  $92,457  $21,229  $26,351
Operating expenses:
 Wages and benefits.....   14,709   18,624   20,984   23,950   30,437    7,143    8,949
 Services and supplies..    3,240    3,650    4,160    6,839    6,192    2,039    1,371
 Rents, leases and
  maintenance...........    9,848   11,156   13,878   18,064   20,137    4,637    5,251
 Depreciation and
  amortization..........      740      912    1,230    2,155    4,420      901    1,779
 Other operating
  expenses..............    3,667    4,034    5,106    6,814    8,433    1,824    2,115
 ESOP principal payments
  (3)...................    2,109    2,267    2,411    2,376    2,376      594      594
 Restructuring costs
  (4)...................      --       --       --       --       --       --     4,700
                          -------  -------  -------  -------  -------  -------  -------
   Total operating
    expenses............   34,313   40,643   47,769   60,198   71,995   17,138   24,759
                          -------  -------  -------  -------  -------  -------  -------
Operating income........    7,479   11,024   13,872   17,025   20,462    4,091    1,592
ESOP interest...........    1,208    1,022      864      611      403      124       69
Other expense (income),
 net....................      662      474      482      (84)   1,161      149      468
                          -------  -------  -------  -------  -------  -------  -------
Income before income
 taxes..................    5,609    9,528   12,526   16,498   18,898    3,818    1,055
Income taxes............    2,203    3,690    4,665    6,274    7,182    1,451      399
                          -------  -------  -------  -------  -------  -------  -------
Net income..............  $ 3,406  $ 5,838  $ 7,861  $10,224  $11,716  $ 2,367  $   656
                          =======  =======  =======  =======  =======  =======  =======
Basic earnings per share
 (5)....................  $  0.15  $  0.26  $  0.38  $  0.45  $  0.47  $  0.09  $  0.03
Weighted average shares
 outstanding (5)........   22,917   22,110   20,426   22,634   25,029   24,953   25,172
Diluted earnings per
 share (5)..............  $  0.15  $  0.26  $  0.38  $  0.43  $  0.45  $  0.09  $  0.02
Weighted average shares,
 including common
 equivalents (5)........   22,917   22,110   20,611   23,653   26,179   26,220   26,470
OPERATING AND OTHER
 DATA:
Operating margin (6)....     17.9%    21.3%    22.5%    22.0%    22.1%    19.3%     6.0%
Number of employees at
 end of period..........      272      306      331      434      574               579
Processing capacity
 (MIPS) at end of
 period.................      168      198      500    1,329    5,995

                                       SEPTEMBER 30,
                         ----------------------------------------- DECEMBER 31,
                          1993    1994    1995     1996     1997       1997
                                             (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and marketable
 securities............. $ 4,881 $ 4,459 $ 8,602 $ 30,732 $ 22,305   $ 15,920
Working capital.........  10,840  12,091  16,519   46,149   47,040     46,736
Total assets............  29,971  33,978  46,804  115,218  148,796    148,632
Current maturities of
 long-term debt.........   2,724   3,035   3,359    5,330    5,811      5,868
Long-term debt..........  17,697  15,051  16,860   22,251   31,546     30,151
Total stockholders'
 equity.................   3,989   8,701  17,644   75,731   91,135     92,845

-------------------
(1) In fiscal 1995, the Company paid a special dividend of $2.5 million. The principal purpose of the dividend was to permit the ESOP to prepay without penalty a portion of its outstanding loan balance.
(2) Includes the results of operations of GIS Information Systems, Inc., effective July 1, 1996.
(3) Represents tax deductible contributions to the Company's ESOP which are used to service principal payments on the related ESOP loan.
(4) Represents the present value of payments under existing contracts with prior members of management. Excluding this one-time charge, operating income and net income would have increased by $4,700,000 and $2,913,000, respectively.
(5) Reflects 12-for-1 stock split in December 1995.
(6) Operating margin represents operating income expressed as a percentage of net revenues.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  May & Speh celebrated its 50th anniversary as a provider of information technology services in 1997. May & Speh provides computer-based information management services with a focus on direct marketing and IT outsourcing services. The Company's direct marketing services help companies execute more profitable direct marketing and customer management programs. Services include strategic analysis and strategy management; systems consulting; custom data warehouse and datamart design, build, implementation and management; statistical (predictive) modeling and analysis; and list processing. May & Speh IT outsourcing services support multi-platform processing and network management for clients seeking to outsource their IT operations, thereby liberating capital and redirecting their focus to more strategic IT initiatives.

  May & Speh has experienced strong growth in revenues and earnings per share over the last five years. For the five fiscal years ended September 30, 1997, the Company's net revenues grew from $41.8 million to $92.5 million and earnings per share increased from $0.15 to $0.45. During this period, operating margins increased from 17.9% to 22.1%, reflecting achievement of certain economies of scale. The Company has invested in human resources, facilities and technology at rates consistent with growth in revenues over this period. The number of employees has increased from 272 at September 30, 1993 to 574 at September 30, 1997, reflecting the addition of new technical, sales and marketing and administrative personnel to support the Company's overall growth. In addition, the Company's ESOP principal payments, which have remained relatively constant in dollar terms, have declined as a percentage of net revenues to 2.6% for fiscal 1997 from 5.0% in fiscal 1993.

  In fiscal 1997, approximately 61.6% of the Company's net revenues were from direct marketing services. Revenues from the Company's existing direct marketing clients are typically recurring in nature, although many of the Company's direct marketing clients are not under long-term contracts. IT outsourcing services provided approximately 38.4% of net revenues and are typically performed under multi-year contracts. May & Speh's direct marketing and IT outsourcing services are synergistic and leverage the Company's investment in its technical personnel and state-of-the-art data facilities. Investments required to provide services to new clients are typically spread across multiple contracts. This approach reduces the Company's investment risk and allows for economies of scale.

  The Company regularly evaluates whether to lease or buy its computer equipment. An environment of rapidly changing technology and cost efficient financing arrangements has resulted in the Company leasing a significant amount of its computer equipment under three to ten year leases. Generally, the Company's computer leases with terms in excess of five years are classified as capital leases.

  As of December 31, 1997, the Company had more than 300 clients. The Company's 20 largest clients accounted for approximately 58.9% of the Company's net revenues in fiscal 1997. Sears represented 18.9% of the fiscal 1997 net revenues. The Company's net revenues for fiscal 1996 and 1997 were concentrated in the following industries:

                                                                       1996  1997
                                                                       ----  ----
      Direct Marketing:
        Financial and banking.........................................  27%   23%
        Retail........................................................  19    18
        Consumer goods................................................  10     8
        Insurance.....................................................   6     5
        Agency........................................................   5     5
        High tech and other...........................................   7     3
                                                                       ---   ---
        Total direct marketing........................................  74%   62%
                                                                       ===   ===
      Outsourcing (not industry specific).............................  26%   38%
                                                                       ===   ===

  In October 1988, the Company established the ESOP. At the time, the ESOP acquired 43.1% of the Company's Common Stock from certain stockholders and incurred a loan obligation of $22.5 million. As of March 2, 1998, the ESOP owned approximately 31.7% of the Company's outstanding Common Stock. The loan obligation is being repaid by the Company through annual tax deductible contributions and as of December 31, 1997, the loan obligation was $2.4 million. ESOP contributions are reflected in the Company's consolidated statements of operations as "ESOP principal payments" as an operating expense and as an interest expense.

  The Company recorded a one-time, pre-tax restructuring charge of approximately $4.7 million ($2.9 million after-tax) in the first quarter of fiscal 1998. This charge represents the present value of payments under existing contracts with prior members of management.

RESULTS OF OPERATIONS

  The following table sets forth, for the periods indicated, certain items derived from the Company's statements of operations as a percentage of revenues:

                                           FISCAL YEARS        THREE MONTHS
                                         ENDED SEPTEMBER           ENDED
                                               30,             DECEMBER 31,
                                        --------------------  -----------------
                                         1995   1996   1997   1996   1997
Net revenues:
  Direct marketing services............   78.6%  73.0%  61.6%  62.6%  58.6%
  Information technology outsourcing
   services............................   21.4   27.0   38.4   37.4   41.4
                                        ------  -----  -----  -----  -----
                                        100.0%  100.0% 100.0% 100.0% 100.0%
                                        ------  -----  -----  -----  -----
Operating expenses:
  Wages and benefits...................   34.0   31.0   32.9   33.7   34.0
  Services and supplies................    6.7    8.9    6.7    9.6    5.2
  Rents, leases and maintenance........   22.5   23.4   21.8   21.8   19.9
  Depreciation and amortization........    2.0    2.8    4.8    4.2    6.8
  Other operating expenses.............    8.3    8.8    9.1    8.6    8.0
  ESOP principal payments..............    3.9    3.1    2.6    2.8    2.3
  Restructuring costs..................    --     --     --     --    17.8
                                        ------  -----  -----  -----  -----
    Total operating expenses...........   77.4   78.0   77.9   80.7   94.0
                                        ------  -----  -----  -----  -----
Operating income.......................   22.6   22.0   22.1   19.3    6.0
Interest and other expenses............   (2.2)  (0.7)  (1.7)  (1.3)  (2.0)
                                        ------  -----  -----  -----  -----
Income before income taxes.............   20.4   21.3   20.4   18.0    4.0
Income taxes...........................   (7.6)  (8.1)  (7.8)  (6.8)  (1.5)
                                        ------  -----  -----  -----  -----
Net income.............................   12.8%  13.2%  12.6%  11.2%   2.5%
                                        ======  =====  =====  =====  =====

 THREE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO THREE MONTHS ENDED DECEMBER 31, 1996

  Net revenues increased to $26.4 million for the three months ended December 31, 1997 from $21.2 million for the three months ended December 31, 1996, an increase of 24%. The Company's direct marketing services revenues increased to $15.4 million for the three months ended December 31, 1997 compared to $13.3 million for the three months ended December 31, 1996, an increase of 16%. IT outsourcing services revenues increased to $10.9 million for the three months ended December 31, 1997 compared to $7.9 million for the three months ended December 31, 1996, an increase of 38%.

  Wages and benefits expenses increased to $8.9 million for the three months ended December 31, 1997 from $7.1 million for the three months ended December 31, 1996, an increase of 25%. The increased expenses reflect additional employees hired to continue the Company's expansion of business volume and the strengthening of its infrastructure.

  Services and supplies expenses decreased to $1.4 million for the three months ended December 31, 1997 from $2.0 million for the three months ended December 31, 1996, a decrease of 33%. This decrease reflects the reduction in cost for outside consultants as full-time employees were hired. Service and supplies generally consist of outsourced data entry services, general supplies, contract labor and costs related to the use of outside consultants.

  Rents, leases and maintenance expenses increased to $5.3 million for the three months ended December 31, 1997 from $4.6 million for the three months ended December 31, 1996, an increase of 13%. The increase was primarily due to leasing computers, computer peripheral hardware, additional software and additional facility rent to accommodate overall growth. A portion of this increase is due to the acquisition in fiscal 1997 of Credit Strategy Management, Inc. ("CSM"), now known as Strategic Decision Services ("SDS"), and its existing facility leases.

  Depreciation and amortization expenses increased to $1.8 million for the three months ended December 31, 1997 from $0.9 million for the three months ended December 31, 1996, an increase of 97%. The increase was primarily attributable to continued investment in technology including the purchase of the Hitachi Data System Skyline 21 mainframe computer during the third quarter of fiscal 1997. In addition, the Company recorded additional goodwill of $3.7 million in fiscal 1997 relating to the acquisition of CSM and incentive payments and estimated costs to be incurred in consolidating the operations of GIS Information Systems, Inc. ("GIS"), which the Company acquired during the fourth quarter of fiscal 1996, resulting in increased goodwill amortization.

  Other operating expenses increased to $2.1 million for the three months ended December 31, 1997 from $1.8 million for the three months ended December 31, 1996, an increase of 16%. The increase was primarily attributable to variable costs relating to several client contracts.

  Research and development costs representing primarily wages and benefits for information technology staff and reflected as such in the Company's financial statements increased to $1.0 million for the three months ended December 31, 1997 from $0.8 million for the three months ended December 31, 1996, an increase of 33%. The Company's research and development expenses relate primarily to new product development activities.

  Restructuring costs of $4.7 million ($2.9 million after-tax) for the three months ended December 31, 1997 represent a one-time charge equal to the present value of payments under existing contracts with prior members of management. Excluding this one-time charge, operating income and net income would have been approximately $6.3 million and $3.6 million, respectively.

  Income taxes decreased to $0.4 million for the three months ended December 31, 1997 from $1.5 million for the three months ended December 31, 1996. The Company's effective tax rate was 38% for the three months ended December 31, 1997 and 1996.

 FISCAL YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1996

  Net revenues increased to $92.5 million in fiscal 1997 from $77.2 million in fiscal 1996, an increase of 20%. Of this net increase, $13.7 million was attributable to new IT outsourcing services clients and $7.9 million to new direct marketing services clients. These increases were offset by a reduction in revenues of approximately $6.5 million from credit card issuing clients. The Company's direct marketing services revenues increased to $57.0 million for fiscal 1997 versus $56.4 million for fiscal 1996, an increase of 1%. The Company's IT outsourcing services revenues increased to $35.5 million for fiscal 1997 versus $20.8 million for fiscal 1996, an increase of 70%. Of this increase, $9.7 million is attributable to revenues from GIS, which was acquired effective July 1, 1996.

  Wages and benefits increased to $30.4 million for fiscal 1997 from $24.0 million for fiscal 1996, an increase of 27%. The increased expenses reflect the net addition of 140 employees as a result of the Company's continued expansion of business volume, the strengthening of its infrastructure, the 1996 acquisition of GIS, the 1997 acquisition of CSM, and the replacement of temporary labor with full-time employees during 1997.

  Services and supplies expenses decreased to $6.2 million for fiscal 1997 from $6.8 million for fiscal 1996, a decrease of 9%. This decrease reflects the reduction in cost for outside consultants as full-time employees were hired. Services and supplies generally consist of outsourced data entry services, general supplies, contract labor and costs related to the use of outside consultants.

  Rents, leases and maintenance expenses increased to $20.1 million for fiscal 1997 from $18.1 million for fiscal 1996, an increase of 11%. The increase was primarily due to leasing computers, computer peripheral hardware, additional software, and additional facility rent to house print operations and new employees. A portion of this increase was due to the acquisition of GIS and its existing computer, computer peripheral hardware, software and facility leases, and the acquisition of CSM and its existing facility leases.

  Depreciation and amortization expenses increased to $4.4 million for fiscal 1997 from $2.2 million for fiscal 1996, an increase of 105%. The increase was primarily attributable to continued investment in technology including the upgrade of the Company's mainframe computer and the conversion of the lease for the mainframe from an operating lease to a capital lease in the fourth quarter of fiscal 1996. The Company also purchased the Hitachi Data System Skyline 21 mainframe computer during the third quarter of fiscal 1997. In addition, the acquisitions of GIS in the fourth quarter of fiscal 1996 and CSM in the second quarter of fiscal 1997 created goodwill of approximately $21 million that is being amortized over 40 years.

  Other operating expenses increased to $8.4 million for fiscal 1997 from $6.8 million for fiscal 1996, an increase of 24%. The increase was primarily attributable to variable costs relating to several client contracts.

  Research and development costs representing primarily wages and benefits for information technology staff increased to $3.4 million for fiscal 1997 from $2.5 million for fiscal 1996, an increase of 38%.

  Income taxes increased to $7.2 million for fiscal 1997 from $6.3 million for fiscal 1996. The Company's effective tax rate was 38% for fiscal 1997 and for fiscal 1996.

 FISCAL YEAR ENDED SEPTEMBER 30, 1996 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1995

  Net revenues increased to $77.2 million in fiscal 1996 from $61.6 million in fiscal 1995, an increase of 25%. Of the increase, $12.6 million was attributable to services provided to new clients and the remainder was attributable to increased demand for services by existing clients. The Company's direct marketing services revenues increased to $56.4 for fiscal 1996 versus $48.4 million for fiscal 1995, an increase of 16%. Of this increase, $1.7 million is attributable to the establishment of SDS. The Company's IT outsourcing services revenues increased to $20.8 million for fiscal 1996 versus $13.2 million for fiscal 1995, an increase of 58%. Of this increase, $3.4 million is attributable to revenues from GIS, which was acquired effective July 1, 1996.

  Wages and benefits increased to $24.0 million for fiscal 1996 from $21.0 million for fiscal 1995, an increase of 14%. The increased expenses reflect the net addition of 103 employees as a result of the Company's continued expansion of business volume and strengthening of its infrastructure. It also reflects the addition of GIS' staff of 48 employees during the fourth quarter of fiscal 1996.

  Services and supplies expenses increased to $6.8 million for fiscal 1996 from $4.2 million for fiscal 1995, an increase of 64%. Services and supplies generally consist of outsourced data entry services, general supplies, contract labor and costs related to the use of outside consultants. This increase resulted principally from outsourcing of technical support and data entry services and the use of outside consultants to improve productivity and to re-engineer certain work flow processes.

  Rents, leases and maintenance expenses increased to $18.1 million for fiscal 1996 from $13.9 million for fiscal 1995, an increase of 30%. The increase was primarily due to leasing computers, computer peripheral hardware, additional software, and additional facility rent to house print operations and new employees. A portion of this increase was due to the acquisition of GIS and its existing computer, computer peripheral hardware, software and facility leases.

  Depreciation and amortization expenses increased to $2.2 million for fiscal 1996 from $1.2 million for fiscal 1995, an increase of 75%. The increase was primarily attributable to continued investment in technology including the upgrade of the Company's mainframe computer and the conversion of the lease for the mainframe from an operating lease to a capital lease.

  Other operating expenses increased to $6.8 million for fiscal 1996 from $5.1 million for fiscal 1995, an increase of 33%. The increase was primarily attributable to variable costs relating to several client contracts.

  Research and development costs representing primarily wages and benefits for information technology staff increased to $2.5 million for fiscal 1996 from $1.9 million for fiscal 1995, an increase of 34%.

  Income taxes increased to $6.3 million for fiscal 1996 from $4.7 million for fiscal 1995. The Company's effective tax rate was 38% for fiscal 1996 and 37% for fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's working capital was $46.7 million as of December 31, 1997 compared to $47.0 million as of September 30, 1997. Cash and marketable securities decreased to $15.9 million at December 31, 1997 from $22.3 million at September 30, 1997. The decrease in cash and marketable securities reflects $2.0 million for capital expenditures and $3.5 million for general operating expenses, including approximately $2.0 million for payments under existing contracts with prior members of management. The Company's investment policy is to invest in marketable, investment-grade debt instruments of the U.S. Government or tax-free municipal bonds. These investments typically have maturities of three years or less. The Company historically limits its concentration of investments in individual municipalities to $500,000 or less. These tax-free municipal bonds are backed by U.S. Treasuries or insured (as to principal and interest) by a major municipal insurer. As of December 31, 1997, the Company's net accounts receivable were $29.9 million, an increase of 5% from September 30, 1997.

  The Company has available borrowings of $2.0 million under the Existing Credit Facility. At December 31, 1997, there were no outstanding borrowings under this credit facility. Borrowings under a $12.0 million unsecured term loan were $10.0 million at December 31, 1997, bear interest at 8.5% per annum and mature in 2005. The Company will use a portion of the estimated net proceeds from the Note Offering to repay this loan in full. Capital lease debt aggregated $22.9 million at December 31, 1997. This debt primarily results from a sale-leaseback of the Company's primary facility and related land during fiscal 1997 and an upgrade of one of the Company's mainframe computers in fiscal 1996. Interest on the capital lease debt approximates 8% per annum. The Company entered into a loan at the time of the formation of the ESOP. This loan currently has an outstanding balance of $2.4 million with a blended interest rate of approximately 8.8% per annum. The Company currently is negotiating with a group of banks for the New Credit Facility which is expected to provide for borrowings of up to $60.0 million. No commitment has been issued with respect to the New Credit Facility, and there can be no assurances that it will be obtained.

  In connection with the Company's acquisition of GIS, the Company is required to pay $0.5 million of the purchase price on a deferred basis in the fourth quarter of fiscal 1998. In addition, the Company paid $1.1 million to the former GIS shareholder in fiscal 1997 based on the Company's earnings from former GIS clients and expects to make a similar payment in fiscal 1998.

  Effective April 1, 1997, the Company entered into a new license agreement with a major software vendor for software used for IT outsourcing services clients. This agreement permits the Company to increase its outsourcing client base and mainframe capacity to double current levels without an increase in the fixed license fee for seven years. This new arrangement increased rents, leases and maintenance expenses for the three months ended December 31, 1997 compared to the three months ended December 31, 1996.

  Prior to fiscal 1997, the Company's capital expenditures ranged from approximately $3.0 million to $7.0 million per year. During fiscal 1997, the Company's capital expenditures of $19.3 million included expenditures for mainframe and mid-range computers and related equipment, and equipment to support the Company's network services agreement with American National Can. The Company expects capital expenditures in calendar year 1998 to be approximately $15.0 million.

  Software development costs of $7.1 million were capitalized in fiscal 1997. The Company does not expect research and development expenses to increase materially as a percentage of revenues in the future.

  The Company believes that cash flow from operations, together with the estimated net proceeds from the sale of the Notes and funds available under the Existing Credit Facility, will be sufficient to fund its operating expenses, and working capital, capital expenditures and debt service requirements through at least fiscal 1999.

QUARTERLY COMPARISONS

  The following table sets forth certain quarterly financial information of the Company for each quarter of fiscal 1996 and fiscal 1997 and for the first quarter of fiscal 1998. The information has been derived from the quarterly financial statements of the Company which are unaudited but which, in the opinion of management, have been prepared on the same basis as the audited financial statements included herein and include all adjustments (consisting only of normal recurring items) necessary for a fair presentation of the financial results for such periods. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto and the other financial information appearing elsewhere in this Prospectus. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                            THREE MONTHS ENDED
                          ------------------------------------------------------------------------------------------
                          DEC. 31,  MARCH 31, JUNE 30,  SEPT. 30, DEC. 31,  MARCH 31, JUNE 30,  SEPT. 30,  DEC. 31,
                            1995      1996      1996     1996(1)  1996(1)    1997(1)  1997(1)    1997(1)  1997(1)(2)
                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
 Net revenues...........  $16,044    $19,133  $19,997    $22,050  $21,229    $21,693  $23,625    $25,910   $26,351
 Operating income.......    3,070      4,154    4,855      4,947    4,090      4,347    5,348      6,677     1,592
 Net income.............    1,661      2,369    3,067      3,126    2,367      2,419    3,087      3,842       656
PERCENTAGE OF NET
 REVENUES:
 Operating income.......     19.1%      21.7%    24.3%      22.4%    19.3%      20.0%    22.6%      25.8%      6.0%
 Net income.............     10.4       12.4     15.3       14.2     11.1       11.2     13.1       14.8       2.5

---------------------
(1) Includes the results of operations of GIS, effective July 1, 1996.
(2) Includes a one-time, pre-tax restructuring charge of $4.7 million ($2.9 million after-tax).

  A significant portion of the Company's quarterly net revenues is derived from new projects for clients, the timing of which are outside the Company's control. Operating income and net income as a percent of net revenues have fluctuated from quarter to quarter principally as a result of the hiring of new employees and the expansion of computing capacity in response to increased demand. This quarterly fluctuation is primarily due to the fixed nature of these expenses and the time difference between such expenses and the generation of revenues.

IMPACT OF YEAR 2000 ISSUE

  The Year 2000 Issue is the result of computer programs being written using two digits, rather than four, to define the applicable year. Accordingly, any of the Company's computer programs that have date sensitive software may cause system failures or miscalculations if data entry of "00" is recognized as 1900 rather than 2000.

  Based on a recent assessment, the Company determined that it is required to modify portions of its software so that its computer systems will properly utilize dates beyond December 31, 1999. The Company believes that with upgrades or modifications to existing software and conversion to new software, the impact of the Year 2000 Issue can be mitigated. However, if such upgrades, modifications and conversions are not made, or are not made in a timely manner, the Year 2000 Issue could have a material impact on the Company's operations.

  The Company will utilize both internal and external resources to reprogram, or replace, and test software for Year 2000 compliance. The Company has a full-time manager dedicated to addressing Year 2000 compliance for the Company, clients and vendors. The Company expects to complete all material aspects of the Year 2000 project not later than December 31, 1998. The total Year 2000 project cost is estimated to be $1.0 million to $3.0 million. Amounts incurred are expected to be expensed as incurred, unless new software is purchased which will be capitalized. The Company has not incurred significant costs prior to December 31, 1997 other than internal costs to evaluate the extent of Year 2000 compliance and to develop a remediation plan.

  The costs of the Year 2000 project and the schedule for completion of Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans.

                                   BUSINESS

  May & Speh provides computer-based information management services with a focus on direct marketing and IT outsourcing services. The Company's direct marketing services help companies execute more profitable direct marketing and customer management programs. Services include strategic analysis and strategy management; systems consulting; custom data warehouse and datamart design, build, implementation and management; statistical (predictive) modeling and analysis; and list processing. May & Speh's IT outsourcing services support multi-platform processing and network management for clients seeking to outsource their IT operations. The Company's direct marketing and IT outsourcing services are synergistic and allow the Company to leverage its investment in its technical personnel and state-of-the-art data processing facilities, as well as its core competencies in customized software systems development, large database management, high speed data processing and data center management.

MARKET OVERVIEW

 DIRECT MARKETING SERVICES

  Direct marketing enables the delivery of a customized message to a defined audience and the measurement of the response to that message. The marketing program can then be evaluated, refined and continuously improved. Effective direct marketing programs require a detailed understanding of customers' and prospective customers' purchasing patterns to promote more relevant and timely offers. The ability to measure the response to a specific marketing program allows the financial return on marketing expenditures to be analyzed. The use of direct marketing by businesses has increased significantly in recent years, as has spending in support of direct marketing activities. Industry sources estimate that United States expenditures for information and database services in connection with direct marketing activities were approximately $17.0 billion in 1996, and that such expenditures are growing at an annual rate of 15% to 20%.

  Demographic shifts and lifestyle changes, combined with a proliferation of new products and services and the evolution of new marketing mediums (including cable, telemarketing, direct mail, direct response, on-line services and the Internet) have made marketing campaigns increasingly complex. At the same time, marketing costs have been subjected to growing scrutiny by marketing managers. Many marketers have responded to these pressures by reallocating their expenditures from traditional mass marketing to direct marketing.

  Direct marketing programs depend upon the ability of a marketer to access information about their customers and prospects. Historically, valuable sales and customer data within large corporations was often inaccessible as it resided in various incompatible systems. Through advances in computer and software technology, it is now possible to compile very large databases using disparate customer record files combined with data collected from compiled lists owned by third parties. With the development of relational and multidimensional databases, marketers can add new categories of data without having to redesign or rebuild their databases, making it possible to use this data in order to develop customer profiles based on many different attributes. Finally, the development of decision support software has allowed utilization of database marketing at the decision maker level in a client/server environment.

  Direct marketing service providers require the technical resources to manage exceptionally large relational and multidimensional databases and the software capabilities to convert vast amounts of data into usable information. These functions must be performed within tight time constraints making processing speed critical. Many companies choose not to invest in the technological resources necessary to build these capabilities and as a result, choose to outsource database management and list processing services to a proven vendor as a more effective means of accessing the latest technological resources and expertise.

 IT OUTSOURCING

  IT outsourcing includes the provision and management of all or a portion of a client's data processing and information systems functions. In essence, the IT outsourcing services vendor assumes the client's data center functions and the client continues to retain direct access to their information, although the hardware and software are no longer located on the client's premises. Increasingly, companies are outsourcing their information processing applications as part of an overall effort to focus internal resources on their core competencies while improving operating efficiencies and reducing costs. According to G2 Research, Inc., total expenditures for IT outsourcing services in the United States were approximately $32.7 billion in 1996, and such expenditures are projected to grow at an average annual rate of approximately 25.2% through 2001.

  Many companies' IT departments are burdened with increasing demands for instant access and communication of large amounts of data to multiple locations in real time, requiring high speed processing and telecommunications capabilities. In addition, because computing technology is evolving rapidly, companies are increasingly faced with the decision to either continually invest a significant amount of capital in new technology or to outsource. The increasing demands on IT departments coupled with the significant ongoing investments required to remain technologically current are key factors in the growing trend towards outsourcing. The advantages to organizations of outsourcing their data processing activities include improved flexibility, reduced capital investments, higher performance and service levels, improved speed of delivery, capacity on demand and cost control.

  The Company believes that the market in which it competes is best defined by the scale of its clients' data processing requirements, not by such clients' revenues. Typically, the scale of these requirements is large but not of a size typically sought by the larger outsourcing service providers. The Company believes that its data center processing capabilities, while not of a similar scale, are similar to or better than the capabilities of its large competitors in terms of throughput, turnaround capabilities and state-of-the-art equipment utilized.

MAY & SPEH'S COMPETITIVE STRENGTHS

  The Company believes it has competitive strengths which have contributed to its growth and profitability. These include:

  Integrated Database Management Solutions. May & Speh offers integrated database management solutions focused on targeted industries. These integrated solutions include marketing strategy execution; prospect data and data enhancement services; database design and maintenance; on-line access and decision support tools; data modeling, profiling and analysis; and ongoing strategic evaluation and management. The Company believes that this approach is a competitive strength because it offers clients strategic direct marketing tools rather than generic data processing services, resulting in the Company's integrated database management solutions becoming integral to clients executing their marketing strategies.

  Focus on Targeted Industries. May & Speh's direct marketing services focus on clients in targeted industries including financial services, retail, consumer goods, insurance and high tech. The Company believes that as a result of its focus and experience in specific industries, its sales and technical personnel better understand the data processing needs, competitive dynamics and regulatory issues of its clients.

  Investment and Scale of its Client Service and Technical Infrastructure. May & Speh's direct marketing and IT outsourcing services continue to benefit from its investments in technical personnel and technology. The Company has a current staff of over 500 skilled IT and direct marketing services personnel, and maintains state-of-the-art data processing facilities. As a result of these investments, the Company has developed its client service and technical infrastructure to a significant scale, which enables the Company to develop and support mainframe, mid-range and network applications and platforms, accommodate growth and provide efficient and flexible services.

  Long-Term Client Relationships with Recurring Revenues. May & Speh's long-term client relationships provide the Company with recurring revenues. Over 50% of the Company's fiscal 1997 revenues were derived from clients who have used the Company's services for over three years. The Company's direct marketing revenues are typically recurring because its direct marketing services become an integral part of the clients' marketing programs and a portion of these revenues are derived through multi-year contracts. The Company's IT outsourcing revenues are typically recurring and generated through multi-year contracts.

  Significant Operating Flexibility. May & Speh's financial position provides the Company with significant operating flexibility. The Company has generated operating margins in excess of 20% in each of the last four fiscal years. These operating margins have enabled the Company to reinvest the cash generated from operations for strategic expenditures, including technology, skilled technical personnel and capital investments relating to new clients.

GROWTH STRATEGY

  May & Speh's strategy is to continue to grow its business by leveraging its competitive strengths. The principal components of May & Speh's growth strategy are:

  Offer Integrated Database Management Solutions. May & Speh continues to develop integrated database management solutions focused on targeted industries which are expected to continue to attract new clients with significant direct marketing budgets and increase revenues from existing clients. May & Speh's approach offers integrated solutions rather than general, disparate services and systems.

  Increase Penetration of Existing Targeted Industries and Target New Industries. Currently, May & Speh's direct marketing services target the financial services, retail, consumer goods, insurance and high tech industries. The Company believes these industries offer significant opportunity for direct marketing services, and continues to focus on attracting additional clients within these targeted industries. In addition, the Company believes that direct marketing is increasingly prevalent in the utilities, telecommunications, automotive and healthcare industries, and that such industries provide attractive near term opportunities for potential penetration.

  Extend IT Outsourcing Services. May & Speh continues to extend its IT outsourcing service offerings. In order to build upon and complement its traditional mainframe outsourcing services, the Company offers client/server outsourcing and network management services. The Company's strengthened IT outsourcing capabilities have resulted in the addition of new clients and contracts such as May & Speh's $41 million, five-year contract with American National Can. Under this agreement, American National Can is outsourcing its entire IT infrastructure to the Company including client/server, mainframe and network management services. The Company believes its broad range of IT outsourcing services and expertise will continue to attract new clients and expand relationships with current clients.

  Expand Sales Efforts. The Company plans to increase the number of new clients by expanding its sales efforts in both direct marketing and IT outsourcing. The direct marketing sales force is focused on increasing penetration within current targeted industries as well as penetrating new industries. In IT outsourcing services, the Company intends to continue focusing on United States-based companies with mid-level processing requirements. In addition, the Company plans to expand its sales presence in certain geographic areas for both direct marketing and IT outsourcing services.

  Pursue Strategic Acquisitions and Alliances. May & Speh will continue to explore strategic acquisitions and alliances for additional growth opportunities. The Company will seek to acquire or form alliances with companies that have services, technologies, industry specialties or personnel that would complement or extend those of the Company and facilitate the addition of new clients. For example, the Company recently agreed to form Energy Market Connect, LLC, a joint venture with Metzler & Associates, a leading provider of management consulting services to the energy industry. The Company believes this joint venture will provide a new sales channel and enable the Company to incorporate utilities industry expertise in its integrated database management solutions for the utilities industry. In May 1997, the Company also formed a strategic alliance with Trans Union Corporation, the nation's leading credit reporting company. The alliance will combine May & Speh's expertise in creating custom and generic models with Trans Union Corporation's data management capabilities.

SERVICES AND PRODUCTS

 DIRECT MARKETING SERVICES

  May & Speh provides comprehensive direct marketing services, including database creation, data warehousing, data enhancement, predictive behavioral modeling and list processing. Rather than selling standard products and services to its clients, the Company's approach has been to design and implement creative custom database solutions around the specific needs of its clients. The principal advantages of customized services include (i) the ability of the database to expand and adapt to the client's changing business needs, (ii) the ability to have these services developed on a platform of the client's choosing, and (iii) the integration of database services with the list processing services necessary to keep the database current.

  Database Management Services. May & Speh's broad range of database management services begins with the Company's proven approach to database development which includes planning and analytical processes to determine the client's needs. Typically, direct marketing databases originate with the client's own files, both current and historical, which generally include name, address and gender, as well as frequency and value of products purchased.

  May & Speh analyzes all of the client's disparate operational files and determines what data will add value and can be made actionable. Utilizing both commercial and Company-developed software tools, the Company consolidates all of the disparate information and relationships across multiple files and converts the client's raw information into a clean, consolidated format so that relationships can be understood at both the customer and household levels.

  Once the client's customer data is consolidated and the database created, May & Speh enhances the data by utilizing a wide selection of demographic, geographic, census (age, approximate income level, education level and household composition) and lifestyle information for over 100 million individuals and households. May & Speh licenses this information from leading data compilers. The combination of each client's proprietary customer information with these external data files provides a complete profile of a client's customers, enabling the client, through the use of May & Speh's behavior modeling and analysis services, to act on the data. Through the development of a scoring model, the client can segment its database and determine its best customers and prospects in each marketplace. The entire process results in a marketing program that can be targeted to distinct audiences with a high propensity to buy the client's products. These databases typically reside at May & Speh's data center. Because of the dynamic nature and complexity of these databases, May & Speh is routinely asked by its clients as part of their ongoing direct marketing efforts to update the databases with the results of recent marketing programs and to periodically perform the list processing service described below.

  List Processing Services. List processing includes the preparation and generation of comprehensive name and address lists which are used in direct marketing promotions. May & Speh's state-of-the-art data processing facilities and large volume processing capabilities allow the Company to meet the direct marketing needs of its clients, processing over seven billion records through its advanced list processing software services in fiscal 1997. May & Speh customizes a list processing solution by utilizing a variety of commercial and Company-developed software products, such as Address Conversion and Reformat, Address Standardization and Enhanced Merge/Purge, as well as products which are licensed through the United States Postal Service such as National Change of Address, Delivery Sequence File and Locatable Address Conversion System. Other licensed products are databases used for suppressions such as the Direct Marketing Association's Mail Preference File, the American Correctional Association Prison Suppress File and other files.

  May & Speh's list processing services seek to reduce its clients' mailing costs. For instance, because approximately 15% to 20% of the population moves each year, mailings may be misaddressed or not delivered at all. Through the utilization of May & Speh's Merge/Purge, Address Standardization software, National Change of Address database, Delivery Sequence File and Locatable Address Conversion Database, the Company can eliminate most duplicate names as well as reduce the amount of undeliverable items by an average of 6%.

  Quiddity(TM). In fiscal 1997, development activities were substantially completed for Quiddity and this new product was introduced to clients and prospects. Quiddity is an on-line relational and open database management system designed specifically for marketing professionals. The product's user-friendly format allows non-technical users to easily access and directly work with marketing databases to create more targeted and profitable one-to-one marketing programs. Quiddity integrates custom-developed and commercial software that complement the Company's suite of direct marketing services. Key features include open architecture, scaleable platforms and an object-oriented application that is work-flow-oriented and intuitive.

 IT OUTSOURCING

  May & Speh's primary IT outsourcing service is to manage all or a portion of a client's information processing needs on a cost effective basis from the Company's data center. After migrating their workload to the Company's data center, clients continue to retain direct access to their information from their remote sites. The Company also provides, to a much lesser extent, applications outsourcing services which include the replacement of a client's in-house technical development staff.

  The primary outsourcing services provided include migration (takeover and turnover) support, on-line and batch processing capacity, technical support, help desk access and support, back-up and recovery, disaster recovery services, operations support, account management, media (tapes, documents, high speed Direct Access Storage Devices subsystems ("DASD"), etc.) management and handling, production control, telecommunications and network management support. These services and support functions are available 24 hours a day, seven days a week.

  Historically, the Company's success in IT outsourcing has resulted in part from its ability to provide its services with minimal disruption to the client. The Company has established rigorous formal processes to ensure a successful ongoing processing of a client's workload at the Company's data centers.

MARKETING AND SALES

  The Company markets its direct marketing and IT outsourcing services through separate direct sales forces. Maintaining a separate sales force for each service offering allows the Company's sales representatives to concentrate on particular services, technology and customer demands, thereby staying abreast of developments in these areas. Sales representatives are encouraged to identify cross-selling opportunities. The Company's sales force compensation system provides incentives to salespeople to focus on both attracting larger clients and selling the Company's most profitable services.

  Pricing for direct marketing services is dependent upon the complexity of service required. In general, May & Speh establishes a price list for clients detailing the prices for a broad range of service options. These prices are based on the nature and complexity of the services, volume of records to be processed and the level of customization required. Additionally, if the level of up-front customization is high, the Company charges development fees based on the level of customization required.

  Pricing for IT outsourcing services is dependent upon the anticipated range of resource consumption. Typically, clients are charged a flat or stepped rate for IT outsourcing services provided under multi-year contracts. If the processing time, data storage, retrieval requirements and output volume exceed the budgeted amounts, the client is charged additional amounts. Minimum charges and early termination charges are typically included in contracts.

CLIENTS

  The Company has over 180 direct marketing clients, including Fortune 500 companies and other large and medium-sized companies that have significant direct marketing requirements. These clients are primarily in the financial services, retail, consumer goods, insurance and high tech industries. The 10 largest direct marketing clients represented approximately 62.8% of the Company's direct marketing net revenues in fiscal 1997.

  The Company has approximately 150 IT outsourcing clients. These clients are located primarily in the mid-western United States. The 10 largest outsourcing clients represented approximately 45.5% of the Company's IT outsourcing services net revenues in fiscal 1997.

  The Company seeks to maintain long-term relationships with its clients. In fiscal 1997, over 50% of net revenues were derived from clients served by the Company for more than three years including Sears, the Company's first client in 1947. In fiscal 1997, Sears accounted for approximately 18.9% of the Company's net revenues. Net revenues from the Company's 10 largest clients in fiscal 1997 increased 31.8% from fiscal 1996. IT outsourcing clients typically operate under contracts, usually three years in length. Direct marketing clients have traditionally maintained multi-year relationships with May & Speh, although many of the Company's direct marketing clients are not under long-term contracts.

TECHNOLOGICAL RESOURCES AND FACILITIES

  The Company maintains state-of-the-art data facilities with approximately 6,000 MIPS (million instructions per second) of mainframe and UNIX processing power. The Company's processors include a Hitachi Skyline Series mainframe computer, the world's fastest IBM-compatible processor, a Hitachi GX/8824 series mainframe computer capable of executing 390 MIPS, and four Hitachi Pilot mainframe computers, which are the fastest CMOS, IBM-compatible mainframe computers. The Company utilizes other state-of-the-art data center components, such as robotic tape sub-systems, high-speed laser, LED and impact printers and high speed DASD. The Company supports multiple platforms including mainframe, UNIX and other mid-range computer systems.

  The Company maintains a disaster recovery plan with a commercial disaster recovery service to provide alternative data processing sites in the event the Company experiences a natural disaster or other interruption at its data center. The Company conducts recovery exercises several times per year and encourages its clients to join in this process.

  The Company's headquarters building was custom-designed to be a secure data center environment. Building characteristics include 24-hour security protection, television surveillance, fire and motion alarms and a fire protection system backed up by a sprinkler system. The Company added a generator system which allows it to be self-sufficient if there is a power outage by operating continually until power is restored by the electric utility provider.

COMPETITION

  The markets in which the Company operates are highly competitive, with no single dominant competitor. Although numerous smaller companies compete in the direct marketing and IT outsourcing markets, the Company regularly competes with companies that have more extensive financial, marketing and other resources than the Company. Many of the Company's competitors have substantially greater assets and thus, may have a greater ability to obtain client contracts where sizable asset purchases or investments are required.

  In the direct marketing services market, competition is based on the quality and reliability of products and services, technological expertise, historical experience, ability to develop customized solutions for clients, processing capabilities and price. Management believes that the Company competes favorably in this market based upon these competitive factors. The Company's principal competitors include Acxiom Corporation, Database America Companies, a subsidiary of American Business Information, Inc., Harte-Hanks Communication, Inc. and Metromail Corporation.

  In the IT outsourcing market, competition is based on the quality and reliability of services, technical expertise, processing capabilities, processing environment and price. Management believes that the Company competes favorably in this market based upon these competitive factors. Although there are many competitors within the IT outsourcing services marketplace, the Company's principal competitors are Affiliated Computer

Services, Inc., Lockheed Martin Corporation, PKS Information Services, Inc. and other regional outsourcers. In addition, but on a less frequent basis, the Company competes with International Business Machine Corporation's Global Services division, Electronic Data Systems Corporation, Computer Sciences Corporation, Perot Systems Corporation and MCI/Systemhouse, Inc., a subsidiary of MCI Communications Corp.

INTELLECTUAL PROPERTY RIGHTS

  The Company relies upon its trade secret protection program and nondisclosure safeguards to protect its proprietary technologies. The Company enters into license or other agreements with its clients in the ordinary course of business which contain terms and conditions prohibiting unauthorized reproduction of the Company's products. In addition, the Company generally enters into confidentiality agreements with its employees, clients, potential clients and suppliers with access to sensitive information and limits access to and distribution of its software documentation and other proprietary information. While there can be no assurance that the steps taken by the Company will be adequate to deter misappropriation of its proprietary rights, the Company believes that due to the rapid pace of technological change in the Company's business, legal protections afforded through patent protection for its products are less significant than the knowledge, ability and experience of its employees, the frequency of product enhancements and the timeliness and quality of support.

EMPLOYEES

  As of December 31, 1997, the Company employed 579 persons and utilized 52 full-time equivalent contract personnel. None of the Company's employees are represented by a labor union, and the Company believes that its relations with employees are good.

PROPERTIES

  The Company's executive offices and principal operations are located at 1501 Opus Place, Downers Grove, Illinois, in a 105,352 square foot building leased from a third party for a term of 20 years. The facility is comprised of 67,352 square feet of office space, 25,000 square feet of raised floor facilities which house the Company's data center and 13,000 square feet of tape library. The Company currently occupies an additional 20,000 square feet in connection with the Company's network services agreement with American National Can, and leases 127,448 square feet of warehouse and office space in three separate locations in the metropolitan Chicago area with lease terms expiring on various dates through August 2002.

  The Company has executed a 20 year lease for a 200,000 square foot office building under construction on property adjacent to the Company's executive offices. The lease commences upon completion of the building which is expected in September 1998.

  The Company believes that its existing facilities are adequate for its present needs and that the additional facilities proposed for construction will be sufficient to sustain the growth of the Company for the foreseeable future. Notwithstanding, the Company believes that additional space will be available for lease on commercially reasonable terms on an as needed basis.

CONSUMER PRIVACY AND LEGISLATIVE ISSUES

  The direct marketing industry could be adversely affected by growing consumer awareness of privacy issues. The Company has adopted several policies to address these privacy concerns. The Company requires each employee to sign an agreement not to disclose confidential information. The Company's data center has a sophisticated data security system, which includes 24-hour security protection, television surveillance and limited access to confidential information. Periodically, the Company undergoes a detailed audit of its security system. In addition, the Company subscribes to a Direct Marketing Association ("DMA") service which allows consumers to request not to receive unsolicited direct mail offers. At a client's request, the Company will purge the client lists of all names appearing on the DMA list. Furthermore, under FCRA, the Company's clients are required to provide the Company with the names of consumers wishing to be removed from certain lists. Management believes that the policies and procedures that have been implemented, together with the Company's continuing efforts to remain informed and responsive to privacy concerns, will prevent the Company from being adversely affected by increased public concern over privacy issues.

  In 1996 FCRA was amended to provide consumers with easier access to their credit reports and to facilitate the correction of errors in such reports. New regulations interpreting the amendments were issued by the FTC in 1997. The legislation also addresses the issue of "prescreening," a procedure utilized by many bankcard issuers and insurance companies in their direct marketing programs. This legislation regulates the use of credit reports in the preparation and generation of lists used by companies in offering credit. This law also provides for significant fines for misusing credit reports. Although the Company believes its list processing activities for credit grantors are in compliance with the recent amendments to FCRA, due to its recent adoption, there is uncertainty as to its interpretation and application. Therefore, there can be no assurances that significant fines will not be levied against the Company or that this portion of its list processing services will not be adversely affected. While the Company provides list processing activities for credit grantors as part of its direct marketing services, such activities accounted for less than $5.0 million in net revenues in fiscal 1997.

                                  MANAGEMENT

  The following table sets forth certain information regarding the directors and executive officers of the Company.

NAME                     AGE                   POSITIONS AND OFFICES HELD
Peter I. Mason..........  45 Chairman, President and Chief Executive Officer
Terrance C. Cieslak.....  51 Executive Vice President and Chief Technology Officer
Robert C. Early.........  45 Executive Vice President, Corporate Development, and a Director
Michael J. Loeffler.....  40 Executive Vice President, Direct Marketing Services
Eric M. Loughmiller.....  38 Executive Vice President, Chief Financial Officer and Secretary
John G. Jazwiec.........  38 Senior Vice President and Chief Information Officer
Willard E. Engel, Jr....  51 Vice President, Chief Accounting Officer and Treasurer
Albert J. Speh, Jr......  78 Chairman Emeritus
Deborah A. Bricker......  45 Director
Casey Cowell............  45 Director
Lawrence J. Speh........  48 Director
Paul G. Yovovich........  44 Director
Jonathan Zakin..........  48 Director

  Peter I. Mason has been a director of the Company since November 1994, and has served as President and Chief Operating Officer of the Company since May 1997, as President and Chief Executive Officer since October 1997 and as Chairman since November 1997. Prior to joining May & Speh, Mr. Mason was a partner in the Chicago law firm of Freeborn & Peters, which he co-founded in 1983, and served as chairman of its operating committee from 1986 to 1996. He served as a director of U.S. Robotics Corporation from 1983 to 1997, and currently serves as a director of Mastering, Inc. and several privately held businesses.

  Terrance C. Cieslak has served as Executive Vice President and Chief Technology Officer since October 1995 and is responsible for systems management and integration for the Company. Since joining the Company in 1987, Mr. Cieslak has served in a variety of senior management positions including Technical Support Manager, Data Center Manager and Vice President of Services and Solutions. Prior to joining the Company, Mr. Cieslak worked with Electronic Data Systems Corporation and Official Airline Guide.

  Robert C. Early has served as Executive Vice President, Corporate Development since January 1997. Prior to that, Mr. Early served as Executive Vice President, Chief Financial Officer and Treasurer of the Company from October 1995 through January 1997 and Director of Corporate Growth for the Company from 1993 through October 1995. Mr. Early also has served as a director of the Company since November 1994. Prior to joining the Company, Mr. Early worked as an independent contractor with business advisory firms, including Ridge Capital Corp. and Ridge Advisors, Inc., which provide merger and acquisitions, capital financing and strategic planning advisory services. From 1990 through 1992 Mr. Early was also Vice Chairman of Consolidated Convenience Systems, Inc., a holding company. Prior to 1990, Mr. Early spent approximately 12 years at Grant Thornton LLP, and was the partner responsible for the Chicago office Capital Markets Group from 1985 through 1990.

  Michael J. Loeffler has served as Executive Vice President, Direct Marketing Services since April 1996 and is responsible for the direct marketing services group of the Company. Mr. Loeffler joined May & Speh in 1988 as an Account Executive and has also served as Vice President of Sales and Sales Manager. Prior to joining May & Speh, Mr. Loeffler had seven years of experience in the direct marketing industry with UARCO, Inc. and Colorforms Division of Wallace Press.

  Eric M. Loughmiller has served as Executive Vice President and Chief Financial Officer of the Company since January 1997. Prior to joining May & Speh, Mr. Loughmiller was an audit partner at Price Waterhouse LLP where he had spent over 15 years in that firm's Accounting and Business Advisory Services practice. Mr. Loughmiller is a Certified Public Accountant.

  John G. Jazwiec has served as Senior Vice President and Chief Information Officer of the Company since May 1997. He joined the Company with over 15 years experience in data processing services with a background in both mainframe and client server platforms. From 1994 to 1997, Mr. Jazwiec served as Vice President and CIO of Fiserv, a banking outsourcing firm. Prior to that time, he served as Vice President and CIO of Siebe Environmentals, a subsidiary of Siebe PLC.

  Willard J. Engel, Jr. has served as Vice President and Chief Accounting Officer of the Company since 1986 and in other financial and accounting capacities since 1972. Effective January 1997, Mr. Engel became Treasurer and Chief Accounting Officer.

  Albert J. Speh, Jr. co-founded the Company and served as Chairman of the Board of Directors from 1992 to November 1997. Prior to founding the Company, Mr. Speh served in the Armed Forces during World War II. He was later employed by Sears, General Finance, Inc. and Encyclopedia Britannica in the field of data processing. Mr. Speh currently serves as a consultant to the Company and on the board of Fenwick High School.

  Deborah A. Bricker is the President of Bricker & Associates Inc., a productivity consulting firm based in Chicago, Illinois which she founded in 1979. Ms. Bricker has served as a director of the Company since March 1996.

  Casey Cowell has served as Vice Chairman of 3Com Corporation since June 1997. From January 1996 to May 1997, Mr. Cowell was Chairman and Chief Executive Officer of U.S. Robotics Corporation. Prior to January 1996, he served for approximately 12 years as Chairman, President and Chief Executive Officer of U.S. Robotics Corporation. Mr. Cowell has served as a director of the Company since May 1997. Mr. Cowell currently serves as a director of 3Com Corporation, Mastering, Inc. and System Software Associates.

  Lawrence J. Speh served as Chief Executive Officer of the Company from January 1993 to September 1997, and as President from January 1993 to May 1997. Mr. Speh currently serves as a consultant to the Company. From 1977 until June 1988, Mr. Speh held various senior management positions with the Company including President of Direct Marketing Services, Marketing Director and Treasurer.

  Paul G. Yovovich served, from 1993 to 1996, as President of Advance Ross Corp., a public company until its 1996 merger with CUC International. He served in various executive capacities at Centel Corporation from 1982 to 1992, including as President of Central Telephone Co., a subsidiary of Centel, from 1990 to 1992. Mr. Yovovich has served as a director of the Company since May 1997. Mr. Yovovich is a director of 3Com Corporation, APAC TeleServices, Inc., Comarco, Inc. and Mastering, Inc.

  Jonathan Zakin currently serves as President of Leeward Management/Seaview Holdings. From 1987 to 1997, Mr. Zakin served in various senior management positions and was a director of U.S. Robotics Corporation. Mr. Zakin has served as a director of the Company since November 1997.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of March 19, 1998, the number of shares of Common Stock beneficially owned by all persons known by the Company to beneficially own more than five percent of the outstanding Common Stock, each director of the Company, certain executive officers and all directors and executive officers as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                  AMOUNT AND NATURE    PERCENT
                BENEFICIAL OWNER               OF BENEFICIAL OWNERSHIP OF CLASS
   May & Speh, Inc. Employee Stock Ownership
    Plan(1)...................................        8,086,849          31.6%
   Lawrence J. Speh(2)........................        3,867,216          15.0
   William Blair & Company, L.L.C.(3).........        1,980,300           7.7
   Albert J. Speh, Jr.(4).....................        1,672,503           6.5
   Robert C. Early(5).........................          185,130             *
   Michael J. Loeffler(6).....................          177,158             *
   Terrance C. Cieslak(7).....................          170,666             *
   Casey Cowell...............................          100,004             *
   Peter I. Mason(8)..........................           91,200             *
   Jonathan Zakin(9)..........................           68,003             *
   Deborah A. Bricker(10).....................           14,400             *
   Paul G. Yovovich...........................            5,000             *
   All directors and executive officers as a
    group (13 persons)(2)(4)(11)..............        6,567,076          25.2

---------------------
*Less than one percent.
 (1) The address of the May & Speh, Inc. Employee Stock Ownership Plan (the "ESOP") is c/o Cole Taylor Bank, 850 W. Jackson Blvd., Chicago, Illinois 60607. Includes 6,899,180 shares that have been allocated or are available for allocation to the accounts of certain employees or former employees of the Company. ESOP participants have shared voting and investment power with respect to the shares allocated to their individual accounts. The ESOP has agreed to sell 1,503,790 shares in the Common Stock Offering. See "Selling Stockholders."
 (2) Includes 176,000 shares issued upon exercise of stock options concurrent with the Common Stock offering, and 3,758 shares allocated to Mr. Speh's ESOP account. Excludes 40,612 shares held by Mr. Speh's wife, as to which he disclaims beneficial ownership. Mr. Speh's address is c/o May & Speh, Inc., 1501 Opus Place, Downers Grove, Illinois 60515. Mr. Speh has agreed to sell 1,804,524 shares in the Common Stock Offering. See "Selling Stockholders."
 (3) Based on a Schedule 13G dated February 14, 1998 filed by William Blair & Company, L.L.C. ("WBC") in which WBC reported sole voting power with respect to 821,500 shares and sole dispositive power with respect to 1,980,300 shares. The address of WBC is 222 West Adams Street, Chicago, Illinois 60606.
 (4) Includes 3,758 shares allocated to Mr. Speh's ESOP account. Mr. Speh's address is c/o May & Speh, Inc., 1501 Opus Place, Downers Grove, Illinois 60515. Mr. Speh has agreed to sell 607,819 shares in the Common Stock Offering. See "Selling Stockholders."
 (5) Includes 120,803 shares issuable pursuant to currently exercisable options, and 43,015 shares allocated to Mr. Early's ESOP account.
 (6) Includes 91,100 shares issuable pursuant to options that are currently exercisable or that will become exercisable within 60 days, and 86,058 shares allocated to Mr. Loeffler's ESOP account.
 (7) Includes 75,100 shares issuable pursuant to options that are currently exercisable or that will become exercisable within 60 days, and 95,566 shares allocated to Mr. Cieslak's ESOP account.
 (8) Includes 14,400 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days.
 (9) Represents shares held by a family foundation with respect to which Mr. Zakin has shared voting and investment power.
(10) Represents shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days.
(11) Includes 315,803 shares issuable pursuant to options that are currently exercisable or that will become exercisable within 60 days, and 321,575 shares allocated to the ESOP accounts of the executive officers.

                             SELLING STOCKHOLDERS

  The following table sets forth, as of March 19, 1998, certain information regarding beneficial ownership of shares of Common Stock by the Selling Stockholders and as adjusted to reflect the sale of shares of Common Stock offered hereby by such Selling Stockholders. See also "Management" and "Principal Stockholders" for additional information regarding the Selling Stockholders.

                           SHARES BENEFICIALLY                      SHARES BENEFICIALLY
                                  OWNED            NUMBER OF SHARES        OWNED
SELLING STOCKHOLDERS:     PRIOR TO THE OFFERING        OFFERED      AFTER THE OFFERING
---------------------     ----------------------------------------- -----------------------
                            NUMBER       PERCENT                      NUMBER     PERCENT
May & Speh, Inc.
 Employee Stock
 Ownership Trust (1)....      8,086,849      31.6     1,503,790        6,583,059     25.6
Lawrence J. Speh (2)....      3,867,216      15.0     1,804,524        2,062,692      8.0
Albert J. Speh, Jr. (3).      1,672,503       6.5       607,819        1,064,684      4.1
Kathleen M. Speh (4)....         40,612         *         8,122           32,490        *
Kathleen M. Malinger
 (5)....................        433,816       1.7         1,467          432,349      1.7
Thomas P. Malinger (6)..         35,612         *         7,122           28,490        *
Albert J. Speh III (7)..        454,507       1.8        67,156          387,351      1.5

---------------------
*Less than one percent
(1) Includes 6,899,180 shares that have been allocated or are available for allocation to the accounts of certain employees or former employees of the Company, of which 1,503,790 shares are being offered in the Common Stock Offering. ESOP participants have shared voting and investment power with respect to the shares allocated to their individual accounts.
(2) Includes 176,000 shares issued upon exercise of stock options concurrent with the Common Stock Offering and excludes 40,612 shares held by Mr. Speh's wife, as to which he disclaims beneficial ownership. Shares owned prior to the Common Stock Offering include shares held in trust for the benefit of Lawrence J. Speh, Kathleen M. Malinger (Albert J. Speh, Jr.'s daughter, Lawrence J. Speh's sister and a former executive officer and director of the Company), Albert J. Speh III (Albert J. Speh, Jr.'s son and Lawrence J. Speh's brother) and certain grandchildren of Albert J. Speh, Jr. Lawrence J. Speh serves as sole trustee of each of these trusts and has sole voting and investment power with respect to the shares held by the trusts. 1,269,017 of the shares being offered in the Common Stock Offering are offered by such trusts. Of such shares, 932,328 are offered by trusts other than for the direct benefit of Lawrence J. Speh and 336,689 are for his direct benefit. Number of shares offered in the Common Stock Offering excludes 240,000 shares subject to the underwriters' over-allotment option, which shares are held in trust for the benefit of certain persons described above, including 175,401 shares held for the benefit of Ms. Malinger. Lawrence J. Speh is currently a director of the Company and was formerly its Chief Executive Officer.
(3) Includes (i) 200,000 shares held by The Albert J. Speh, Jr. Foundation, for which Mr. Speh serves as sole trustee and (ii) 6,725 shares held in trust for the benefit of certain grandchildren of Mr. Speh, all of which shares are being sold in the Common Stock Offering. Mr. Speh serves as trustee of the trusts and the Foundation and has sole voting and investment power with respect to such shares. Number of shares offered in the Common Stock Offering excludes 25,000 shares subject to the underwriters' over-allotment option, which shares are held in trust for the benefit of certain of Albert J. Speh, Jr.'s grandchildren. Mr. Speh is currently a director and Chairman Emeritus of the Company and was formerly its Chairman.
(4) Shares owned prior to the Common Stock Offering excludes shares reported as beneficially owned by Lawrence J. Speh, Kathleen M. Speh's spouse. Number of shares offered in the Common Stock Offering excludes 10,000 shares subject to the underwriters' over-allotment option.
(5) Shares owned prior to the Common Stock Offering excludes 422,580 shares held in trust for the benefit of Ms. Malinger, which shares are reported as beneficially owned by Lawrence J. Speh and are being sold in the Common Stock Offering by Lawrence J. Speh, and excludes shares reported as beneficially owned by Thomas P. Malinger, Ms. Malinger's spouse.
(6) Shares owned prior to the Common Stock Offering excludes shares reported as beneficially owned by Kathleen M. Malinger, Mr. Malinger's spouse.
(7) Shares owned prior to the Common Stock Offering excludes 319,437 shares held in trust for the benefit of Albert J. Speh III, which shares are reported as beneficially owned by Lawrence J. Speh and are being sold in the Common Stock Offering by Lawrence J. Speh.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.01 par value per share and 2,000,000 shares of Preferred Stock, $.01 par value per share.

COMMON STOCK

  As of March 19, 1998, there were 25,554,054 shares of Common Stock outstanding held by approximately 105 stockholders of record. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy." Holders of Common Stock are entitled to one vote per share in all matters to be voted upon by stockholders. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company's liabilities and the liquidation preferences of any outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities, and there are no redemption provisions with respect to such shares. All of the outstanding shares of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may issue in the future.

  Pursuant to a Rights Agreement adopted by the Company (the "Rights Agreement"), the holders of Common Stock, including the shares of Common Stock issuable upon conversion of the Notes and the shares offered in the Common Stock Offering, have certain rights to purchase Series A Participating Preferred Stock or Common Stock under certain circumstances, including in the event of certain unsolicited attempts to acquire a controlling interest in the Company. See "--Preferred Stock" and "--Rights Agreement."

PREFERRED STOCK

  The Company's Board of Directors has authority, without any further vote or action by the stockholders: to provide for the issuance of the shares of Preferred Stock in series; to establish from time to time the number of shares to be included in each such series; to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications or restrictions of the shares of each such series; and to determine the voting powers, if any, of such shares. The issuance of Preferred Stock, among other things, could adversely affect the rights of holders of Common Stock. For example, the issuance of Preferred Stock could decrease the amount of earnings and assets available for distributions to holders of Common Stock. In addition, any such issuance could have the effect of delaying or preventing a change in control of the Company and could make the removal of the present management of the Company more difficult.

  In connection with the adoption of the Rights Agreement, the Company's Board of Directors has created one series of Preferred Stock, consisting of 300,000 shares of Series A Participating Preferred Stock (the "Series A Preferred"). No shares of Series A Preferred have been issued as of the date of this Prospectus. Each share of the Series A Preferred, when and if issued, would entitle the holder thereof to receive quarterly dividends equal to the greater of $1.00 per share or 100 times the dividends per share declared with respect to the Common Stock. Dividends on the Series A Preferred are cumulative. Holders of the Series A Preferred would be entitled to exercise 100 votes per share on all matters submitted to a vote of stockholders and, except as otherwise required by law, would vote together with the holders of Common Stock as a single class. In the event of liquidation, such holders would receive a preference of $1.00 per share over the Common Stock. In general, each share of the Series A Preferred is intended to have a value and voting rights equal to 100 shares of Common Stock, and appropriate anti-dilutive adjustments will be made in accordance with the terms of such Series A Preferred in the event of certain changes in Common Stock. Except as contemplated in connection with the Rights Agreement described below, the Company has no present plans to issue any of the Preferred Stock.

RIGHTS AGREEMENT

  The Board of Directors of the Company has declared a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of Common Stock. The dividend was payable to stockholders of record on March 1, 1996 (the "Rights Record Date") and with respect to Common Stock issued thereafter until the Distribution Date (as defined below). Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of the Series A Preferred of the Company at a price equal to five times the initial offering price (the "Purchase Price") per one one-hundredth of a Series A Preferred share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent. A copy of the Rights Agreement is available to stockholders free of charge from the Company upon request directed to the Secretary of the Company.

  Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Stock upon the earliest to occur of (i) 10 days following public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock; or (ii) 15 business days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (the earliest of such dates being called the "Distribution Date"). The definition of an Acquiring Person excludes any employee benefit plan of the Company, including the ESOP. Albert
J. Speh, Jr., Chairman Emeritus of the Company, his extended family, family trusts and certain other affiliates and associates will not be deemed to be an Acquiring Person as long as such persons beneficially own less than 32% of the outstanding Common Stock. The date that a person or group becomes an Acquiring Person is the "Share Acquisition Date." Until a Right is exercised, the holder thereof, as such, will not have any rights as a stockholder of the Company, including the right to vote or receive dividends thereon.

  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights) new Common Stock certificates issued after the Rights Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Rights Record Date, even without such notation or a copy of the summary of rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date (and to each initial record holder of certain Common Stock issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

  The Rights are not exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of the effective date of the plan, unless earlier redeemed by the Company as described below.

  In the event that any person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive upon payment of the Purchase Price the number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value (immediately prior to such triggering event) equal to two times the Purchase Price. Notwithstanding the foregoing, following the occurrence of the event described above or in the paragraph below (the "Triggering Events"), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

  In the event that, at any time following the Share Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or
(ii) more than 50% of the Company's assets or earning power is sold or transferred to any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

  The Purchase Price and the number of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to as a result of, among other things, a subdivision, split (other than a stock dividend on the Common Stock payable in shares of Common Stock), combination, consolidation or reclassification of the Series A Preferred or the Common Stock, or a reverse split of the outstanding shares of Series A Preferred or Common Stock.

  At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, and under certain other circumstances, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right which redemption shall be effective upon the action of the Board of Directors. Additionally, at any time after a Triggering Event and prior to the time that a person or group acquires 50% or more of the outstanding Common Stock, the Company may exchange the Rights (other than those that have become null and void), in whole or in part, for shares of Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

  The provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, provided that after such time as any person becomes an Acquiring Person, the Rights Agreement may not be amended in any manner that would adversely affect the interests of the holders of the Rights.

DELAWARE LAW AND CERTAIN CORPORATE AND CONTRACTUAL PROVISIONS

  The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either (i) prior to the date at which the person becomes an interested stockholder the Board of Directors approves such transaction or business combination, (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of such transaction or (iii) the business combination is approved by the Board of Directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent). An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

  The Company's Certificate of Incorporation (the "Certificate") and By-laws contain a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may be deemed to have a potential anti-takeover effect in that such provisions may delay or prevent a change of control of the Company. These provisions include: (a) the classification of the Board of Directors into three classes, each class serving for staggered three year terms; (b) restrictions on the removal of directors; (c) the authority of the Board to issue series of Preferred Stock with such voting rights and other provisions as the Board of Directors may determine; (d) a requirement that a vote of greater than 80% of the voting power of shares entitled to vote generally for the election of directors is required to amend provisions of the Certificate and By-laws relating to the classification of the Board and removal of directors unless 75% of the Board of Directors approve such action; (e) the requirement that stockholder action can be taken only at an annual or special meeting of stockholders and prohibiting stockholder action by written consent in lieu of a meeting; (f) an advance notice procedure for stockholders to make nominations of candidates for election as directors; and (g) the requirement that a special stockholders meeting may only be called by the Chairman of the Board, the President or at the direction of the majority of the Board of Directors.

  These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the

Board of Directors. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals, because, among other things, negotiation of such proposals might result in an improvement of their terms. The description set forth above is intended as a summary only and is qualified in its entirety by reference to the Company's Certificate and By-laws.

  Under the terms of an employment agreement with Peter I. Mason, the Company has agreed to have Casey Cowell and Paul G. Yovovich serve as directors of the Company. Under the terms of an employment agreement with Lawrence J. Speh, the Company has agreed to nominate Mr. Speh as a director for so long as Mr. Speh owns at least 500,000 shares of Common Stock, and for so long as Mr. Speh is a director or nominee for director. Mr. Speh has agreed to vote all shares of Common Stock owned by him in favor of the Company's nominees. In addition, Mr. Mason has agreed to support the nomination and election to the Board of Albert
J. Speh, Jr.

CERTAIN REGISTRATION RIGHTS

  The Company has granted registration rights to certain holders of Company securities. As part of the Company's acquisition of GIS, the Company issued warrants to acquire 180,000 shares of Common Stock at $16.51 per share. As part of the transaction, the holder of the warrants obtained certain demand and piggyback registration rights with respect to the underlying shares of Common Stock.

  In connection with an amendment to the Company's employment and consulting agreement with Lawrence J. Speh, the Company granted certain demand and piggyback registration rights to Mr. Speh with respect to shares of Common Stock owned directly by Mr. Speh and with respect to shares of Common Stock controlled by Mr. Speh in a fiduciary capacity. Following the Common Stock Offering, Mr. Speh will own directly or control in a fiduciary capacity approximately 2.1 million shares of Common Stock. The shares of Common Stock sold by Mr. Speh in the Common Stock Offering were not sold pursuant to these registration rights.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Company's Common Stock is Harris Trust and Savings Bank, Chicago, Illinois.

                                 UNDERWRITING

  Subject to the terms and conditions contained in an Underwriting Agreement dated March 19, 1998 (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters") have severally agreed to purchase from the Selling Stockholders the respective number of shares of Common Stock set forth opposite their names below.

                                                                      NUMBER OF
      UNDERWRITERS                                                     SHARES
      Donaldson, Lufkin & Jenrette Securities Corporation............   837,500
      Merrill Lynch, Pierce, Fenner & Smith
           Incorporated..............................................   837,500
      ABN AMRO Incorporated..........................................   837,500
      PaineWebber Incorporated.......................................   837,500
      BT Alex Brown Incorporated.....................................   130,000
      Brean Murray & Co., Inc. ......................................   130,000
      First Analysis Securities Corporation..........................   130,000
      Mesirow Financial..............................................   130,000
      Needham & Company, Inc. .......................................   130,000
                                                                      ---------
          Total...................................................... 4,000,000
                                                                      =========

  The Underwriting Agreement provides that the obligations of the several Underwriters to purchase and accept delivery of the shares of Common Stock offered hereby are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to purchase and accept delivery of all the shares of Common Stock offered hereby (other than those shares covered by the over-allotment option described below) if any are purchased.

  The Underwriters initially propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of the Prospectus and in part to certain dealers (including the Underwriters) at such price, less a concession not in excess of $0.41 per share. The Underwriters may allow, and such dealers may re-allow a concession not in excess of $0.10 per share. After the initial offering of the Common Stock, the public offering price and other selling terms may be changed by the Underwriters at any time without notice.

  The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

  Certain Selling Stockholders and the Company have granted to the Underwriters an option exercisable within 30 days after the date of this Prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 275,000 and 325,000 additional shares, respectively, of Common Stock at the initial public offering price less underwriting discounts and commissions. The Underwriters may exercise such option solely to cover overallotments, if any, made in connection with the Common Stock Offering. To the extent such option is exercised in part, the option granted by the Selling Stockholders will be exercised in full before exercise of any portion of the option granted by the Company. To the extent that the Underwriters exercise such option, each Underwriter will become obligated, subject to certain conditions, to purchase its pro rata portion of such additional shares based on such Underwriter's percentage underwriting commitment as indicated in the preceding table.

  The Company's executive officers and directors, other than the Selling Stockholders, have agreed, subject to certain exceptions, with the Underwriters not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any Common Stock, or enter into any agreement to do any of the foregoing, for a period of 90 days after the date of this Prospectus. The Selling Stockholders have agreed to the foregoing lockup provisions for a period of 180 days after the date of this Prospectus, except that the ESOP may (i) make distributions of shares of Common Stock to ESOP participants and (ii) sell or otherwise dispose of shares of Common Stock in order to make cash distributions to ESOP participants, in each case in accordance with the terms of the ESOP. In addition, the Company has agreed that for a period of 90 days after the date of this Prospectus it will not, without the prior written consent of DLJ, directly or indirectly offer, sell, contract to sell, grant any option to purchase, issue, distribute or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or any warrants, options or rights to purchase or acquire, Common Stock, or enter into any agreements to do any of the foregoing, except for (i) shares of Common Stock issued pursuant to the exercise of options or warrants outstanding on the date of this Prospectus, and (ii) options granted after the date of this Prospectus pursuant to the Company's 1994 Executive Stock Option Plan and the 1995 Employee Stock Option Plan.

  DLJ and ABN AMRO Incorporated have in the past provided, and they and other Underwriters may in the future provide, investment banking services for the Company. Additionally, certain of the Underwriters are participating as underwriters in the concurrent Note Offering.

  Other than in the United States, no action has been taken by the Company or the Underwriters that would permit a public offering of the Common Stock in any jurisdiction where action for that purpose is required. The Common Stock offered hereby may not be offered or sold, directly or indirectly, nor may this Prospectus or any other offering material or advertisements in connection with the offer and sale of the Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with applicable rules and regulations of such jurisdiction. Persons into whose possession this Prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering of the Common Stock and the distribution of this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Common Stock offered hereby in any jurisdiction in which such an offer or solicitation is unlawful.

  In connection with the Common Stock Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may overallot the Common Stock Offering, creating a syndicate short position. The Underwriters may bid for and purchase the Common Stock and in the open market to cover such syndicate short position or to stabilize the price of the Common Stock. These activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

  The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Freeborn & Peters, Chicago, Illinois. As of the date of this Prospectus, a total of 39,207 shares of Common Stock were owned by certain partners of Freeborn & Peters. Certain legal matters will be passed upon for the Underwriters by Katten Muchin & Zavis, Chicago, Illinois.

                                    EXPERTS

  The financial statements of the Company as of September 30, 1996 and 1997 and for each of the three fiscal years in the period ended September 30, 1997, included in this Prospectus, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, registration statements, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549 and at its regional offices at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2551. Copies of such materials can be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

  The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act with respect to the Common Stock Offering and the Note Offering. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete and reference is hereby made to the copy of the such contract, agreement or document filed as an exhibit to the Registration Statement for a complete statement of its provisions. For further information with respect to the Company and the Notes offered hereby, reference is hereby made to the Registration Statement, copies of which may be obtained at the locations specified.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents and information filed by the Company with the Commission are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997; and (iii) the description of the Company's capital stock set forth under the heading "Description of Capital Stock" in the Company's prospectus that constitutes a part of the Company's Registration Statement on Form S-1 (Commission File No. 33-98302), which description is incorporated by reference in the Company's Registration Statement on Form 8-A dated March 1, 1996 for the registration of the Common Stock under the Exchange Act.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this

Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated herein by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Andy V. Jonusaitis, Vice President and General Counsel, May & Speh, Inc., 1501 Opus Place, Downers Grove, Illinois 60515 (telephone (630) 964-1501).

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants..........................................  F-2
Consolidated Balance Sheets as of September 30, 1996 and 1997 and December
 31, 1997 (unaudited)......................................................  F-3
Consolidated Statements of Operations for the years ended September 30,
 1995, 1996 and 1997, and for the three months ended December 31, 1996 and
 1997 (unaudited)..........................................................  F-4
Consolidated Statements of Stockholders' Equity for the years ended
 September 30, 1995, 1996 and 1997, and for the three months ended December
 31, 1997 (unaudited)......................................................  F-5
Consolidated Statements of Cash Flows for the years ended September 30,
 1995, 1996 and 1997, and for the three months ended December 31, 1996 and
 1997 (unaudited)..........................................................  F-6
Notes to Financial Statements..............................................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of May & Speh, Inc.

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of May & Speh, Inc. and its subsidiary at September 30, 1996 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

Chicago, Illinois
November 10, 1997, except as to the paragraph of Note 1 entitled "Per share information" and Note 12, which are as of February 12, 1998

                                MAY & SPEH, INC.

                          CONSOLIDATED BALANCE SHEETS

                                        SEPTEMBER 30,         DECEMBER 31, 1997
                                  --------------------------  -----------------
                                      1996          1997         (UNAUDITED)
             ASSETS
Current assets:
  Cash and cash equivalents...... $ 10,397,858  $  1,888,817    $  3,024,013
  Marketable securities..........   20,334,278    20,415,793      12,896,200
  Accounts receivable, net.......   21,003,095    28,569,372      29,947,488
  Income taxes refundable........    3,550,617     6,301,217       6,301,217
  Prepaid software royalties.....    2,652,398     5,442,796       6,518,476
  Deferred income taxes and other
   current assets................    1,991,794     2,445,829       5,594,995
                                  ------------  ------------    ------------
    Total current assets.........   59,930,040    65,063,824      64,282,389
Property, plant and equipment,
 net.............................   32,289,746    50,228,440      50,848,825
Goodwill.........................   16,863,811    20,099,245      19,978,514
Other assets.....................    6,134,473    13,404,419      13,522,314
                                  ------------  ------------    ------------
    Total assets................. $115,218,070  $148,795,928    $148,632,042
                                  ============  ============    ============
  LIABILITIES AND STOCKHOLDERS'
              EQUITY
Current liabilities:
  Current maturities of long-term
   debt.......................... $  5,329,670  $  5,810,927    $  5,867,996
  Accounts payable...............    3,713,421     5,017,666       4,219,114
  Accrued wages and benefits.....    3,006,991     4,324,814       2,397,632
  Other accrued expenses.........    1,730,938     2,870,903       5,061,922
                                  ------------  ------------    ------------
    Total current liabilities....   13,781,020    18,024,310      17,546,664
Long-term debt...................   22,250,802    31,546,484      30,150,736
Deferred income taxes............    3,455,000     8,090,000       8,090,000
                                  ------------  ------------    ------------
    Total liabilities............   39,486,822    57,660,794      55,787,400
                                  ------------  ------------    ------------
Commitments and contingencies
 (Note 7)
Stockholders' equity (Note 8):
  Preferred stock, no par value,
   2,000,000 shares authorized;
   no shares issued
  Common stock, $.01 par value,
   50,000,000 shares authorized;
   24,934,154 shares, 25,147,354
   shares and 25,219,854 shares
   issued and outstanding at
   September 30, 1996 and 1997
   and December 31, 1997.........      249,342       251,474         252,199
  Additional paid-in capital.....   46,967,691    48,277,867      48,737,056
  Retained earnings..............   33,860,039    45,575,694      46,231,309
                                  ------------  ------------    ------------
                                    81,077,072    94,105,035      95,220,564
  Unearned ESOP compensation.....   (5,345,824)   (2,969,901)     (2,375,922)
                                  ------------  ------------    ------------
    Total stockholders' equity...   75,731,248    91,135,134      92,844,642
                                  ------------  ------------    ------------
    Total liabilities and
     stockholders' equity........ $115,218,070  $148,795,928    $148,632,042
                                  ============  ============    ============

   The accompanying notes are an integral part of these financial statements.

                                MAY & SPEH, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  THREE MONTHS ENDED
                          FISCAL YEARS ENDED SEPTEMBER 30,           DECEMBER 31,
                         -------------------------------------  ------------------------
                            1995         1996         1997         1996         1997
                                                                      (UNAUDITED)
Net revenues............ $61,641,273  $77,222,960  $92,457,288  $21,228,730  $26,350,565
                         -----------  -----------  -----------  -----------  -----------
Operating expenses:
  Wages and benefits....  20,983,636   23,950,392   30,436,956    7,143,274    8,948,912
  Services and supplies.   4,160,441    6,839,200    6,191,501    2,039,016    1,370,602
  Rents, leases and
   maintenance..........  13,878,290   18,064,271   20,137,243    4,637,094    5,251,101
  Depreciation and
   amortization.........   1,230,066    2,155,481    4,419,933      901,396    1,778,857
  Other operating
   expenses.............   5,106,579    6,812,536    8,433,104    1,823,590    2,115,297
  ESOP principal
   payments.............   2,410,539    2,375,923    2,375,923      593,980      593,979
  Restructuring costs...         --           --           --           --     4,700,000
                         -----------  -----------  -----------  -----------  -----------
                          47,769,551   60,197,803   71,994,660   17,138,350   24,758,748
                         -----------  -----------  -----------  -----------  -----------
Operating income........  13,871,722   17,025,157   20,462,628    4,090,380    1,591,817
                         -----------  -----------  -----------  -----------  -----------
Interest and other
 expense:
  ESOP interest expense.     863,809      611,552      403,396      124,371       69,214
  Other interest
   expense..............     678,843    1,231,263    2,214,705      452,471      686,449
  Interest income.......    (206,594)  (1,147,345)  (1,050,765)    (293,581)    (160,882)
  Other, net............      10,118     (167,896)      (2,763)     (10,484)     (58,182)
                         -----------  -----------  -----------  -----------  -----------
                           1,346,176      527,574    1,564,573      272,777      536,599
                         -----------  -----------  -----------  -----------  -----------
Income before income
 taxes..................  12,525,546   16,497,583   18,898,055    3,817,603    1,055,218
Income taxes............   4,665,000    6,274,000    7,182,400    1,450,900      399,603
                         -----------  -----------  -----------  -----------  -----------
Net income.............. $ 7,860,546  $10,223,583  $11,715,655  $ 2,366,703  $   655,615
                         ===========  ===========  ===========  ===========  ===========
Basic earnings per
 share.................. $      0.38  $      0.45  $      0.47  $      0.09  $      0.03
Weighted average shares
 outstanding............  20,426,482   22,633,972   25,028,786   24,953,371   25,172,300
Diluted earnings per
 share.................. $      0.38  $      0.43  $      0.45  $      0.09  $      0.02
Weighted average shares
 outstanding, including
 common equivalents.....  20,610,517   23,652,901   26,178,963   26,220,184   26,469,818

   The accompanying notes are an integral part of these financial statements.

                                MAY & SPEH, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             COMMON STOCK       ADDITIONAL
                          --------------------    PAID-IN     UNEARNED     RETAINED
                            SHARES     AMOUNT     CAPITAL   COMPENSATION   EARNINGS       TOTAL
BALANCE--SEPTEMBER 30,
 1994...................  20,465,737  $204,658  $ 1,525,927 $(11,362,877) $18,333,582  $ 8,701,290
 Net income for the year
  ended September 30,
  1995..................                                                    7,860,546    7,860,546
 ESOP compensation
  earned during the year
  ended September 30,
  1995..................                                       2,410,539                 2,410,539
 Dividends declared and
  paid..................                                       1,230,591   (2,545,332)  (1,314,741)
 Tax benefit of
  dividends paid on
  unallocated shares
  held by the ESOP......                                                      247,000      247,000
 Repurchases and
  retirement of common
  stock.................    (103,080)   (1,031)                              (259,340)    (260,371)
                          ----------  --------  ----------- ------------  -----------  -----------
BALANCE--SEPTEMBER 30,
 1995...................  20,362,657   203,627    1,525,927   (7,721,747)  23,636,456   17,644,263
 Net income for the year
  ended September 30,
  1996..................                                                   10,223,583   10,223,583
 ESOP compensation
  earned during the year
  ended September 30,
  1996 .................                                       2,375,923                 2,375,923
 Issuance of common
  stock warrants........                          1,300,000                              1,300,000
 Issuance of common
  stock.................   4,355,000    43,550   43,005,144                             43,048,694
 Exercise of stock
  options...............     216,497     2,165    1,136,620                              1,138,785
                          ----------  --------  ----------- ------------  -----------  -----------
BALANCE--SEPTEMBER 30,
 1996...................  24,934,154   249,342   46,967,691   (5,345,824)  33,860,039   75,731,248
 Net income for the year
  ended September 30,
  1997..................                                                   11,715,655   11,715,655
 ESOP compensation
  earned during the year
  ended September 30,
  1997 .................                                       2,375,923                 2,375,923
 Exercise of stock
  options...............     213,200     2,132    1,310,176                              1,312,308
                          ----------  --------  ----------- ------------  -----------  -----------
BALANCE--SEPTEMBER 30,
 1997...................  25,147,354   251,474   48,277,867   (2,969,901)  45,575,694   91,135,134
 Net income for three
  months ended December
  31, 1997 (unaudited)..                                                      655,615      655,615
 ESOP compensation
  earned during the
  three months ended
  December 31, 1997
  (unaudited)...........                                         593,979                   593,979
 Exercise of stock
  options (unaudited)...      72,500       725      459,189                                459,914
                          ----------  --------  ----------- ------------  -----------  -----------
BALANCE--DECEMBER 31,
 1997 (UNAUDITED).......  25,219,854  $252,199  $48,737,056 $ (2,375,922) $46,231,309  $92,844,642
                          ==========  ========  =========== ============  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                                MAY & SPEH, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    THREE MONTHS ENDED
                            FISCAL YEARS ENDED SEPTEMBER 30,           DECEMBER 31,
                           -------------------------------------  ------------------------
                              1995         1996         1997         1996         1997
                                                                        (UNAUDITED)
Cash flows from operating
 activities:
 Net income..............  $ 7,860,546  $10,223,583  $11,715,655  $ 2,366,703  $   655,615
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
   Depreciation and
    amortization.........    1,230,066    2,155,481    4,419,933      901,396    1,778,857
   Deferred income taxes.      492,000    2,172,000    4,727,000          --           --
   ESOP principal
    payments.............    2,410,539    2,375,923    2,375,923      593,980      593,979
   Changes in assets and
    liabilities, net of
    effect from purchase
    of GIS Information
    Systems, Inc. &
    Credit Strategy
    Management
     Accounts receivable,
      net................     (879,246)  (3,130,272)  (7,566,277)   3,245,691   (1,378,116)
     Prepaid expenses and
      other current
      assets.............     (196,743)  (1,312,277)  (3,336,433)     656,124   (4,224,846)
     Income taxes
      payable/refundable.     (599,526)  (2,330,001)  (2,750,600)         --           --
     Accounts payable and
      accrued expenses...    2,558,198   (1,672,404)   4,065,082   (1,113,982)    (534,715)
     Other...............      553,996     (125,673)    (108,597)    (148,372)    (399,395)
                           -----------  -----------  -----------  -----------  -----------
      Net cash provided
       by (used in)
       operating
       activities........   13,429,830    8,356,360   13,541,686    6,501,540   (3,508,621)
                           -----------  -----------  -----------  -----------  -----------
Cash flows from investing
 activities:
 Proceeds from sale of
  property...............          --           --    12,215,528          --           --
 Purchases of property
  and equipment..........   (6,918,157)  (5,189,216) (19,292,880)    (948,384)  (1,978,511)
 Purchases of marketable
  securities.............     (647,530) (31,365,521) (13,442,385)  (6,861,098)         --
 Sales of marketable
  securities.............    1,575,166   12,919,913   13,360,869    2,232,339    7,519,593
 Software development
  costs capitalized
  including related
  equipment..............   (1,227,969)  (3,990,359)  (7,087,047)  (1,658,479)         --
 Acquisition of GIS
  Information Systems,
  Inc., and Credit
  Strategy Management....          --   (16,148,513)  (3,235,734)         --           --
 Other...................     (106,114)     (74,000)     (74,000)     (31,362)     (18,500)
                           -----------  -----------  -----------  -----------  -----------
      Net cash (used in)
       provided by
       investing
       activities........   (7,324,604) (43,847,696) (17,555,649)  (7,266,984)   5,522,582
                           -----------  -----------  -----------  -----------  -----------
Cash flows from financing
 activities:
 Capital lease principal
  payments...............          --    (1,851,062)  (1,890,175)    (288,211)    (544,699)
 Proceeds from line of
  credit.................   (1,250,000)         --           --           --           --
 Proceeds from long-term
  obligations............   12,000,000          --           --           --           --
 Repayments of long-term
  obligations............  (10,266,987)  (3,161,105)  (3,917,211)    (635,268)    (793,980)
 Dividends paid, net of
  related ESOP
  remittance.............   (1,314,741)         --           --           --           --
 Issuance of common
  stock..................          --    43,048,995          --           --           --
 Exercise of stock
  options................          --     1,138,785    1,312,308      141,667      459,914
 Repurchases of common
  stock..................     (202,478)         --           --           --           --
                           -----------  -----------  -----------  -----------  -----------
      Net cash provided
       by (used in)
       financing
       activities........   (1,034,206)  39,175,613   (4,495,078)    (781,812)    (878,765)
                           -----------  -----------  -----------  -----------  -----------
      Net change in cash
       and cash
       equivalents.......    5,071,020    3,684,277   (8,509,041)  (1,547,256)   1,135,196
Cash and cash
 equivalents:
 Beginning of period.....    1,642,561    6,713,581   10,397,858   10,397,858    1,888,817
                           -----------  -----------  -----------  -----------  -----------
 End of period...........  $ 6,713,581  $10,397,858  $ 1,888,817  $ 8,850,602  $ 3,024,013
                           ===========  ===========  ===========  ===========  ===========
Supplemental cash flow
 information:
 Cash paid during the
  period for:
   Interest..............  $ 1,665,000  $ 1,843,000  $ 2,618,000  $   495,712  $   806,967
                           ===========  ===========  ===========  ===========  ===========
   Income taxes..........  $ 5,155,000  $ 5,770,773  $ 5,250,000  $       --   $       --
                           ===========  ===========  ===========  ===========  ===========
 Non-cash
  financing/investing
  activities:
   Acquisition of
    property and
    equipment under
    capital leases.......  $   342,000  $11,373,000  $15,321,000  $   382,460  $       --
                           ===========  ===========  ===========  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                               MAY & SPEH, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

  May & Speh, Inc. ("May & Speh" or the "Company") is a provider of computer-based information management services primarily for clients with significant direct marketing requirements. The Company provides direct marketing services including database creation, data warehousing, predictive behavioral modeling list processing and data enhancement. The Company also provides information technology outsourcing services.

  In December 1995, the Company effected a 12-for-one stock split. The accompanying financial statements and related notes thereto have been restated to reflect the 12-for-one stock split for all periods presented.

 CASH AND CASH EQUIVALENTS

  The Company considers highly liquid investments with an original maturity of 90 days or less as cash equivalents.

 REVENUE RECOGNITION

  Revenue is recognized as services are performed. Direct marketing services revenues are generally determined based upon the number of records processed and are recognized as such processes are completed. Information technology outsourcing services revenues are recognized based upon the amount of computer time used. Unbilled accounts receivable consist primarily of services performed which are billable upon project completion or upon occurrence of other specified events. Unbilled accounts receivable are generally billed within 90 days of income recognition. Accounts receivable are unsecured.

 MARKETABLE SECURITIES

  Investments are stated at cost, which approximates fair market value; gains and losses are recognized in the period realized. The Company has classified its marketable securities as available for sale.

 PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are recorded at cost. Betterments are capitalized; repairs and maintenance are expensed as incurred. Depreciation is computed using straight-line and accelerated methods over the estimated economic lives of the related assets as follows:

      Computers and related equipment..........................  5 to 10 years
      Building and improvements................................ 10 to 31.5 years
      Office furniture and equipment........................... 12 years
      Automobiles..............................................  5 years

 CAPITALIZED SOFTWARE COSTS

  Development costs for software to be sold or leased to third parties is expensed as incurred until such time as technological feasibility is established. Upon establishment of technological feasibility, future costs are capitalized until the product is available for general release to clients. Amortization of capitalized software costs is the greater of the amount computed using (a) the ratio that current gross revenues for a product bear to the total current and future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product of five to seven years. It is reasonably possible that those estimates of anticipated future gross revenues, the remaining estimated economic life of the product or both will be reduced in the future. In addition, software costs are generally subject to technological obsolescence in the future.

                               MAY & SPEH, INC.

 RESEARCH AND DEVELOPMENT COSTS

  The Company expenses research and development costs incurred until technological feasibility is established. For the years ended September 30, 1995, 1996 and 1997, the Company expensed $1,860,055, $2,486,247 and
$3,425,750, respectively, as research and development costs. Research and development costs are primarily wages and benefits for staff and are reflected as such in the accompanying financial statements.

 INCOME TAXES

  The Company uses the asset and liability approach under which deferred income taxes are provided for temporary differences between the financial reporting and income tax bases of assets and liabilities based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

 EMPLOYEE STOCK OWNERSHIP PLAN

  Effective October 1, 1988, the Company established the May & Speh, Inc. Employee Stock Ownership Plan (the ESOP) for the benefit of substantially all of the Company's employees. The Company borrowed $22,500,000 from a bank (the ESOP Loan) and loaned the proceeds to the ESOP for the purpose of providing the ESOP sufficient funds to purchase 9,887,340 shares (then 43.11%) of the Company's common stock at $2.28 per share.

  The ESOP's obligation to the Company, which is evidenced by a note (the ESOP
Note), was initially recorded as unearned compensation (a direct reduction to shareholders' equity) and is expensed ratably as the ESOP Note is repaid. The ESOP Note, which contains provisions substantially similar to the Company's obligation to the bank, is secured by the unallocated ESOP shares which are released from suspense and allocated to participants as principal is repaid. The terms of the ESOP agreement require the Company to make minimum contributions sufficient to meet the ESOP's debt service obligations.

 GOODWILL

  In connection with its acquisition of GIS Information Systems, Inc. ("GIS") in July 1996, the Company recorded goodwill of $16,970,000. An additional $2,416,000 was recorded during the year ended September 30, 1997 related to incentive payments and estimated costs to be incurred in consolidating GIS's operations. The Company also recorded goodwill of $1,295,000 related to its acquisition of Credit Strategy Management, Inc. ("CSM") in 1997. Total goodwill aggregated $20,681,000 at September 30, 1997. Accumulated amortization totaled $106,000 and $582,000 at September 30, 1996 and 1997, respectively. Goodwill is amortized using the straight line method over a 40-year period for financial reporting purposes.

  The Company reviews the carrying value of goodwill and other long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. This review is performed by comparing estimated undiscounted future cash flows from use of the asset to the recorded value of the asset.

 OTHER ASSETS

  Other assets include cash surrender value of life insurance policies, deposits and capitalized software costs. Capitalized software costs of $5,218,000, and $12,305,000 are included in other assets as of September 30, 1996 and 1997, respectively. Amortization of such costs will commence when the product is available for general release to clients.

                               MAY & SPEH, INC.

 SIGNIFICANT CLIENTS

  Sears, Roebuck and Co. accounted for 17.1%, 17.6% and 18.9%, of the Company's net revenues in fiscal 1995, 1996, and 1997, respectively. Capital One Bank accounted for 10.6% of the Company's revenue in fiscal 1995.

 PER SHARE INFORMATION

  The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128) during the first quarter of fiscal 1998. SFAS 128 requires presentation of both basic EPS and diluted EPS on the face of the income statement. Basic EPS is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during a period. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased under the treasury stock method from exercise of stock options. All per share information in the Company's financial statements has been restated to conform to the provisions of SFAS 128.

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amount reported in the consolidated balance sheets for cash, marketable securities, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The recorded value of long-term debt is estimated to approximate fair value due to the interest rates incurred by the Company on such debt.

 NEW ACCOUNTING PRONOUNCEMENTS

  SFAS No. 130, "Reporting Comprehensive Income," issued in June 1997, will require the Company to disclose, in financial statement format, all non-owner changes in equity. Such changes include, for example, cumulative foreign currency translation adjustments, certain minimum pension liabilities and unrealized gains and losses on available-for-sale securities. This Statement is effective for fiscal years beginning after December 15, 1997 and requires presentation of prior period financial statements for comparability purposes. The Company expects to adopt this Statement beginning with its financial statements for the year ending September 30, 1999. Adoption of this statement is not expected to have a material impact on the Company's financial statements.

  SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," issued in June 1997, establishes standards for reporting information about operating segments in annual financial statements and interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major clients. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company expects to adopt this Statement in its financial statements for the year ending September 30, 1999.

                               MAY & SPEH, INC.

 UNAUDITED INTERIM FINANCIAL INFORMATION

  The unaudited interim information as of December 31, 1997 and for the quarter then ended and for each of the fiscal quarters in the years ended September 30, 1997 and 1996 has been prepared from the unaudited financial records of the Company and, in the opinion of management, reflects all adjustments necessary for a fair presentation of the financial position and results of operations and of cash flows for the respective interim periods. All adjustments were of a normal and recurring nature.

NOTE 2--MARKETABLE SECURITIES

  The Company's marketable securities as of September 30, 1997 and 1996 are summarized as follows:

                                                     SEPTEMBER 30, 1997
                                            ------------------------------------
                                                            FAIR     UNREALIZED
      CLASS OF SECURITY                     COST BASIS  MARKET VALUE GAIN (LOSS)
      Municipal bonds...................... $18,415,793 $18,700,051   $284,258
      Equities and mutual funds............   2,000,000   2,000,000        --
                                            ----------- -----------   --------
                                            $20,415,793 $20,700,051   $284,258
                                            =========== ===========   ========
                                                     SEPTEMBER 30, 1996
                                            ------------------------------------
                                                            FAIR     UNREALIZED
      CLASS OF SECURITY                     COST BASIS  MARKET VALUE GAIN (LOSS)
      Municipal bonds...................... $18,740,278 $18,873,348   $133,070
      Equities and mutual funds............   1,594,000   1,594,000        --
                                            ----------- -----------   --------
                                            $20,334,278 $20,467,348   $133,070
                                            =========== ===========   ========

  The Company determines the cost basis of its marketable securities using the specific identification method. The net unrealized gain relating to marketable securities is not significant and has not been reflected in the accompanying financial statements. The Company's investments in municipal bonds generally mature in one to three years.

NOTE 3--ACCOUNTS RECEIVABLE

  Accounts receivable are summarized as follows:

                                                            SEPTEMBER 30,
                                                       ------------------------
                                                          1996         1997
      Trade accounts receivable:
        Billed........................................ $19,289,683  $21,657,013
        Unbilled......................................   2,066,412    4,817,056
                                                       -----------  -----------
                                                        21,356,095   26,474,069
      Less--Allowance for doubtful accounts...........    (353,000)    (330,000)
                                                       -----------  -----------
                                                        21,003,095   26,144,069
      Other accounts receivable.......................         --     2,425,303
                                                       -----------  -----------
                                                       $21,003,095  $28,569,372
                                                       ===========  ===========

NOTE 4--PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are summarized as follows:

                                                           SEPTEMBER 30,
                                                      -------------------------
                                                         1996          1997
      Building and improvements...................... $11,297,039  $ 12,814,033
      Computers and related equipment................  20,584,392    36,476,595
      Office furniture and equipment.................   3,361,864     5,488,584
      Automobiles....................................     190,452       168,789
                                                      -----------  ------------
                                                       35,433,747    54,948,001
      Less--Accumulated depreciation.................  (9,347,242)  (10,754,380)
                                                      -----------  ------------
                                                       26,086,505    44,193,621
      Land and land improvements.....................   6,203,241     6,034,819
                                                      -----------  ------------
                                                      $32,289,746  $ 50,228,440
                                                      ===========  ============

                               MAY & SPEH, INC.

  Assets under capital lease had an initial value of $11,716,000 and $26,770,978, and accumulated amortization of $362,000 and $1,618,081, at September 30, 1996 and 1997, respectively. As of September 30, 1996 all assets under capital leases were computer and related equipment. As of September 30, 1997, $9,103,562 related to buildings and improvements, $5,835,060 related to land and $11,832,356 related to computers and related equipment. The amortization of these capitalized assets is included in depreciation expense for the years ended September 30, 1995, 1996 and 1997.

NOTE 5--INCOME TAXES

  The Company's provision for income taxes is summarized as follows:

                                                      FOR THE YEARS ENDED
                                                         SEPTEMBER 30,
                                                --------------------------------
                                                   1995       1996       1997
      Current:
        Federal................................ $3,359,000 $3,125,000 $2,121,200
        State..................................    814,000    762,000    334,200
                                                ---------- ---------- ----------
                                                 4,173,000  3,887,000  2,455,400
                                                ---------- ---------- ----------
      Deferred:
        Federal................................    399,000  2,081,000  4,143,000
        State..................................     93,000    306,000    584,000
                                                ---------- ---------- ----------
                                                   492,000  2,387,000  4,727,000
                                                ---------- ---------- ----------
                                                $4,665,000 $6,274,000 $7,182,400
                                                ========== ========== ==========

  The Company's deferred income tax asset (liability) balances are summarized as follows:

                                                            SEPTEMBER 30,
                                                       ------------------------
                                                          1996         1997
      ESOP expenses................................... $   144,000  $   128,000
      Allowance for doubtful accounts.................     138,000      129,000
      Accrued expenses................................     433,000      643,000
      Deferred charges................................     155,000          --
      Non-compete agreement...........................     263,000      242,000
      Other...........................................         --        30,000
                                                       -----------  -----------
          Gross deferred tax assets...................   1,133,000    1,172,000
                                                       -----------  -----------
      Depreciation....................................  (1,104,000)  (3,656,000)
      Software development costs capitalized..........  (2,035,000)  (4,799,000)
      Capital lease payment...........................    (545,000)         --
      Goodwill........................................     (69,000)    (173,000)
      Other...........................................    (109,000)         --
                                                       -----------  -----------
          Gross deferred tax liabilities..............  (3,862,000)  (8,628,000)
                                                       -----------  -----------
      Net deferred taxes.............................. $(2,729,000) $(7,456,000)
                                                       ===========  ===========

  A reconciliation of the statutory federal income tax rate to the Company's effective tax rate is as follows:

                                                               FOR THE YEARS
                                                                   ENDED
                                                               SEPTEMBER 30,
                                                               ----------------
                                                               1995  1996  1997
      Income taxes at federal statutory rate..................  34%   34%   34%
      State taxes, net of federal benefit.....................   5     5     5
      Dividends paid on allocated shares held by ESOP.........  (2)  --    --
      Municipal bond interest income.......................... --     (1)   (1)
                                                               ---   ---   ---
                                                                37%   38%   38%
                                                               ===   ===   ===

                               MAY & SPEH, INC.

NOTE 6--LINE OF CREDIT AND LONG-TERM DEBT

  Effective May 16, 1994, the Company entered into a line of credit agreement with a bank under which the Company may borrow up to $2,000,000 with interest payable at the bank's prime rate (8.5% at September 30, 1996 and 1997). This loan is payable on demand and is secured by substantially all of the assets of the Company. No amounts were outstanding under this agreement as of September 30, 1996 and 1997.

  Long-term debt is summarized as follows:

                                                            SEPTEMBER 30,
                                                       ------------------------
                                                          1996         1997
      ESOP loan....................................... $ 5,345,823  $ 2,969,901
      Term loan.......................................  11,200,000   10,200,000
      Capital lease obligations.......................   9,975,431   23,687,510
      Deferred acquisition payments...................   1,000,000      500,000
      Other...........................................      59,218          --
                                                       -----------  -----------
                                                        27,580,472   37,357,411
      Less--Current maturities........................  (5,329,670)  (5,810,927)
                                                       -----------  -----------
                                                       $22,250,802  $31,546,484
                                                       ===========  ===========

 ESOP LOAN

  Effective November 10, 1988, the Company entered into a $22,500,000 term loan agreement with a bank (the ESOP Loan). Under the terms of the agreement, the Company must make quarterly payments of principal (in varying amounts as summarized below) plus interest. This interest rate is subject to adjustments based upon changes in federal and state tax rates or changes in the proportion of the bank's income from this loan which is includable in gross income for federal income tax purposes.

  Amounts outstanding under the ESOP Loan are collateralized by the ESOP Note, an assignment of the pledge agreement between the Company and the ESOP (whereby the ESOP pledged the unallocated ESOP Shares as collateral for the ESOP Note) and a security interest in all assets of the Company.

  The ESOP Loan contains certain restrictive covenants that, among other things, limit capital expenditures, additional indebtedness, certain investments, the repurchase of common stock and the payment of dividends and require the Company to maintain certain working capital and other financial measures. The Company was in violation of certain of these restrictive covenants as of September 30, 1996 and 1997 and waivers of such violations were received from the bank.

  On September 28, 1995, the Company's Board of Directors declared and paid a $0.125 per share dividend. The portion of this dividend which was paid on shares held by the ESOP (unallocated and allocated) was used to prepay $1,231,000 of the ESOP Note and, accordingly, the Company prepaid, without penalty, $1,231,000 of the variable rate portion of the ESOP Loan.

 CAPITAL LEASE OBLIGATIONS

  The Company entered into a sale-leaseback agreement with a third party selling the existing building and land, including 10.4 acres located adjacent to the existing building that will be used to build a new 200,000 square foot building. The Company has entered into a 20-year lease with the third party on the existing building, and it has also entered into a 20-year lease for the new 200,000 square foot building currently under construction on the property adjacent to the Company's executive offices. The lease commences upon completion of the

                               MAY & SPEH, INC.

building expected in September 1998, and is classified as a capital lease. The existing building and land were sold at their book value of approximately $12.2 million. The interest rate implicit in the Company's capital leases approximates 8%.

 TERM LOAN

  During fiscal 1995, the Company entered into a $12,000,000 credit facility to finance the expansion of the Company's facilities. The credit facility requires quarterly principal payments of $200,000 plus interest at 8.5% (fixed rate) with the balance to be paid in 2005. This credit facility contains certain restrictive covenants that limit capital expenditures, limit additional indebtedness, restrict certain investments, restrict the repurchase of common stock and limit the payment of dividends. This debt agreement was amended during fiscal 1996 to allow the acquisition of GIS Information Systems, Inc. (see Note 10). The Company is also required to maintain working capital and other financial measures. The Company was in violation of certain of these restrictive covenants as of September 30, 1996 and 1997. Waivers of such violations were received from the bank.

 SUMMARY OF MATURITIES

  A summary of principal maturities relating to long-term obligations is as follows:

                                                                    DEFERRED
         FISCAL YEAR ENDING                              CAPITAL   ACQUISITION
            SEPTEMBER 30,       ESOP LOAN   TERM LOAN    LEASES      PAYMENT     TOTALS
        1998..................  $2,375,922 $   800,000 $ 2,135,005  $500,000   $ 5,810,927
        1999..................     593,979     800,000   2,471,338               3,865,317
        2000..................                 800,000   2,692,799               3,492,799
        2001..................                 800,000   2,934,111               3,734,111
        2002..................                 800,000     547,497               1,347,497
        Thereafter............               6,200,000  12,906,760              19,106,760
                                ---------- ----------- -----------  --------   -----------
                                $2,969,901 $10,200,000 $23,687,510  $500,000   $37,357,411
                                ========== =========== ===========  ========   ===========

NOTE 7--COMMITMENTS AND CONTINGENCIES

  The Company currently leases warehouse and office space in the metropolitan Chicago area under the terms of operating leases expiring on various dates through August 2002. The Company also leases certain computer and other office equipment under the terms of operating leases.

  The aggregate future minimum lease commitments under these operating leases are as follows:

      FISCAL YEAR ENDING
       SEPTEMBER 30,
        1998.......................................................  $10,611,508
        1999.......................................................    8,459,609
        2000.......................................................    6,886,069
        2001.......................................................    4,365,069
        2002 and thereafter........................................  $ 1,269,069

  Total rental expense for the years ended September 30, 1995, 1996 and 1997, under the operating leases approximated $8,644,000, $11,711,000 and $11,511,000 respectively.

NOTE 8--STOCKHOLDERS' EQUITY

  On March 29, 1996, the Company completed an initial public offering of 3,350,000 shares of its common stock, par value $.01 per share. Certain stockholders of the Company sold an additional 3,350,000 shares of

                               MAY & SPEH, INC.

common stock in the offering. In addition, on April 24, 1996, the Company completed the offering of an additional 1,005,000 shares of common stock that were subject to an over-allotment option granted to the underwriters of the initial public offering. The net proceeds to the Company were approximately $43,500,000 after deducting underwriting discounts and offering expenses.

  A summary of share transactions within the ESOP is as follows:

                                         FOR THE YEARS ENDED SEPTEMBER 30,
                         -----------------------------------------------------------------------
                                 1995                     1996                    1997
                         ----------------------  -----------------------  ----------------------
                         UNALLOCATED  ALLOCATED  UNALLOCATED  ALLOCATED   UNALLOCATED  ALLOCATED
Shares
  Beginning of year.....  5,070,900   4,796,904   3,445,788    6,398,941   2,403,717   5,963,115
  Released and
   allocated............ (1,625,112)  1,625,112  (1,042,071)   1,042,071  (1,098,631)  1,098,631
  Distributed to
   participants.........                (23,075)                  (1,188)               (162,566)
  Sold in Offering......                                      (1,476,709)
                         ----------   ---------  ----------   ----------  ----------   ---------
  End of year...........  3,445,788   6,398,941   2,403,717    5,963,115   1,305,086   6,899,180
                         ==========   =========  ==========   ==========  ==========   =========

NOTE 9--STOCK OPTION PLANS

  Effective September 30, 1994, the Company established the 1994 Executive Stock Option Plan ("the 1994 plan"). The Company has established the 1995 Key Employee Stock Option Plan ("the 1995 plan"), as amended and restated August 8, 1996. Under the terms of the 1994 plan, the Compensation Committee (the Committee) of the Company's Board of Directors may grant options for the purchase of up to 3,600,000 shares of the Company's common stock with exercise prices and vesting requirements at the sole discretion of the Committee. The Committee may grant options for the purchase of up to 2,000,000 shares of common stock under the terms of the 1995 plan.

  During fiscal 1995, 1996 and 1997, the Company granted options to purchase 2,202,000, 1,082,200, and 1,305,200 shares of common stock respectively, at the estimated fair market value at the date of grant to certain employees. The exercise price of these options ranged from $2.08 to $19.88 per share. Options to purchase 600,000 shares and 72,000 shares were canceled by the Company in fiscal 1995 and fiscal 1997, respectively. No options were canceled in fiscal 1996. There were no options which expired or were exercised during fiscal 1995. In fiscal 1996, 216,497 options were exercised at a weighted-average exercise price of $2.08. In fiscal 1997, 213,200 options were exercised at a weighted-average exercise price of $2.15.

  As of September 30, 1997, options to purchase the Company's common stock were outstanding as follows:

                                            SHARES   WEIGHTED-AVERAGE  OPTION
                                          UNDERLYING    PER SHARE      SHARES
                 DATE OF GRANT             OPTIONS    EXERCISE PRICE   VESTED
      October 1, 1994-June 1, 1995....... 1,700,303       $2.13       1,249,200
      February 1, 1996-September 23,
       1996.............................. 1,082,200        7.78         216,400
      December 24, 1996-August 4, 1997... 1,305,200        9.10             --
                                          ---------                   ---------
                                          4,087,703                   1,465,600
                                          =========                   =========

  Generally, these options vest and become exercisable in five equal annual increments beginning one year after the issue date and expire 10 years after the issue date.

  The weighted-average fair value of options at date of grant was $5.86 in fiscal 1997 and $6.03 in fiscal 1996. These values were determined by the Black-Scholes model with the following weighted-average

                               MAY & SPEH, INC.

assumptions for fiscal 1997 and 1996, respectively: interest rate of 6.63% and 6.08%; volatility of 46% and 45%; no annual dividends; and an expected life of 8 years for both fiscal years.

  The Company generally recognizes no compensation expense with respect to awards of stock options since the exercise price of the common stock options awarded are equal to the fair market value of the underlying security on the date of grant. If the Company adopted Statement of Financial Accounting Standard Number 123 with respect to stock options, net income would have been $10,433,192 in fiscal 1997 and $9,788,696 in fiscal 1996. Basic and diluted earnings per share would have been $0.42 and $0.40 in fiscal 1997, respectively, and $0.43 and $0.41 in fiscal 1996, respectively. The pro forma effect on net income and earnings per share for fiscal 1997 and 1996 is not representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to September 30, 1995.

NOTE 10--ACQUISITIONS

  Effective February 3, 1997, the Company acquired the assets of Credit Strategy Management, Inc. for $1.4 million cash. Credit Strategy Management, Inc. provides modeling and analysis services and is located in Atlanta, Georgia. Approximately $1.3 million of the purchase price was allocated to goodwill, which is amortized using the straight line method over a 40-year period. The acquisition has been accounted for under the purchase method of accounting.

  Effective July 1, 1996, the Company acquired all of the outstanding capital stock of GIS Information Systems, Inc. ("GIS") for $16,148,000 in cash, guaranteed deferred payments totaling $1,000,000, common stock warrants to purchase 180,000 shares of the Company's common stock at $16.51 per share and certain contingent payments. In connection with the acquisition, liabilities were assumed as follows:

      Fair value of assets acquired................................ $20,606,581
      Issuance of common stock warrants............................   1,300,000
      Cash paid for common stock...................................  16,148,513
                                                                    -----------
          Liabilities assumed...................................... $ 3,158,068
                                                                    ===========

  GIS was a provider of data processing outsourcing services and was based in Oak Brook, Illinois.

  The fair value of the warrant to purchase 180,000 shares (which are fully vested and expire on July 18, 2001) of the Company's common stock approximated $1,300,000, and is included in part in capital as of September 30, 1996 and 1997. A payment of $1,050,000 was made based upon an earn-out provision for the period July 1, 1996 through June 30, 1997. A similar additional payment is expected based on an earn-out provision for the period July 1, 1997 through June 30, 1998. Payments made under these earn-out provisions are reflected as an increase in goodwill. The Company reserved $1,350,000 in the first quarter of fiscal 1997 related to costs incurred in consolidating GIS operations. These costs were paid during fiscal 1997 and primarily consisted of rental commitments for property having no future economic value to the Company. The amount reserved was also included as a component of goodwill.

  The acquisition has been accounted for under the purchase method of accounting. Accordingly, the purchase price was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the net assets acquired was allocated to goodwill. This goodwill is amortized using the straight line method over a 40-year period for financial reporting purposes.

  The following unaudited pro forma financial information presents the results of operations of the Company and the acquired business as if the acquisitions had occurred at the beginning of fiscal 1996. The pro forma

                               MAY & SPEH, INC.

information is based on historical results of operations and does not necessarily reflect the actual results that would have occurred, nor is it necessarily indicative of future results of operations of the combined enterprises:

                                                           1995        1996
      Net Revenues..................................... $73,454,000 $86,696,000
      Net Income.......................................   9,096,000  11,217,000
      Basic earnings per share......................... $      0.45 $      0.50
      Diluted earnings per share.......................        0.44        0.47

NOTE 11--SUBSEQUENT EVENT--RESTRUCTURING CHARGE

  In October 1997, the Company announced a one-time, pre-tax charge of approximately $4.7 million ($2.9 million after-tax) in the first quarter of fiscal 1998, which represents the present value of payments under existing contracts with prior members of management.

NOTE 12--SUBSEQUENT EVENT--EARNINGS PER SHARE


  The following is a reconciliation of the numerators and denominators for the computations of basic and diluted EPS:

                                                FOR THE FISCAL YEARS ENDED
                                                       SEPTEMBER 30,
                                            -----------------------------------
                                               1995        1996        1997
Basic EPS computation
Numerator.................................. $ 7,860,546 $10,223,583 $11,715,655
Denominator:
  Weighted average shares outstanding......  20,426,482  22,633,972  25,028,786
                                            ----------- ----------- -----------
Basic EPS.................................. $      0.38 $      0.45 $      0.47
                                            =========== =========== ===========
Diluted EPS computation
Numerator.................................. $7,860,546  $10,223,583 $11,715,655
Denominator:
  Weighted average shares outstanding......  20,426,482  22,633,972  25,028,786
  Common stock equivalent of stock options.     184,035   1,018,929   1,150,177
                                            ----------- ----------- -----------
Total shares...............................  20,610,517  23,652,901  26,178,963
                                            ----------- ----------- -----------
Diluted EPS................................ $      0.38 $      0.43 $      0.45
                                            =========== =========== ===========

  The weighted-average of securities that could potentially dilute basic EPS in the future that were not included in the fiscal 1996 and 1997 computations of diluted EPS was 102,857 and 569,611 shares, respectively. These securities were not included in the diluted EPS calculation because to do so would have been antidilutive for the periods presented. No securities were excluded from the 1995 calculation of diluted EPS.

                                MAY & SPEH, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)
NOTE 13--QUARTERLY FINANCIAL DATA (UNAUDITED)

  Summarized unaudited quarterly data for the years ended September 30, 1996 and 1997 are as follows:

                                 1ST QUARTER 2ND QUARTER 3RD QUARTER 4TH QUARTER
                                 ----------- ----------- ----------- -----------
1996
  Net Revenues.................. $16,043,616 $19,132,514 $19,997,045 $22,049,785
  Operating Income..............   3,070,007   4,153,782   4,854,828   4,946,540
  Net Income....................   1,661,403   2,368,722   3,067,002   3,126,456
  Basic Earnings Per Share...... $      0.08 $      0.12 $      0.12 $      0.13
  Diluted Earnings Per Share....        0.08        0.11        0.12        0.12
1997
  Net Revenue................... $21,228,730 $21,692,905 $23,625,454 $25,910,199
  Operating Income..............   4,090,380   4,347,052   5,347,905   6,677,291
  Net Income....................   2,366,703   2,419,205   3,087,366   3,842,381
  Basic Earnings Per Share...... $      0.09 $      0.10 $      0.12 $      0.15
  Diluted Earnings Per Share....        0.09        0.09        0.12        0.15

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NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-
TION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPEC-TUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RE-LIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL
OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEI-THER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                --------------

                               TABLE OF CONTENTS

                                                                            PAGE
Prospectus Summary........................................................    3
Risk Factors..............................................................    8
Safe Harbor for Forward-Looking Statements................................   12
Use of Proceeds...........................................................   13
Capitalization............................................................   13
Price Range of Common Stock...............................................   14
Dividend Policy...........................................................   14
Selected Financial, Operating and Other Data..............................   15
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   16
Business..................................................................   23
Management................................................................   31
Principal Stockholders....................................................   33
Selling Stockholders......................................................   34
Description of Capital Stock..............................................   35
Underwriting..............................................................   39
Legal Matters.............................................................   41
Experts...................................................................   41
Additional Information....................................................   41
Incorporation of Certain Documents by Reference...........................   41
Index to Financial Statements.............................................  F-1

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                                4,000,000 SHARES

                                      LOGO

                                  COMMON STOCK

                                --------------

                                   PROSPECTUS

                                --------------

                          DONALDSON, LUFKIN & JENRETTE
          SECURITIES
          CORPORATION
                              MERRILL LYNCH & CO.
                             ABN AMRO INCORPORATED
                            PAINEWEBBER INCORPORATED

                                 MARCH 20, 1998

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